FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207677-05

May 12, 2017

Free Writing Prospectus

Structural and Collateral Term Sheet

$959,131,421

(Approximate Mortgage Pool Balance)

$826,272,000

(Offered Certificates)

GS Mortgage Securities Trust 2017-GS6

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2017-GS6

Goldman Sachs Mortgage Company

As Sponsor and Mortgage Loan Seller

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC

Lead Manager and Sole Bookrunner

Academy Securities	Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-207677) (the “Preliminary Prospectus”) dated May 12, 2017. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Academy Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE AND RETAINED INTEREST SUMMARY

CERTIFICATE SUMMARY OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$ 15,431,000	30.000%	[ ]%	(5)	3.00	06/17 – 05/22
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$ 250,000,000	30.000%	[ ]%	(5)	9.57	09/26 – 03/27
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$ 359,651,000	30.000%	[ ]%	(5)	9.83	03/27 – 04/27
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$ 29,390,000	30.000%	[ ]%	(5)	7.18	05/22 – 09/26
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$ 738,619,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$ 87,653,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class A-S	Aa2(sf) / AAAsf / AAA(sf)	$ 84,147,000	21.000%	[ ]%	(5)	9.93	04/27 – 05/27
Class B	NR / AA-sf / AA-(sf)	$ 45,579,000	16.125%	[ ]%	(5)	9.94	05/27 – 05/27
Class C	NR / A-sf / A-(sf)	$ 42,074,000	11.625%	[ ]%	(5)	9.94	05/27 – 05/27

NON-OFFERED CERTIFICATES
Non- Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D(8)	NR / BBB-sf / BBB-(sf)	$ 46,748,000	6.625%	[ ]%	(5)	9.94	05/27 – 05/27
Class X-D(8)	NR / BBB-sf / BBB-(sf)	$ 46,748,000(6)	N/A	[ ]%	Variable IO(7)	N/A	N/A
Class E(8)	NR / BBsf / BB-(sf)	$ 17,530,000	4.750%	[ ]%	(5)	9.94	05/27 – 05/27
Class F(8)	NR / B-sf / B-(sf)	$ 10,518,000	3.625%	[ ]%	(5)	9.94	05/27 – 05/27
Class G(8)	NR / NR / NR	$ 33,893,308	0.000%	[ ]%	(5)	9.94	05/27 – 05/27
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA” and together with Moody’s and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The related Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such Class X certificates may not be issued on the closing date of this securitization.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, are represented in the aggregate. The retained interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described in “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	For each distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE AND RETAINED INTEREST SUMMARY (continued)

(6)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”), will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related certificates”) indicated below.

Class	Related Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D certificates

(7)	The pass-through rate of each of the Class X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates as applicable) of the related certificate for that distribution date, as described in the Preliminary Prospectus.

(8)	The initial certificate balance of each of the Class D, Class E, Class F and Class G certificates and the initial notional amount of the Class X-D certificates is subject to change based on final pricing of all certificates and the final determination of the Class E, Class F and Class G certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser as part of the sponsor’s satisfaction of its U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

RETAINED INTEREST SUMMARY

Non-Offered Eligible Vertical Interest	Approximate Initial Retained Interest Balance	Approximate Initial Retained Interest Rate	Retained Interest Rate Description	Wtd. Avg. Life (Yrs)(1)	Principal Window(1)
Retained Interest	$ 24,170,112	[ ]%	(2)	9.60	06/17 – 05/27

(1)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the retained interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(2)	Although it does not have a specified pass-through rate, the effective retained interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$959,131,421
Number of Mortgage Loans	33
Number of Mortgaged Properties	73
Average Cut-off Date Mortgage Loan Balance	$29,064,589
Weighted Average Mortgage Interest Rate	4.4013%
Weighted Average Remaining Term to Maturity (months)	118
Weighted Average Remaining Amortization Term (months)(3)	360
Weighted Average Cut-off Date LTV Ratio(4)	57.1%
Weighted Average Maturity Date LTV Ratio(5)	52.7%
Weighted Average Underwritten Debt Service Coverage Ratio(6)	2.38x
Weighted Average Debt Yield on Underwritten NOI(7)	11.9%
% of Mortgage Loans with Mezzanine Debt(8)	9.96%
% of Mortgage Loans with Subordinate Debt(9)	9.96%
% of Mortgage Loans with Preferred Equity	7.5%
% of Mortgage Loans with Single Tenants	28.1%

(1)	Each of the nine mortgage loans, representing approximately 61.4% of the initial pool balance, listed in the “Companion Loan Summary” table below has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to one mortgage loan, representing approximately 9.96% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Companion Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest-only for the entire term and the U.S. Industrial Portfolio Whole Loan, which requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which, in certain cases, may reflect a portfolio premium valuation). With respect to one mortgage loan, representing approximately 1.0% of the initial pool balance, the Cut-off Date LTV Ratio was calculated using a hypothetical “as-is” appraised value assuming certain tenant improvements, leasing commissions and free rent have been paid. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.2%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(5)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to six mortgage loans, representing approximately 26.6% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 53.5%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

(6)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the U.S. Industrial Portfolio mortgage loan, representing approximately 7.5% of the initial pool balance, which requires monthly debt service payments on the U.S. Industrial Portfolio Whole Loan of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period, the respective Underwritten Debt Service Coverage Ratio is calculated based on the debt service for the 12-month period commencing June 6, 2017. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

(8)	The 1999 Avenue of the Stars mortgage loan has an additional existing subordinate mezzanine loan held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrower with an outstanding principal balance of $71,120,923 made to the direct parent of the mezzanine borrower. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	The 1999 Avenue of the Stars mortgage loan has one or more subordinate companion loans that is generally subordinate in right of payment to the respective related mortgage loan (the “1999 Avenue of the Stars Subordinate Companion Loans”). The 1999 Avenue of the Stars Subordinate Companion Loans, evidenced by note B-1, note B-2, note B-3 and note B-4, have an aggregate outstanding principal balance of $192,240,000 as of the Cut-off Date, and are currently held by Goldman Sachs Mortgage Company and are anticipated to be sold to an unrelated third party investor. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Goldman Sachs & Co. LLC
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$959,131,421
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of May 15, 2017
Closing Date:	May 31, 2017
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in May 2017 (or, in the case of any mortgage loan that has its first due date in June 2017, the date that would have been its due date in May 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in June 2017
Distribution Date:	The 4th business day after the Determination Date, commencing in June 2017
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	May 2050
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	934,961,308 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 33 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $959,131,421 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $29,064,589 and are secured by 73 mortgaged properties located throughout 26 states and the District of Columbia

—	LTV: 57.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.38x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.9% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-AB

■	Loan Structural Features:

—	Amortization: 46.2% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	28.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	17.4% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

—	Hard Lockboxes: 79.8% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 97.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 21 mortgage loans representing 38.9% of the Initial Pool Balance

–	Insurance: 7 mortgage loans representing 12.3% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 22 mortgage loans representing 46.2% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 16 mortgage loans representing 40.2% of the portion of the Initial Pool Balance that is secured by office, mixed use, retail, and industrial properties only

—	Predominantly Defeasance: 87.9% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 48.3% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 18.7% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Retail: 17.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.7% are anchored retail properties)

—	Industrial: 10.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 73 mortgaged properties are located throughout 26 states and the District of Columbia with only one state having greater than 10.0% of the allocated Initial Pool Balance: California (25.8%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	33	73	$959,131,421	100.0%
Total	33	73	$959,131,421	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF	Cut-off Date Balance Per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1999 Avenue of the Stars	$95,500,000	9.96%	Office	821,357	$283	3.84x	16.5%	27.1%
Lafayette Centre	80,250,000	8.4	Office	793,553	$306	2.27x	10.1%	60.1%
Pentagon Center	80,000,000	8.3	Office	911,818	$230	2.72x	12.0%	55.3%
U.S. Industrial Portfolio	72,403,880	7.5	Industrial	6,298,728	$49	2.14x	10.4%	67.2%
GSK R&D Centre	65,500,000	6.8	Mixed Use	635,058	$217	4.74x	19.3%	39.9%
CH2M Global Headquarters	60,000,000	6.3	Office	370,485	$216	1.36x	9.1%	65.5%
Mack-Cali Short Hills Office Portfolio	49,800,000	5.2	Office	572,168	$218	3.28x	14.4%	45.1%
Redlands Town Center	46,500,000	4.8	Retail	251,621	$185	1.92x	9.4%	62.8%
Ericsson North American HQ	45,600,000	4.8	Office	491,891	$211	1.98x	12.4%	69.1%
One West 34th Street	40,000,000	4.2	Mixed Use	210,358	$713	1.24x	5.8%	53.6%
Top 10 Total / Wtd. Avg.	$635,553,880	66.3%				2.68x	12.4%	53.0%
RemainingTotal / Wtd. Avg.	323,577,541	33.7				1.78x	10.9%	65.1%
Total / Wtd. Avg.	$959,131,421	100.0%				2.38x	11.9%	57.1%

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
1999 Avenue of the Stars(2)	$95,500,000	9.96%	2	$137,260,000	$192,240,000	$425,000,000	GSMS 2017-GS6	Midland	Midland
Lafayette Centre	$80,250,000	8.4%	2	$162,750,000	—	$243,000,000	GSMS 2017-GS5	Midland	Rialto
Pentagon Center(3)	$80,000,000	8.3%	5	$130,000,000	—	$210,000,000	GSMS 2017-GS6	Midland	Midland
U.S. Industrial Portfolio	$72,403,880	7.5%	3	$234,236,120	—	$306,640,000	GSMS 2016-GS3	Midland	Rialto
GSK R&D Centre	$65,500,000	6.8%	1	$72,500,000	—	$138,000,000	GSMS 2017-GS5	Midland	Rialto
CH2M Global Headquarters	$60,000,000	6.3%	1	$20,000,000	—	$80,000,000	GSMS 2017-GS6	Midland	Midland
Mack-Cali Short Hills Office Portfolio(4)	$49,800,000	5.2%	2	$74,700,000	—	$124,500,000	CGCMT 2017-P7	Midland	Rialto
Ericsson North American HQ	$45,600,000	4.8%	1	$58,000,000	—	$103,600,000	GSMS 2017-GS5	Midland	Rialto
One West 34th Street(5)	$40,000,000	4.2%	3	$110,000,000	—	$150,000,000	BANK 2017-BNK4	Midland	Rialto

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan and senior in right of payment to any related subordinate companion loan.

(2)	The 1999 Avenue of the Stars mortgage loan has two pari passu companion loans with an aggregate outstanding principal balance of $137,260,000 and four subordinate companion loans with an aggregate outstanding principal balance of $192,240,000.

(3)	The Pentagon Center mortgage loan has five pari passu companion loans with an aggregate outstanding principal balance of $130,000,000. Three pari passu companion loans with an outstanding principal balance as of the Cut-off Date of $55,000,000 were contributed to the BANK 2017-BNK4 securitization trust, one pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $25,000,000 was contributed to the GSMS 2017-GS5 securitization trust, and one pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $50,000,000 was contributed to the MSBAM 2017-C33 securitization trust.

(4)	The Mack-Cali Short Hills Office Portfolio mortgage loan has two pari passu companion loans with an aggregate outstanding principal balance of $74,700,000. Both pari passu companion loans with an outstanding principal balance as of the Cut-off Date of $74,700,000 were contributed to the CGCMT 2017-P7 securitization trust.

(5)	The One West 34th Street mortgage loan has three pari passu companion loans with an aggregate outstanding principal balance of $110,000,000. One pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $60,000,000 was contributed to the BANK 2017-BNK4 securitization trust, one pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $30,000,000 is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future securitization trusts, and one pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $20,000,000 is currently held by Goldman Sachs Mortgage Company, and is expected to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR(1)
1999 Avenue of the Stars(2)	$95,500,000	$75,000,000	$500,000,000	4.24450%	27.1%	58.1%	3.84x	1.74x

(1)	Calculated including the mezzanine debt.

(2)	The 1999 Avenue of the Stars mortgage loan has one $75,000,000 related mezzanine loan that is currently held by Goldman Sachs Mortgage Company and is anticipated to be sold to an unrelated third party. In addition to the mezzanine loan noted above, there is an existing subordinate mezzanine loan held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrower with an outstanding principal balance of $71,120,923 made to the direct parent of the mezzanine borrower. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Lafayette Centre	Washington	District of Columbia	Office	$80,250,000	8.4%	(3)
Pentagon Center	Arlington	Virginia	Office	$80,000,000	8.3%	(3)
U.S. Industrial Portfolio	Various	Various	Industrial	$72,403,880	7.5%	(4)
GSK R&D Centre	Rockville	Maryland	Mixed Use	$65,500,000	6.8%	CGGS 2016-RNDB
Mack-Cali Short Hills Office Portfolio	Short Hills	New Jersey	Office	$49,800,000	5.2%	(5)
The Plaza	Buford	Georgia	Retail	$24,500,000	2.6%	MSC 2008-T29
River Ranch	Lafayette	Louisiana	Mixed Use	$18,681,450	1.9%	MSC 2007-IQ14
Boulevard Center II	Denver	Colorado	Retail	$15,500,000	1.6%	GSMS 2007-GG10
Shiloh Crossing	Avon	Indiana	Retail	$12,562,500	1.3%	BSCMS 2007-PW17
Victoria Villa	Houston	Texas	Multifamily	$11,250,000	1.2%	GSMS 2014-GC24
Spruce Street	Riverside	California	Office	$9,500,000	1.0%	MSC 2007-IQ14
Village at Oakhurst	Cornelius	North Carolina	Mixed Use	$5,993,001	0.6%	BACM 2007-2
Best Buy Danvers	Danvers	Massachusetts	Retail	$5,900,000	0.6%	BSCMS 2007-PW15

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

(3)	The Lafayette Centre and Pentagon Center mortgaged properties were included in the following transactions: BSCMS 2007-PW16, BACM 2007-2, MSC 2007-HQ12, MSC 2007-IQ14, WBCMT 2007-C31, WBCMT 2007-C32.

(4)	Each of the U.S. Industrial Portfolio mortgaged properties were included in the WFRBS 2012-C8 and WFRBS 2013-C11 transactions.

(5)	The Mack-Cali Short Hills Office Portfolio mortgaged properties were contributed to the following transactions: 51 JFK Parkway property was contributed to the GCCFC 2007-GG9 transaction and the 101 JFK Parkway property and 103 JFK Parkway property were contributed to the GSMS 2007-GG10 transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	11	$463,415,000	48.3%	2.53x	53.8%	12.2%
General Suburban	7	244,900,000	25.5	2.32x	59.0%	11.8%
CBD	4	218,515,000	22.8	2.77x	48.1%	12.6%
Mixed Use	6	$179,174,451	18.7%	2.75x	52.5%	12.9%
Office/Retail	3	82,993,001	8.7	1.55x	57.3%	8.8%
Office/R&D	1	65,500,000	6.8	4.74x	39.9%	19.3%
Retail/Multifamily	1	18,681,450	1.9	1.52x	70.4%	10.2%
Office/Industrial	1	12,000,000	1.3	2.07x	60.0%	10.9%
Retail	10	$162,907,500	17.0%	1.95x	63.2%	10.4%
Anchored	7	130,957,500	13.7	2.05x	63.1%	10.8%
Shadow Anchored	1	15,500,000	1.6	1.38x	71.9%	8.9%
Unanchored	1	10,550,000	1.1	1.50x	58.6%	7.8%
Single Tenant Retail	1	5,900,000	0.6	2.02x	50.9%	10.1%
Industrial	42	$102,075,322	10.6%	1.98x	67.7%	10.5%
Flex	14	33,659,546	3.5	1.92x	67.3%	10.4%
Manufacturing	17	32,464,177	3.4	2.14x	67.2%	10.4%
Warehouse/Distribution	8	29,538,152	3.1	1.84x	68.8%	10.6%
Warehouse	3	6,413,446	0.7	2.14x	67.2%	10.4%
Hospitality	2	$32,809,148	3.4%	2.05x	59.6%	14.4%
Full Service	1	17,477,195	1.8	2.32x	58.1%	15.8%
Select Service	1	15,331,953	1.6	1.75x	61.3%	12.9%
Multifamily – Garden	1	$11,250,000	1.2%	1.62x	69.2%	10.9%
Self Storage	1	$7,500,000	0.8%	1.61x	64.7%	8.8%
Total/Avg./Wtd.Avg.	73	$959,131,421	100.0%	2.38x	57.1%	11.9%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)(3)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	11	$247,907,030	25.8%	$1,205,620,000	31.4%	$61,595,182	26.5%
District of Columbia	1	80,250,000	8.4	404,000,000	10.5	24,548,617	10.5
Virginia	1	80,000,000	8.3	379,800,000	9.9	25,117,003	10.8
Colorado	3	77,562,787	8.1	155,870,000	4.1	9,490,971	4.1
Maryland	1	65,500,000	6.8	345,500,000	9.0	26,598,577	11.4
Texas	5	58,819,024	6.1	177,810,000	4.6	14,864,454	6.4
New York	3	52,033,161	5.4	306,700,000	8.0	10,303,481	4.4
New Jersey	4	50,976,300	5.3	282,900,000	7.4	18,393,813	7.9
Nevada	1	37,000,000	3.9	61,750,000	1.6	4,284,805	1.8
Georgia	5	32,413,655	3.4	78,750,000	2.1	5,848,815	2.5
Ohio	5	20,642,596	2.2	47,100,000	1.2	3,651,571	1.6
South Carolina	3	20,576,490	2.1	48,280,000	1.3	4,130,156	1.8
Louisiana	1	18,681,450	1.9	26,550,000	0.7	1,899,830	0.8
Idaho	1	15,331,953	1.6	25,000,000	0.7	1,972,306	0.8
Florida	5	15,155,105	1.6	32,820,000	0.9	2,280,811	1.0
Indiana	2	13,142,126	1.4	20,150,000	0.5	1,429,931	0.6
Alabama	1	12,895,000	1.3	17,400,000	0.5	1,162,433	0.5
Tennessee	1	12,000,000	1.3	16,400,000	0.4	998,350	0.4
Illinois	6	10,254,268	1.1	60,150,000	1.6	4,728,186	2.0
North Carolina	2	8,665,248	0.9	24,725,000	0.6	1,702,238	0.7
Pennsylvania	1	7,500,000	0.8	11,600,000	0.3	656,336	0.3
Michigan	4	5,973,558	0.6	35,040,000	0.9	2,829,007	1.2
Massachusetts	1	5,900,000	0.6	11,600,000	0.3	594,386	0.3
Arizona	1	5,063,205	0.5	29,700,000	0.8	1,727,267	0.7
Kentucky	2	2,638,151	0.3	15,475,000	0.4	1,132,632	0.5
Minnesota	1	1,508,733	0.2	8,850,000	0.2	571,841	0.2
Missouri	1	741,581	0.1	4,350,000	0.1	272,877	0.1
Total	73	$959,131,421	100.0%	$3,833,890,000	100.0%	$232,785,879	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	The Aggregate Appraised Value was calculated using the individual “as-is” appraised values for the U.S. Industrial Portfolio mortgaged properties without regard to the portfolio premiums as described under “Certain Definitions—Appraised Value” in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5,687,500 - 10,000,000	6	$44,580,501	4.6%
10,000,001 - 20,000,000	14	187,497,039	19.5
20,000,001 - 30,000,000	2	54,500,000	5.7
30,000,001 - 40,000,000	2	77,000,000	8.0
40,000,001 - 50,000,000	3	141,900,000	14.8
50,000,001 - 60,000,000	1	60,000,000	6.3
60,000,001 - 80,000,000	3	217,903,880	22.7
80,000,001 - 95,500,000	2	175,750,000	18.3
Total	33	$959,131,421	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.24 - 1.40	8	$193,957,500	20.2%
1.41 - 1.50	3	32,815,000	3.4
1.51 - 1.60	3	56,165,391	5.9
1.61 - 1.70	3	24,743,001	2.6
1.71 - 2.00	4	144,431,953	15.1
2.01 - 2.20	3	90,303,880	9.4
2.21 - 3.00	4	183,414,695	19.1
3.01 - 4.97	5	233,300,000	24.3
Total	33	$959,131,421	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$516,000,000	53.8%
Interest Only, Then Amortizing(2)	12	276,447,500	28.8
Amortizing (30 Years)	7	94,280,041	9.8
Amortizing (Other)(3)	1	72,403,880	7.5
Total	33	$959,131,421	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity date.

(2)   Original partial interest only periods range from 12 to 60 months.

(3)   The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	17	$765,330,833	79.8%
Springing	11	145,135,587	15.1
None	4	35,900,000	3.7
Soft Springing	1	12,765,000	1.3
Total	33	$959,131,421	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
23.7 - 30.0	2	$105,500,000	11.0%
30.1 - 40.0	1	65,500,000	6.8
40.1 - 50.0	2	62,300,000	6.5
50.1 - 60.0	7	202,927,195	21.2
60.1 - 65.0	4	149,581,953	15.6
65.1 - 70.0	8	226,683,323	23.6
70.1 - 75.0	9	146,638,950	15.3
Total	33	$959,131,421	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
23.7 - 30.0	2	$105,500,000	11.0%
30.1 - 40.0	1	65,500,000	6.8
40.1 - 50.0	3	79,777,195	8.3
50.1 - 55.0	6	116,989,955	12.2
55.1 - 60.0	9	240,902,891	25.1
60.1 - 65.0	11	320,461,380	33.4
65.1 - 68.2	1	30,000,000	3.1
Total	33	$959,131,421	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Acquisition	13	$516,086,442	53.8%
Refinance	17	264,591,099	27.6
Recapitalization	3	178,453,880	18.6
Total	33	$959,131,421	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.830 - 4.250	7	$412,953,880	43.1%
4.251 - 4.500	6	205,787,500	21.5
4.501 - 4.750	6	115,492,195	12.0
4.751 - 5.000	11	196,072,891	20.4
5.001 - 5.257	3	28,824,955	3.0
Total	33	$959,131,421	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5.8 - 8.0	2	$50,550,000	5.3%
8.1 - 9.0	6	88,895,000	9.3
9.1 - 10.0	5	156,327,500	16.3
10.1 - 11.0	9	228,962,273	23.9
11.1 - 12.0	2	117,000,000	12.2
12.1 - 13.0	2	60,931,953	6.4
13.1 - 16.0	4	85,464,695	8.9
16.1 - 23.3	3	171,000,000	17.8
Total	33	$959,131,421	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5.4 - 8.0	3	$62,550,000	6.5%
8.1 - 9.0	8	162,222,500	16.9
9.1 - 10.0	9	281,969,271	29.4
10.1 - 11.0	3	54,993,001	5.7
11.1 - 12.0	3	140,931,953	14.7
12.1 - 16.0	4	85,464,695	8.9
16.1 - 21.4	3	171,000,000	17.8
Total	33	$959,131,421	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$24,895,000	2.6%
24	3	$33,265,000	3.5%
36	4	$91,287,500	9.5%
60	3	$127,000,000	13.2%

Distribution of Original Terms to Maturity
Original Term to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
120	31	$798,881,421	83.3%
121	2	160,250,000	16.7
Total	33	$959,131,421	100.0%

Distribution of Remaining Terms to Maturity
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
112 - 120	33	$959,131,421	100.0%
Total	33	$959,131,421	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$516,000,000	53.8%
360	19	370,727,541	38.7
Other(2)	1	72,403,880	7.5
Total	33	$959,131,421	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity.

(2)   The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$516,000,000	53.8%
358 - 360	19	370,727,541	38.7
Other(2)	1	72,403,880	7.5
Total	33	$959,131,421	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.
(2) The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the whole loan during the related interest accrual period.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	27	$813,043,921	84.8%
Yield Maintenance	5	116,087,500	12.1
Yield Maintenance or Defeasance	1	30,000,000	3.1
Total	33	$959,131,421	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	21	$373,427,541	38.9%
Replacement Reserves(1)	22	$443,081,421	46.2%
TI/LC(2)	16	$364,643,331	40.2%
Insurance	7	$117,965,391	12.3%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of Initial Pool Balance secured by office, retail, industrial and mixed use properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocation Between
the Certificates and
the Retained Interest	The aggregate amount available for distributions to holders of the certificates and the retained interest owner on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the retained interest, in an amount equal to the product of such amount multiplied by 2.52% (the “Retained Interest Percentage”) and (b) the certificates, in an amount equal to the product of such amount multiplied by 97.48% (the “Non-Retained Interest Percentage”), in each case such percentages being referred to in this Term Sheet as their respective “percentage allocation entitlement”.

Distributions	On each Distribution Date, funds available for distribution to the certificates, net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the certificates):

	1.	Class A-1, A-2, A-3, A-AB, X-A and X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

	2.	Class A-1, A-2, A-3 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex E to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-2 in clause (iii) above, and then (v) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the certificates remaining after the distributions to Class A-3 in clause (iv) above. If the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal to the certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

	3.	Class A-1, A-2, A-3 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

	4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

	5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

	6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

	8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

	9.	After Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F and Class G certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, the Non-Retained Interest Percentage of any such loss realized on the mortgage loans will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the Related Certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums
and Yield Maintenance
Charges	On each Distribution Date, the Retained Interest Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the retained interest owner. On each Distribution Date, the Non-Retained Interest Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group in the following manner: (A) each class of certificates (other than the Class X certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums
and Yield Maintenance
Charges (continued)	The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges allocated to the certificateholders will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans	The Lafayette Centre, U.S. Industrial Portfolio, GSK R&D Centre, Mack-Cali Short Hills Office Portfolio, Ericsson North American HQ and One West 34th Street mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction
Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first, to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates and the retained interest.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class E certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the retained interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) and the retained interest, for the mortgage loans and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Directing Holder /
Controlling Class
Representative	The “Directing Holder” will be (a) with respect to any serviced mortgage loan (other than the 1999 Avenue of the Stars mortgage loan) or serviced whole loan (other than the 1999 Avenue of the Stars whole loan), the Controlling Class Representative and (b) with respect to the 1999 Avenue of the Stars whole loan, (i) for so long as the outstanding principal balance of the related subordinate companion loan (as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan) is equal to or greater than 25% of the initial principal balance of such subordinate companion loan (as reduced by principal payments on such subordinate companion loan), the Controlling Class Representative, and (ii) at all other times, the holder of the related subordinate companion loan.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the voting rights of the controlling class (by certificate principal balance). The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class E is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, is expected to purchase the Class E, Class F and Class G certificates, and, on the Closing Date, is expected to appoint itself (or its affiliate) to be the initial Controlling Class Representative.

The initial Directing Holder for the 1999 Avenue of the Stars whole loan is anticipated to be American General Life Insurance Company, which is anticipated to be the holder of a portion of the related subordinate companion loan.

Control/Consultation
Rights	The Directing Holder will have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists.

A “Control Termination Event” will occur with respect to any serviced mortgage loan (or, with respect to the 1999 Avenue of the Stars mortgage loan, during the related control appraisal period) and any related serviced companion loan, when the Class E certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan (or, with respect to the 1999 Avenue of the Stars mortgage loan, during the related control appraisal period) and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan (or, with respect to the 1999 Avenue of the Stars mortgage loan, during the related control appraisal period) and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

A “Consultation Termination Event” will occur with respect to any serviced mortgage loan (or, with respect to the 1999 Avenue of the Stars mortgage loan, during the related control appraisal period) and any related serviced companion loan, when the Class E certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

.	Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related intercreditor agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention
Consultation Party	The risk retention consultation party will be appointed by the retained interest owner. Except with respect to an excluded loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions proposed by the special servicer.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also refered to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2017-GS6 pooling and servicing agreement (referred to as the “GSMS 2017-GS6 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2017-GS6 PSA. See “Companion Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The 1999 Avenue of the Stars mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $95,500,000, represents approximately 9.96% of the Initial Pool Balance, and has (i) two related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $137,260,000, that are currently held by Goldman Sachs Mortgage Company (“GSMC”) and are expected to be contributed to one or more future securitization trusts and (iii) four subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $192,240,000, are currently held by GSMC and are anticipated to be sold to an unrelated third party. The 1999 Avenue of the Stars subordinate companion loans are generally subordinate in right of payment to the 1999 Avenue of the Stars mortgage loan and the related pari passu companion loans to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, and the 1999 Avenue of the Stars mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “1999 Avenue of the Stars whole loan”. The 1999 Avenue of the Stars whole loan will be serviced by the GSMS 2017-GS6 master servicer and, if and to the extent necessary, the GSMS 2017-GS6 special servicer under the GSMS 2017-GS6 PSA and the related co-lender agreement.

The Lafayette Centre mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $80,250,000, represents approximately 8.4% of the Initial Pool Balance, and has two related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $162,750,000. The controlling note A-1 has an outstanding principal balance as of the Cut-off Date of $82,500,000 and was contributed to the GSMS 2017-GS5 securitization trust, and the non-controlling note A-3 has an outstanding principal balance as of the Cut-off Date of $80,250,000 that is currently held by GSMC, and is expected to be contributed to one or more future securitization trusts. The Lafayette Centre mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “Lafayette Centre whole loan”. The Lafayette Centre whole loan is being serviced by the GSMS 2017-GS5 master servicer and, if and to the extent necessary, the GSMS 2017-GS5 special servicer under the GSMS 2017-GS5 pooling and servicing agreement (referred to as the “GSMS 2017-GS5 PSA” in this Term Sheet) and the related co-lender agreement.

The Pentagon Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $80,000,000, represents approximately 8.3% of the Initial Pool Balance, and has five related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000, including (i) one related pari passu companion loan (note A-1) with an outstanding principal balance as of the Cut-off Date of $25,000,000, that was contributed to the GSMS 2017-GS5 securitization trust, (ii) three related pari passu companion loans (note A-4, note A-5 and note A-6) with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000, which were contributed to the BANK 2017-BNK4 securitization trust and (iii) one related pari passu companion loan (note A-3) with an outstanding principal balance of $50,000,000 that was contributed to the MSBAM 2017-C33 securitization trust. The Pentagon Center mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “Pentagon Center whole loan”. The Pentagon Center whole loan will be serviced by the GSMS 2017-GS6 master servicer and, if and to the extent necessary, the GSMS 2017-GS6 special servicer under the GSMS 2017-GS6 PSA and the related co-lender agreement.

The U.S. Industrial Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $72,403,880, represents approximately 7.5% of the Initial Pool Balance, and has three related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $234,236,120. One such companion loan, with an outstanding principal balance as of the Cut-off Date of $84,723,703, was contributed to the GSMS 2016-GS3 securitization trust, one such companion loan, with an outstanding principal balance as of the Cut-off Date of $74,756,209, was contributed to the GSMS 2016-GS4 securitization trust, and one such companion loan with an outstanding principal balance as of the Cut-off Date of $74,756,209 was contributed to the GSMS 2017-GS5 securitization trust. The U.S. Industrial Portfolio mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “U.S. Industrial Portfolio whole loan”. The U.S. Industrial Portfolio whole loan is being serviced by the GSMS 2016-GS3 master servicer and, if and to the extent necessary, the GSMS 2016-GS3 special servicer under the GSMS 2016-GS3 pooling and servicing agreement (referred to as the “GSMS 2016-GS3 PSA” in this Term Sheet) and the related co-lender agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans
(continued)	The GSK R&D Centre mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $65,500,000, represents approximately 6.8% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $72,500,000, was contributed to the GSMS 2017-GS5 securitization trust. The GSK R&D Centre mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “GSK R&D Centre whole loan”. The GSK R&D Centre whole loan is being serviced by the GSMS 2017-GS5 master servicer and, if and to the extent necessary, the GSMS 2017-GS5 special servicer under the GSMS 2017-GS5 PSA and the related co-lender agreement.

The CH2M Global Headquarters mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $60,000,000, represents approximately 6.3% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $20,000,000, that is currently held by GSMC, and is expected to be contributed to one or more future securitization trusts. The CH2M Global Headquarters mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “CH2M Global Headquarters whole loan”. The CH2M Global Headquarters whole loan is being serviced by the GSMS 2017-GS6 master servicer and, if and to the extent necessary, the GSMS 2017-GS6 special servicer under the GSMS 2017-GS6 PSA and the related co-lender agreement.

The Mack-Cali Short Hills Office Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $49,800,000, represents approximately 5.2% of the Initial Pool Balance, is evidenced by two non-controlling notes, A-3 and A-4 and has two related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $74,700,000, that were contributed to the CGCMT 2017-P7 securitization trust. The Mack-Cali Short Hills Office Portfolio mortgage loan and the related pari passu companion loans are collectively referred to in this Term Sheet as the “Mack-Cali Short Hills Office Portfolio whole loan”. The Mack-Cali Short Hills Office Portfolio whole loan is being serviced by the CGCMT 2017-P7 master servicer and, if and to the extent necessary, the CGCMT 2017-P7 special servicer under the CGCMT 2017-P7 PSA and the related co-lender agreement.

The Ericsson North American HQ mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $45,600,000, represents approximately 4.8% of the Initial Pool Balance, and has one related pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $58,000,000, that was contributed to the GSMS 2017-GS5 securitization trust. The Ericsson North American HQ mortgage loan and the related companion loan are collectively referred to in this Term Sheet as the “Ericsson North American HQ whole loan”. The Ericsson North American HQ whole loan will be serviced by the GSMS 2017-GS5 master servicer and, if and to the extent necessary, the GSMS 2017-GS5 special servicer under the GSMS 2017-GS5 PSA and the related co-lender agreement.

The One West 34th Street mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $40,000,000, represents approximately 4.2% of the Initial Pool Balance, and has three related pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. One such companion loan, with an outstanding principal balance as of the Cut-off Date of $60,000,000, was contributed to the BANK 2017-BNK4 securitization trust, one such companion loan, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Wells Fargo Bank, National Association, a co-originator, and is expected to be contributed to one or more future securitization trusts, and one such companion loan, with an outstanding principal balance as of the Cut-off Date of $20,000,000, is currently held by GSMC, and is expected to be contributed to one or more future securitization trusts. The One West 34th Street mortgage loan and the related companion loans are collectively referred to in this Term Sheet as the “One West 34th Street whole loan”. The One West 34th Street whole loan is being serviced by the BANK 2017-BNK4 master servicer and, if and to the extent necessary, the BANK 2017-BNK4 special servicer under the BANK 2017-BNK4 pooling and servicing agreement (referred to as the “BANK 2017-BNK4 PSA” in this Term Sheet) and the related co-lender agreement.

For more information regarding the Whole Loans, see “Summary of Terms—Whole Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2017-GS6 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the retained interest owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the retained interest owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the applicable special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of
Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the retained interest and the certificates (other than the Class R certificates) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Quorum, or (b) more than 50% of the voting rights of each ABS Interest of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates and the retained interest balance of the retained interest).

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the retained interest owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances and the retained interest balance) of all certificates (other than the Class X and Class R certificates) and the retained interest on an aggregate basis, and (ii) consist of at least 3 certificateholders, certificate owners or retained interest owner that are not affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced whole loan certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicers. Within any prior 12 month period, all excess modification fees earned by the master servicer or by a special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially servided mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the retained interest owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and the retained interest owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event has occurred and is continuing.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Asset Representations
Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates or the retained interest balance of the retained interest) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders, the retained interest owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders, the retained interest owner and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution
Provisions	The mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder, certificate owner or retained interest owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder, certificate owner or retained interest owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder, certificate owner or retained interest owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. “Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the related mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ABS Interest”: means, any class of certificates (excluding Class R) or the retained interest, as applicable.

■	“ADR”: Means, for any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 10 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as complete,” “as stabilized,” “as repaired,” “hypothetical,” “prospective as-is”, “value upon completion”, “as renovated” or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the U.S. Industrial Portfolio mortgage loan, the Appraised Value represents the aggregate “as-is” appraised value of $422,640,000 plus a 8.0% portfolio premium. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “prospective as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class R or Class X certificates) and the retained interest that has an outstanding certificate balance or retained interest balance, as applicable, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates or retained interest, as applicable, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates or the initial retained interest balance of the retained interest, as applicable, minus all principal payments made on such class of certificates or the retained interest, as applicable.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

San Fernando Valley
Burbank
Pasadena
Glendale
Calabasas
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
DTLA
Culver City
Marina Del Rey
LAX
El Segundo
Manhattan Beach
South Gate
Downey
Torrance
Lomita
Long Beach
Rancho Palos Verdes
Seal Beach
LGB
Santa Monica Bay
Beverly Glen
Hollywood Hills
Laurel Canyon
Walk of Fame
Hollywood
Sunset Strip
West Hollywood
Santa Monica Blvd
Melrose Avenue
Bel Air
Holmby Hills
Beverly Hills
UCLA
Cedars-Sinai Medical Center
Beverly Connection
Beverly Center
The Grove
Golden Triangle
Wilshire Blvd
Purple Line Extension
Mid Wilshire
Westwood Village
Westfield Century City
Century City
Westwood
W Olympic Blvd
W Pico Blvd
21st Century Fox Studios
Los Angeles
Mid City
Brentwood
VA Medical Center
1999 Avenue of the Stars
1999 Avenue of the Stars
Los Angeles, CA 90067
Westside
Pico-Robertson
Santa Monica
Arts District
Jefferson Park
Expo Line
Palms
Downtown Culver City
Culver City Studios
Mar Vista
3rd Street Promenade
Santa Monica Place
Santa Monica College
Santa Monica Airport
Sony Pictures Studios
Baldwin Village
Culver City
Baldwin Hills Crenshaw Plaza
West Los Angeles College
Main Street
Silicon Beach
View Park-Windsor Hills
Crenshaw/LAX Transit Corridor (Under Construction)
Santa Monica Bay
Venice
Marina Del Rey
Marina Marketplace
Del Rey
Studio Village
Ladera Heights
Kindred Hospital Los Angeles
Westfield Culver City
Playa Vista
Runway Shopping Center
Promenade at Howard Hughes
Fox Hills
Waterside Shopping Center
Pacific Ocean
Mariner's Village
Loyola Marymount University
Playa Del Ray
Westchester
W Manchester Ave
Otis College of Arts & Design
Westchester Village
Inglewood
The Forum
Centinela Hospital
Future Los Angeles Rams Stadium
W Century Blvd
Los Angeles International Airport (LAX)
Lennox
El Segundo
Main Street
Hawthorne Airport
Map © 2017 Cartifact
Data © OSM Contributors

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance(4)		$95,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$283.38
Size (SF)	821,357	Percentage of Initial Pool Balance		9.96%
Total Occupancy as of 3/31/2017(1)	83.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017(1)	83.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2014	Mortgage Rate		4.136512631036260%
Appraised Value	$860,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$53,318,136
Underwritten Expenses	$14,921,987	Escrows
Underwritten Net Operating Income (NOI)	$38,396,149		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$37,468,135	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	27.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	24.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	16.5% / 16.1%	Other(5)	$18,780,974	$0

Sources and Uses(6)

Sources	$	%	Uses	$	%
Senior Loan Amount	$232,760,000	46.6%	Partial Paydown and Purchase of Mezzanine Interests	$294,351,429	58.9%
Subordinate Companion Loan Amount	192,240,000	38.4	Loan Payoff	182,113,232	36.4
Mezzanine Loan Amount	75,000,000	15.0	Reserves	18,780,974	3.8
			Closing Costs	4,754,365	1.0

Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include 3,267 SF of space for which Atar Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. Atar Capital, LLC is expected to take occupancy and begin paying rent in June 2017. We cannot assure that this tenant will take occupancy or begin paying rent as expected or at all. Total Occupancy and Owned Occupancy excluding this tenant are both 83.0%. Total Occupancy and Owned Occupancy also include 22,048 SF of space for American General Life Insurance Company (“AGL”), which is dark but paying as of April 2017. The lease for the AGL space is scheduled to expire in December 2018. We cannot assure you that this dark tenant will continue paying rent as expected or at all.

(2)	Calculated based on the aggregate outstanding balance of the 1999 Avenue of the Stars Senior Loans. See “—The Mortgage Loan” below.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $970,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $860,000,000 is 27.1%. See “—Appraisal” below.

(4)	The Cut-off Date Principal Balance represents the non-controlling note A-1 of the $425,000,000 1999 Avenue of the Stars Whole Loan. See “—The Mortgage Loan” below.

(5)	Upfront other reserve represents reserve for unfunded obligations: approximately $10.5 million for leasing capital and approximately $8.3 million for free rent. See “—Escrows” below.

(6)	This transaction is part of a broader recapitalization which included the repayment and purchase of a portion of certain subordinated mezzanine debt obligations and related accrued interest, participation interest, shortfall notes and other interest. The borrower’s indirect owners contributed an additional approximately $109.8 million of new cash equity to the broader recapitalization that is not reflected as part of this transaction. As of the origination of the 1999 Avenue of the Stars Whole Loan, approximately $71.1 million of outstanding mezzanine debt that is subordinate to both the 1999 Avenue of the Stars Whole Loan and the 1999 Avenue of the Stars Mezzanine Loan, was not repaid and remains outstanding subject to a standstill agreement prohibiting the exercise of remedies until the 1999 Avenue of the Stars Whole Loan and the 1999 Avenue of the Stars Mezzanine Loan have been repaid in full. See “—The Mortgage Loan” and “—Mezzanine or Secured Subordinate Indebtedness” below.

■	The Mortgage Loan. The mortgage loan (the “1999 Avenue of the Stars Loan”) is part of a whole loan (the “1999 Avenue of the Stars Whole Loan”) comprised of three senior pari passu notes (note A-1, note A-2 and note A-3) with an outstanding aggregate principal balance of $232,760,000 (the “1999 Avenue of the Stars Senior Loans”) and four subordinate pari passu notes (note B-1, note B-2, note B-3 and note B-4) with an outstanding aggregate principal balance of $192,240,000 (collectively, the “1999 Avenue of the Stars Subordinate Loan”). The 1999 Avenue of the Stars Whole Loan has an aggregate outstanding principal balance of $425,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Los Angeles, California (the “1999 Avenue of the Stars Property”). The 1999 Avenue of the Stars Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $95,500,000 and represents approximately 9.96% of the Initial Pool Balance.

The 1999 Avenue of the Stars Whole Loan was originated by Goldman Sachs Mortgage Company on April 10, 2017. The 1999 Avenue of the Stars Loan has an interest rate of 4.136512631036260%, and the 1999 Avenue of the Stars Whole Loan has an initial weighted average interest rate of 4.111176470588240% per annum. The borrower utilized the proceeds of the 1999 Avenue of the Stars Whole Loan to refinance existing debt, fund reserves, pay origination costs and repay and purchase mezzanine debt obligations.

All calculations relating to the 1999 Avenue of the Stars Loan are calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 1999 Avenue of the Stars Senior Loans unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

The 1999 Avenue of the Stars Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 1999 Avenue of the Stars Loan requires interest only payments on each due date through the scheduled maturity date in May 2027. Voluntary prepayment of the 1999 Avenue of the Stars Loan is not permitted prior to the due date in February 2027. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 1999 Avenue of the Stars Whole Loan is deposited and (ii) the third anniversary of the origination of the 1999 Avenue of the Stars Whole Loan, the 1999 Avenue of the Stars Whole Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

See the 1999 Avenue of the Stars total debt capital structure table below. Note A-1 is included in the Issuing Entity. Note A-2 and note A-3 are currently held by GSMC and are expected to be contributed to one or more future securitization transactions. The 1999 Avenue of the Stars Subordinate Loan is held by an unrelated third party, and the holder of the 1999 Avenue of the Stars Subordinate Loan will be the initial controlling noteholder. The 1999 Avenue of the Stars Whole Loan will be serviced under the GSMS 2017-GS6 pooling and servicing agreement. The relationship among the holders of the 1999 Avenue of the Stars Loan and the related companion loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–1999 Avenue of the Stars Whole Loan” in the Preliminary Prospectus.

The 1999 Avenue of the Stars Loan has received a credit assessment of a3 by Moody’s, BBB- by Fitch and BBB by KBRA.

1999 Avenue of the Stars Total Debt Capital Structure

				Interest Rate	Cumulative Cut-off Date Balance	Cumulative Amount Per SF	Cumulative Cut-off Date LTV Ratio(1)	Cumulative Underwritten NOI / NCF Debt Yield	Cumulative Underwritten NOI / NCF DSCR
1999 Avenue of the Stars Whole Loan	Senior Loans	1999 Avenue of the Stars Loan $95,500,000 Note A-1	1999 Avenue of the Stars Pari Passu Companion Loans $137,260,000 Note A-2 and Note A-3 Held by GSMC	4.1365%(2)	$232,760,000	$283.38	27.1%	16.5% / 16.1%	3.93x / 3.84x
	Subordinate Loan	1999 Avenue of the Stars Subordinate Loan $192,240,000 Note B-1, Note B-2, Note B-3 and Note B-4 Held by an unrelated third party		4.0805%	$425,000,000	$517.44	49.4%	9.0% / 8.8%	2.17x / 2.12x
		1999 Avenue of the Stars Mezzanine Loan $75,000,000 Held by an unrelated third party		5.0000%	$500,000,000	$608.75	58.1%	7.7% / 7.5%	1.78x / 1.74x

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the “as-is” appraised value of the 1999 Avenue of the Stars Property.

(2)	The interest rate to full precision is 4.136512631036260%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

■	The Mortgaged Property. The 1999 Avenue of the Stars Property is a 38-story (821,357 SF) LEED Platinum certified and Energy Star labeled office building located in the Century City submarket of Los Angeles, California, at the intersection of Constellation Boulevard and Avenue of the Stars. The 1999 Avenue of the Stars Property offers views of the Pacific Ocean, Hollywood Hills and the Los Angeles skyline.

The 1999 Avenue of the Stars Property has flexible floor plates. No single tenant occupies more than 7.9% of total SF or contributes more than 8.8% of underwritten base rent. The top five tenants (by underwritten base rent) account for 28.3% of SF, 32.8% of underwritten base rent and 59.2% of underwritten base rent is generated from tenants with investment grade ratings or that are ranked as Am Law 100 (ranked by gross revenue) law firms. As of March 31, 2017, Total Occupancy and Owned Occupancy at the 1999 Avenue of the Stars Property were both 83.4%.

Affiliates of JMB Realty Corporation (“JMB”), the borrower sponsor and nonrecourse carveout guarantor, have owned the building since developing the 1999 Avenue of the Stars Property in 1990. Since the beginning of 2016, JMB has executed new and renewal leases totaling approximately 280,000 SF, including approximately 149,000 SF of new leasing. JMB has also invested approximately $7.2 million in capital improvements at the 1999 Avenue of the Stars Property since 2010, including approximately $3.5 million for lobby renovation in 2013 and 2014.

The following table presents certain information relating to the major tenants at the 1999 Avenue of the Stars Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	Lease Expiration	Renewal / Extension Options
O’Melveny & Myers(2)	NR / NR / NR	65,270	7.9%	$3,836,142	8.8%	$58.77	Various	2, 5-year options
Morgan Stanley & Co.(3)	A / A3 / BBB+	44,947	5.5	3,055,493	7.0	67.98	11/30/2026	1, 5-year option
Akin Gump Strauss Hauer & Feld LLP(4)	NR / NR / NR	48,574	5.9	2,645,930	6.1	54.47	8/31/2027	1, 5-year option
Hogan Lovells US LLP(5)	NR / NR / NR	43,961	5.4	2,627,891	6.0	59.78	1/31/2028	NA
Bain & Company, Inc.	NR / NR / NR	29,621	3.6	2,141,776	4.9	72.31	4/30/2028	2, 5-year options
Wells Fargo Advisors	AA- / A2 / A	31,147	3.8	2,109,341	4.8	67.72	5/31/2022	1, 5-year option
AECOM Technology Corporation(6)	NR / Ba3 / BB	31,559	3.8	2,004,344	4.6	63.51	Various	1, 5-year option
Covington & Burling LLP	NR / NR / NR	22,583	2.7	1,535,196	3.5	67.98	3/31/2028	NA
Klee, Tuchin, Bogdanoff & Stern	NR / NR / NR	21,161	2.6	1,514,704	3.5	71.58	1/31/2021	1, 5-year option
Simpson Thacher & Bartlett LLP(7)	NR / NR / NR	21,458	2.6	1,477,169	3.4	68.84	12/31/2025	1, 5-year option
Ten Largest Tenants		360,281	43.9%	$22,947,987	52.6%	$63.69
Remaining Tenants(8)		324,691	39.5	20,710,393	47.4	63.78
Vacant Spaces		136,385	16.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		821,357	100.0%	$43,658,380	100.0%	$63.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	O’Melveny & Myers has the option to terminate any portion of its space on the seventh or ninth floor on November 30, 2022 with notice no later than March 1, 2022 and payment of a termination fee. O’Melveny & Myers is ranked #47 (by gross revenue) by Am Law 2016. O’Melveny & Myers leases 64,847 SF of office space scheduled to expire on November 30, 2025 and 423 SF of storage space is on a month to month basis.

(3)	Morgan Stanley & Co. has the option to terminate its lease on June 30, 2023 with 12 months’ notice and payment of a termination fee.

(4)	Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) has the option to terminate its lease on October 31, 2024 with 12 months’ notice and payment of a termination fee. Akin Gump is ranked #29 (by gross revenue) by Am Law 2016.

(5)	Hogan Lovells US LLP (“Hogan Lovells”) has option to terminate between 5,000 SF and 7,000 SF on December 31, 2022 with notice no later than April 1, 2022 and payment of a termination fee. Hogan Lovells is Ranked #9 (by gross revenue) by Am Law 2016.

(6)	AECOM Technology Corporation has the option to terminate its lease on June 30, 2019 with 12 months’ notice and payment of a termination fee. AECOM Technology Corporation leases 31,467 SF of office space scheduled to expire on April 30, 2025 and 92 SF of storage space is on a month to month basis.

(7)	Simpson Thacher & Bartlett LLP has the option to terminate its lease on December 31, 2021 with 12-15 months’ notice and payment of a termination fee. Simpson Thacher & Bartlett LLP is ranked #16 (by gross revenue) by Am Law 2016.

(8)	Remaining tenants includes AGL which is dark but paying rent, Atar Capital, LLC which has executed a lease but has not taken occupancy or begun paying rent and storage spaces for several tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

The following table presents certain information relating to the lease rollover schedule at the 1999 Avenue of the Stars Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	# of Expiring Leases
MTM	$1,400	0.2%	0.2%	$32,104	0.1%	$22.93	4
2017	0	0.0	0.2%	0	0.0	0.00	0
2018(2)	48,802	5.9	6.1%	3,027,795	6.9	62.04	5
2019	15,983	1.9	8.1%	1,052,566	2.4	65.86	4
2020	29,552	3.6	11.7%	1,891,190	4.3	64.00	4
2021	97,899	11.9	23.6%	6,473,985	14.8	66.13	10
2022	48,325	5.9	29.5%	3,279,170	7.5	67.86	4
2023	49,534	6.0	35.5%	3,076,681	7.0	62.11	3
2024(3)	37,619	4.6	40.1%	2,309,976	5.3	61.40	3
2025	117,772	14.3	54.4%	7,305,091	16.7	62.03	3
2026	74,273	9.0	63.5%	5,043,273	11.6	67.90	3
2027	48,574	5.9	69.4%	2,645,930	6.1	54.47	1
2028 & Thereafter	115,239	14.0	83.4%	7,520,620	17.2	65.26	19
Vacant	136,385	16.6	100.0%	0	0.0	0.00	0
Totals / Wtd. Avg. Tenants	821,357	100.0%		$43,658,380	100.0%	$63.74	63

(1)	Calculated based on approximate square footage occupied under each lease.

(2)	Includes AGL which is dark but paying rent as of April 2017 with UW Base Rent of $1,369,842. We cannot assure you that this dark tenant will continue paying rent as expected or at all.

(3)	Includes Atar Capital, LLC, which has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to historical occupancy at the 1999 Avenue of the Stars Property:

Historical Leased %(1)

2014	2015	2016	As of 3/31/2017
70.7%	73.4%	72.4%	83.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1999 Avenue of the Stars Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 2/28/2017	Underwritten(2)(3)	Underwritten $per SF
Base Rental Revenue	$32,403,407	$32,300,134	$33,402,197	$34,387,766	$43,658,380	$53.15
Contractual Rent Steps(4)	0	0	0	0	3,374,410	4.11
Total Reimbursement Revenue	2,068,970	1,518,809	1,168,813	1,039,715	1,089,922	1.33
Market Revenue from Vacant Units	0	0	0	0	8,631,857	10.51
Parking Revenue	3,659,585	4,001,227	4,346,424	4,530,627	5,112,225	6.22
Other Revenue	132,759	263,965	168,656	168,673	83,199	0.10
Gross Revenue	$38,264,721	$38,084,135	$39,086,090	$40,126,781	$61,949,993	$75.42
Vacancy & Credit Loss	(12)	0	(2)	(2)	(8,631,857)	(10.51)
Effective Gross Revenue	$38,264,710	$38,084,135	$39,086,088	$40,126,778	$53,318,136	$64.91

Total Operating Expenses	$15,049,823	$15,182,152	$15,078,913	$15,178,639	$14,921,987	$18.17

Net Operating Income	$23,214,887	$22,901,983	$24,007,175	$24,948,139	$38,396,149	$46.75
TI/LC	0	0	0	0	895,160	1.09
Capital Expenditures	0	0	0	0	32,854	0.04
Net Cash Flow	$23,214,887	$22,901,983	$24,007,175	$24,948,139	$37,468,135	$45.62

(1)	Certain items such as straight line rent, free rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of March 31, 2017 and rent steps through May 31, 2018.

(3)	The increase in underwritten cash flow includes approximately 280,000 SF of new and renewal leasing for leases that commenced in 2016 and 2017, including Morgan Stanley & Co. (44,947 SF, approximately $3.1 million underwritten total rent), Akin Gump (48,574 SF, approximately $2.7 million in underwritten total rent), Bain & Company, Inc. (29,621 SF, approximately $2.1 million underwritten total rent), Wells Fargo Advisors (31,147 SF, approximately $2.1 million underwritten total rent) and Covington & Burling LLP (22,583 SF, approximately $1.5 million underwritten total rent).

(4)	Underwritten contractual rent steps reflects the net present value of future contractual rent steps for tenants that have investment grade ratings or that are ranked as Am Law 100 law firms (ranked by gross revenue), through the end of their respective lease terms (excluding any rent steps already captured in underwritten base rental revenue), using a discount rate of 7.0%.

■	Appraisal. According to the appraisal, the 1999 Avenue of the Stars Property had an “as-is” appraised value of $860,000,000 as of March 15, 2017 and a “prospective market value upon stabilization” of $970,000,000 as of May 1, 2019, which assumes a stabilized vacancy of 5%.

■	Environmental Matters. According to a Phase I environmental report dated March 27, 2017, there are no recognized environmental conditions or recommendations for further action at the 1999 Avenue of the Stars Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

■	Market Overview and Competition. The 1999 Avenue of the Stars Property is located in the Century City submarket of Los Angeles, within a 10 mile radius of Beverly Hills, Westwood and Santa Monica. Over the past 21 years, office space in the Century City submarket has averaged approximately 89.4% occupancy.

The following table presents certain information relating to the primary competition for the 1999 Avenue of the Stars Property:

Competitive Set

						Direct Quoted Annual Rental Rate (per SF)(1)(2)
Property	# of Stories	Building SF	Average Floor Plate (SF)	Year Built/ Renovated	Total Availability (SF)	Min.	Max.	Direct Occupancy	Parking Ratio per 1,000 SF(1)
1999 Avenue of the Stars	38	821,357	21,615	1990 / 2014	136,385	$66.00	$72.00	83.4%	2.10

Competition(1)
2000 Avenue of the Stars	12	816,615	68,051	2006	0	NA	NA	100.0%	2.50
Constellation Place 10250 Constellation Boulevard	35	796,126	22,746	2003	97,910	$60.00	$72.00	88.7%	5.00
Fox Plaza 2121 Avenue of the Stars	34	730,510	21,486	1986	16,472	$66.00	$66.00	97.7%	2.40
Century Plaza Towers - North 2029 Century Park East	44	1,210,730	27,517	1975 / 2008	214,500	$54.00	$54.00	85.8%	2.50
Century Plaza Towers - South 2049 Century Park East	44	1,210,730	27,517	1974 / 2008	142,521	$45.00	$54.00	88.3%	2.50
10100 Santa Monica 10100 Santa Monica Boulevard	26	640,095	24,619	1972 / 1999	38,504	$54.00	$60.00	95.8%	3.00

(1)	Source: Appraisal.

(2)	Direct quoted annual rental rates are full service gross.

■	The Borrower. The borrower is 1999 Stars, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1999 Avenue of the Stars Whole Loan. The non-recourse carveout guarantor under the 1999 Avenue of the Stars Loan is JMB Realty Corporation, an indirect owner of the borrower.

JMB was founded in 1968 and its projects have included regional malls, hotels, planned communities and office complexes. Entities associated with Neil Bluhm and Judd Malkin are the majority and control owners of JMB. Affiliates of JMB developed the 1999 Avenue of the Stars Property in 1990 and have owned the building since that time.

■	Escrows. On the origination date, the borrower funded an unfunded obligations account in the amount of $10.5 million for leasing capital for various tenants (including primarily Morgan Stanley & Co.: $2.3 million, Bain & Company, Inc.: $2.2 million, Covington & Burling LLP: $2.0 million, Wells Fargo Advisors: $1.4 million and Credit Suisse (USA), Inc.: $1.2 million) and approximately $8.3 million for free rent attributable to various tenants (including primarily Bain & Company, Inc.: $2.3 million, Covington & Burling LLP: $1.5 million, Akin Gump $1.4 million and Credit Suisse (USA), Inc.: $1.0 million).

On each due date, during the continuance of a 1999 Avenue of the Stars Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $68,446, capped at $821,352 and (iii) a capital expenditure reserve in an amount equal to $13,689, capped at $164,268.

In addition, on each due date during the continuance of a 1999 Avenue of the Stars Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

A “1999 Avenue of the Stars Trigger Period” means (i) each period that commences when the debt yield, determined as of the last day of each of two consecutive fiscal quarters, is less than 6.0% and concludes when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0%, (ii) the period commencing upon the borrower’s failure to deliver quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 1999 Avenue of the Stars Trigger Period is ongoing and (iii) each period after an event of default under the mezzanine loan documents until cured.

■	Lockbox and Cash Management. The 1999 Avenue of the Stars Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the 1999 Avenue of the Stars Property and all other money received by the borrower or the property manager (including parking income, but only when remitted by the parking manager to borrower or the property manager) with respect to the 1999 Avenue of the Stars Property be deposited into such lockbox account within one business day of receipt. For so long as no 1999 Avenue of the Stars Trigger Period or event of default under the 1999 Avenue of the Stars Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 1999 Avenue of the Stars Trigger Period or event of default under the 1999 Avenue of the Stars Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, only with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

■	Property Management. The 1999 Avenue of the Stars Property is managed by JMB Constellation, LLC, which is an indirect owner of the borrower, pursuant to a management agreement. Under the related loan documents, the 1999 Avenue of the Stars Property is required to remain managed by JMB, JMB Constellation, LLC, CBRE, Jones Lang LaSalle, Cushman & Wakefield or one of their affiliates or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager (i) during the continuance of an event of default under the 1999 Avenue of the Stars Loan, (ii) following any foreclosure, transfer in-lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the 1999 Avenue of the Stars Loan, Goldman Sachs Mortgage Company made a $75,000,000 mezzanine loan (the “1999 Avenue of the Stars Mezzanine Loan”) to the direct parent of the borrower (the “Mezzanine Borrower”) secured by a pledge of 100% of the equity interests in the borrower. The 1999 Avenue of the Stars Mezzanine Loan carries an interest rate of 5.0000% per annum and is coterminous with the 1999 Avenue of the Stars Loan. The lenders of the 1999 Avenue of the Stars Whole Loan and the 1999 Avenue of the Stars Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase defaulted loans. In addition, there is an existing subordinate mezzanine loan (the “Subordinate Mezzanine Loan”) held by certain limited liability companies owned by certain individuals who also own an indirect interest in the borrower with an outstanding principal balance of $71,120,923 made to the direct parent of the Mezzanine Borrower. The lenders of the Subordinate Mezzanine Loan, the 1999 Avenue of the Stars Loan and the 1999 Avenue of the Stars Mezzanine Loan entered into an intercreditor, subordination and standstill agreement that prohibits the enforcement of remedies by the lender of the Subordinate Mezzanine Loan until repayment in full of the 1999 Avenue of the Stars Loan and the 1999 Avenue of the Stars Mezzanine Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

1999 AVENUE OF THE STARS

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 1999 Avenue of the Stars Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 1999 Avenue of the Stars Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents on a standalone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $500,000. The required terrorism insurance may be included in a blanket policy so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the 1999 Avenue of the Stars Property are separately allocated to the 1999 Avenue of the Stars Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Lafayette Centre

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

Lafayette Centre
Building 1

Floor	Suite	Tenant	SF	Expiration
10	1000	AT&T Corp	33,272 SF	Exp 3/31/2023
9	900	GSA - OSHRC	28,746 SF	Exp 4/23/2018
9	950	Banyan Global	4,521 SF	Exp 12/31/2018
8	800	AT&T Corp	34,805 SF	Exp 3/31/2023
7	701	International Food Policy Research	12,988 SF	
7	707	Vacant	5,408 SF	
7	707B	Vacant	1,000 SF	
7	704 & 706	GSA - Administrative Conference of the United States	7,744 SF	Exp 8/8/2020
7	720	International Food Policy Research	7,716 SF	
6	600	AON Service Corporation	34,489 SF	Exp 2/29/2020
5	500N	Int'l Center for Research on Women	15,909 SF	Exp 9/30/2027
5	501	Vacant	1,616 SF	
5	520 S	InsideNGO	5,941 SF	Exp 3/31/2028
5	550 S	The Philanthropy Roundtable	10,495 SF	Exp 6/30/2027
4	400	AT&T Corp	15,291 SF	Exp 3/31/2023
4	401	Jackson & Campbell	18,376 SF	Exp 5/31/2020
3	300	B'nai B'rith International	10,854 SF	Exp 6/30/2026
3	350	Jackson & Campbell	15,043 SF	Exp 5/31/2020
2	200	Vacant	7,740 SF	
2	201-205	Jackson & Campbell	9,790 SF	Exp 5/31/2020
2	250	Vacant	4,869 SF	
Plaza	Plaza 101	Nosegay Flower Shop	1,880 SF	Exp 11/30/2017
Plaza	Plaza 1-5	Nosegay Flower Shop	149 SF	Exp 11/30/2017
Plaza	Plaza 102	Vacant	4,309 SF	
Plaza	Plaza 105	Lafayette Cleaner	407 SF	Exp 8/31/2018
Plaza	Plaza 107	West Wing Cafe	1,752 SF	Exp 9/30/2024
Plaza	Plaza 113	MedStar Health	20,773 SF	Exp 5/31/2031
Plaza	Plaza 100	Management Office	1,152 SF	
Plaza	Plaza 002	Lafayette Barber Shop	450 SF	Exp 7/31/2022
Plaza	Plaza 1508	CFTC	2,936 SF	Exp 9/30/2025
Plaza	Plaza 2-2	Int'l Center for Research on Women	195 SF	Exp 9/30/2027
Plaza	Plaza 1-3	AT&T Corp	353 SF	Exp 3/31/2023
Plaza	Plaza 1-2, 1-4, PH-4	Jackson & Campbell	1,066 SF	Exp 5/31/2020
Plaza		Plaza Storage	2,683 SF	
Plaza	Plaza 1-6	LAZ Parking Mid-Atlantic	46 SF	MTM
Mall	Mall 200	Vacant	6,012 SF	
Mall	Mall 100 & 300	Jackson & Campbell	5,194 SF	Exp 5/31/2020
Mall	Mall Storage	Vacant	175 SF	

VACANT | BUILDING | MTM | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

M STREET NW
2030 M STREET
2020 M STREET
2000 M STREET
1990 M STREET
3 BLDG
2100 M STREET
1155 21ST STREET
HEARING ROOMS
1 NORTH BLDG
1133 20TH STREET
1120 20TH STREET
21ST STREET NW
20TH STREET NW
OPEN BELOW 4TH FLOOR
1129 20TH STREET
1133 21ST STREET
1120 20TH STREET
2 BLDG
1 SOUTH BLDG
2101 L STREET
2055 L STREET
2021 L STREET
2001 L STREET
1111 20TH STREET
L STREET NW

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

Lafayette Centre
1120 20th Street Northwest and
1133 & 1155 21st Street Northwest
Washington, D.C. 20036
WEST END
CBD
FOGGY BOTTOM
GEORGE WASHINGTON UNIVERSITY
Dupont Circle
Washington Circle
Scott Circle
Lafayette Square
THE WHITE HOUSE
Farragut Square
James Monroe Park
Edward R. Murrow Park
Rawlins Park
Rock Creek
MASSACHUSETTS AVENUE
CONNECTICUT AVENUE
NEW HAMPSHIRE AVENUE
PENNSYLVANIA AVENUE
RHODE ISLAND AVENUE
VIRGINIA AVENUE
N STREET
M STREET
L STREET
K STREET
I (EYE) STREET
H STREET
G STREET
F STREET
E STREET
D STREET
O STREET
P STREET
R STREET
21ST STREET
20TH STREET
19TH STREET
18TH STREET
17TH STREET
16TH STREET
22ND STREET
23RD STREET
24TH STREET
25TH STREET
26TH STREET
DUPONT CIRCLE
FARRAGUT NORTH
FARRAGUT WEST
FOGGY BOTTOM GWU
MARYLAND
VIRGINIA
DISTRICT OF COLUMBIA
Gaithersburg
Olney
Rockville
Aspen Hill
Wheaton-Glenmont
Potomac
Silver Spring
Bethesda
College Park
Sterling
Reston
McLean
Vienna
Arlington
Fairfax
Annandale
Silver Hill
Alexandria
Centreville
Burke
Mt Vernon
Clinton
Fort Washington
Laurel
Columbia
Germantown
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Washington, District of Columbia	Cut-off Date Principal Balance(4)		$80,250,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$306.22
Size (SF)	793,553	Percentage of Initial Pool Balance		8.4%
Total Occupancy as of 2/1/2017(1)	86.3%	Number of Related Mortgage Loans(5)		2
Owned Occupancy as of 2/1/2017(1)	86.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1980-1986 / 2016	Mortgage Rate		4.2460%
Appraised Value	$404,000,000	Original Term to Maturity (Months)		121
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		121

Underwritten Revenues	$42,919,381
Underwritten Expenses	$18,370,764	Escrows
Underwritten Net Operating Income (NOI)	$24,548,617		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,752,854	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	60.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	56.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.35x / 2.27x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.8%	Other(6)	$3,572,450	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$243,000,000	59.6%	Purchase Price	$404,000,000	99.1%
Principal’s New Cash Contribution	164,817,677	40.4	Reserves	3,572,450	0.9
			Closing Costs	245,227	0.1

Total Sources	$407,817,677	100.0%	Total Uses	$407,817,677	100.0%

(1)	Total Occupancy and Owned Occupancy include one tenant DC Chamber of Commerce: 7,164 SF which has executed a lease but has not taken occupancy or begun paying rent. DC Chamber of Commerce is anticipated to take occupancy in July 2017 and commence paying rent in February 2018. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are both 85.4%.

(2)	Calculated based on the aggregate outstanding principal balance of the Lafayette Centre Whole Loan. See “—The Mortgage Loan” below.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $430,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $404,000,000 is 60.1%. See “—Appraisal” below.

(4)	The Cut-off Date Principal Balance of $80,250,000 represents the non-controlling note A-2 of a $243,000,000 whole loan evidenced by three pari passu notes.

(5)	The borrower sponsor for the Lafayette Centre Loan is also the borrower sponsor for the Pentagon Center Loan.

(6)	Upfront other reserve represents approximately $2.25 million for tenant improvements and leasing commissions and approximately $1.3 million for free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Lafayette Centre Loan”) is part of a whole loan (the “Lafayette Centre Whole Loan”) comprised of three pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Washington, D.C. (the “Lafayette Centre Property”). The Lafayette Centre Loan (evidenced by note A-2), which represents a non-controlling interest in the Lafayette Centre Whole Loan, has an outstanding principal balance as of the Cut-off Date of $80,250,000 and represents approximately 8.4% of the Initial Pool Balance. The related companion loans (the “Lafayette Centre Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $162,750,000 and are evidenced as of the Cut-off Date by a $82,500,000 controlling note A-1 that was contributed to the GSMS 2017-GS5 transaction and a $80,250,000 non-controlling note A-3, which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The Lafayette Centre Whole Loan was originated by Goldman Sachs Mortgage Company on February 21, 2017. The Lafayette Centre Whole Loan has an outstanding principal balance as of the Cut-off Date of $243,000,000, and each note has an interest rate of 4.2460% per annum. The borrower utilized the proceeds of the Lafayette Centre Whole Loan to acquire the Lafayette Centre Property, fund reserves and pay origination costs.

The Lafayette Centre Loan had an initial term of 121 months and has a remaining term of 118 months as of the Cut-off Date. The Lafayette Centre Loan requires interest only payments on each due date through the scheduled maturity date in March 2027. Voluntary prepayment of the Lafayette Centre Whole Loan is prohibited prior to the due date in November 2026. At any time after the earlier to occur of (a) the third anniversary of the origination date of the Lafayette Centre Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last of the Lafayette Centre Companion Loans are deposited, the Lafayette Centre Whole Loan may be defeased in full (or partially defeased to cause the debt yield to equal 7% to avoid or end a Lafayette Centre Trigger Period as described below under “—Escrows”) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

■	The Mortgaged Property. The Lafayette Centre Property is a three building, Class A office complex consisting of 793,553 SF located on approximately 2.5 acres in the Washington, D.C. central business district (“CBD”). The Lafayette Centre Property was built between 1980 and 1986, was most recently renovated in 2016 and it is LEED Gold certified. The Lafayette Centre Property is accessible from Northern Virginia via I-66, the George Washington Memorial Parkway, and it is approximately eight miles from Bethesda via Massachusetts Avenue.

The Lafayette Centre Property serves as the headquarters for the U.S. Commodity Futures Trading Commission (“CFTC”), an independent federal regulatory agency created by Congress in 1974. CFTC occupies 36.5% of the total SF and contributes 48.1% of the underwritten base rent (47.1% of underwritten total rent) pursuant to a lease that expires in September 2025. Other investment grade tenants at the property include two additional government services administration (“GSA”) tenants, MedStar Health, AT&T Corp, AON Services Corporation and Itochu International. Including CFTC and the GSA tenants, investment grade tenants at the Lafayette Centre Property occupy 70.8% of the total SF and contribute 82.0% of the underwritten base rent (83.1% of underwritten total rent). As of February 1, 2017, Total Occupancy and Owned Occupancy for the Lafayette Centre Property were both 86.3%.

An affiliate of a fund sponsored by Beacon Capital Partners, LLC (“Beacon”) acquired the Lafayette Centre Property in 2007 and has since managed the property and invested approximately $50.9 million in improvements, including common area renovations, new elevator cabs and system modernization, the addition of a tenant-only conference facility, fitness center, bike room, outdoor terrace seating, garage repairs, as well as new signage. The borrower utilized the proceeds of the Lafayette Centre Whole Loan to acquire the Lafayette Centre Property from an affiliate of Beacon. An affiliate of Beacon retained an equity interest in the borrower and is expected to continue to manage the Lafayette Centre Property. See “—The Borrower” below.

The following table presents certain information relating to office and retail tenants at the Lafayette Centre Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CFTC(2)	AAA / Aaa / AA+	289,295	36.5%	$15,955,622	48.1%	$55.15	9/30/2025	2, 5-year options
AT&T Corp(3)	A- / Baa1 / BBB+	83,721	10.6	4,281,181	12.9	51.14	3/31/2023	NA
MedStar Health(4)	A / A2 / A-	112,363	14.2	3,113,936	9.4	27.71	8/31/2031	3, 5-year options
Jackson & Campbell(5)	NR / NR / NR	49,469	6.2	2,863,204	8.6	57.88	5/31/2020	1, 10-year option
AON Service Corporation	BBB+ / Baa2 / A-	34,489	4.3	1,935,868	5.8	56.13	2/29/2020	NA
GSA – OSHRC(6)	AAA / Aaa / AA+	28,746	3.6	1,239,466	3.7	43.12	4/23/2018	1, 5-year option
Int’l Center for Research on Women(7)	NR / NR / NR	16,194	2.0	790,392	2.4	48.81	9/30/2027	1, 5-year option
The Philanthropy Roundtable	NR / NR / NR	10,495	1.3	516,354	1.6	49.20	6/30/2027	1, 5-year option
B’nai B’rith International	NR / NR / NR	10,854	1.4	508,453	1.5	46.84	6/30/2026	1, 5-year option
GSA – ACUS(8)	AAA / Aaa / AA+	7,744	1.0	385,353	1.2	49.76	8/08/2020	NA
Ten Largest Tenants		643,370	81.1%	$31,589,828	95.2%	$49.10
Remaining Owned Tenants(9)		41,422	5.2	1,593,404	4.8	38.47
Vacant Space		108,761	13.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		793,553	100.0%	$33,183,232	100.0%	$48.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	CFTC is permitted to terminate its lease (with payment of a termination fee equal to the then-unamortized transaction cost) if Congress makes no funds available to the CFTC from which payments for the purposes of leasing space can be made. The lease can also be terminated by CFTC upon 180 days prior written notice for the convenience of the Federal Government if the statutory mission of the CFTC is no longer performed by the CFTC.

(3)	AT&T Corp is permitted to terminate its lease any time after March 2020, if and only if four or more windows on the west side of the building are blocked, or a future development is built within 10 feet of the west side windows on floors 4, 8, and 10.

(4)	MedStar Health has a one-time option to terminate its lease effective September 30, 2026 with 20-months’ notice and payment of an approximately $9.4 million termination fee. MedStar Health pays reimbursements on a triple-net basis with an underwritten base rent of $27.71 per SF and an underwritten total rent of $44.73 per SF.

(5)	Jackson & Campbell sublets 7,325 SF on the 2nd floor to Sanametrix, Inc. and 3,396 SF on the 4th floor to the Association of Farmworker Opportunity Programs.

(6)	GSA – OSHRC is the Occupational Safety and Health Review Commission.

(7)	Int’l Center for Research on Women is permitted to terminate its lease on March 31, 2024 with 15 months’ notice and payment of a termination fee equal to the then-unamortized transaction cost.

(8)	GSA – ACUS is the Administrative Conference of the United States.

(9)	Remaining Owned Tenants includes DC Chamber of Commerce: 7,164 SF which has executed a lease but has not taken occupancy or begun paying rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

The following table presents certain information relating to the lease rollover schedule at the Lafayette Centre Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	46	0.0%	0.0%	$0	0.0%	$0.00	1
2017	2,029	0.3	0.3%	56,258	0.2	27.73	1
2018	39,116	4.9	5.2%	1,769,196	5.3	45.23	4
2019(2)	0	0.0	5.2%	8,806	0.0	0.00	1
2020(2)	91,702	11.6	16.7%	5,190,425	15.6	56.60	4
2021	0	0.0	16.7%	0	0.0	0.00	0
2022(2)	450	0.1	16.8%	54,926	0.2	122.06	2
2023	83,974	10.6	27.4%	4,342,962	13.1	51.72	2
2024	1,752	0.2	27.6%	85,446	0.3	48.77	1
2025(3)	296,459	37.4	65.0%	16,227,854	48.9	54.74	2
2026(2)	10,854	1.4	66.3%	517,453	1.6	47.67	2
2027	32,689	4.1	70.5%	1,518,921	4.6	46.47	3
2028 & Thereafter(4)	125,721	15.8	86.3%	3,410,986	10.3	27.13	5
Vacant	108,761	13.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	793,553	100.0%		$33,183,232	100.0%	$48.46	28

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes one antenna tenant with no SF attributed.

(3)	Includes DC Chamber of Commerce (7,164 SF), which has executed a lease but has not taken occupancy or begun paying rent.

(4)	Includes a Fitness Center (4,568 SF) and Management Office (1,152 SF) with no Underwritten Base Rent attributed.

The following table presents certain information relating to historical occupancy at the Lafayette Centre Property:

Historical Leased %(1)

2014	2015	2016	TTM 3/31/2017(2)
84.7%	80.3%	80.0%	83.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Includes DC Chamber of Commerce: 7,164 SF which has executed a lease but has not taken occupancy or begun paying rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Lafayette Centre Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$30,564,052	$30,862,460	$30,258,981	$31,248,898	$33,183,232	$41.82
Contractual Rent Steps(4)	0	0	0	0	2,965,653	3.74
Total Reimbursement Revenue	1,505,665	1,673,627	2,647,736	3,820,002	5,054,488	6.37
Gross Up Vacancy	0	0	0	0	4,713,999	5.94
Parking Revenue	999,520	1,166,200	1,218,312	1,318,341	1,342,791	1.69
Other Revenue	317,781	231,472	365,618	373,217	373,217	0.47
Gross Revenue	$33,387,018	$33,933,759	$34,490,647	$36,760,458	$47,633,380	$60.03
Vacancy Loss	0	0	0	0	(4,713,999)	(5.94)
Effective Gross Revenue	$33,387,018	$33,933,759	$34,490,647	$36,760,458	$42,919,381	$54.09
Real Estate Taxes	5,671,418	6,285,009	6,624,389	7,092,361	8,173,580	10.30
Insurance	148,737	142,311	134,479	133,678	133,678	0.17
Utilities	2,283,815	2,323,481	2,212,530	2,168,962	2,012,148	2.54
Repairs & Maintenance	2,297,825	2,101,774	2,463,281	2,601,999	2,601,999	3.28
Janitorial	1,071,561	1,101,973	1,055,005	1,082,208	1,082,208	1.36
Management Fee	926,918	903,185	891,277	1,053,086	1,000,000	1.26
Payroll (Office, Security, Maintenance)	1,158,630	1,320,310	1,263,577	1,333,594	1,374,914	1.73
Marketing	59,472	88,826	200,677	181,755	140,370	0.18
General and Administrative - Direct	850,132	871,991	906,661	875,611	875,611	1.10
Other Expenses	460,929	594,522	828,271	856,956	976,256	1.23
Total Operating Expenses	$14,929,437	$15,733,382	$16,580,147	$17,380,210	$18,370,764	$23.15

Net Operating Income	$18,457,581	$18,200,377	$17,910,500	$19,380,248	$24,548,617	$30.94
Tenant Improvements	0	0	0	0	508,120	0.64
Leasing Commissions	0	0	0	0	254,060	0.32
Replacement Reserves	0	0	0	0	33,583	0.04
Net Cash Flow	$18,457,581	$18,200,377	$17,910,500	$19,380,248	$23,752,854	$29.93

(1)	Certain items such as free rent, bad debt, prepaid rent, termination fee income, interest income and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase in underwritten cash flow from the TTM period is primarily the result of new leasing activity, including a triple-net lease for MedStar Health (112,363 SF) that began in July 2016.

(3)	Underwritten cash flow is based on contractual rents as of February 1, 2017 and contractual rent steps through February 28, 2018.

(4)	Underwritten contractual rent steps reflects the net present value of future contractual rent steps for credit rated tenants through the end of their lease terms (excluding any rent steps already captured in Underwritten Base Rental Revenue), using a discount rate of 7.0%.

■	Appraisal. According to the appraisal, the Lafayette Centre Property had a total “as-is” appraised value of $404,000,000 as of December 14, 2016 and an “as stabilized” appraised value of $430,000,000 as of December 14, 2018, which assumes a stabilized occupancy of 95.0%.

■	Environmental Matters. According to a Phase I environmental report, dated December 28, 2016, there are no recognized environmental conditions or recommendations for further action at the Lafayette Centre Property other than the implementation of an operations and maintenance plan for asbestos containing materials.

■	Market Overview and Competition. The Lafayette Centre Property is located in the Washington, D.C. CBD office submarket. As of the third quarter of 2016, the CBD submarket contained approximately 38.5 million of total office SF and a vacancy rate of 9.5%.

District of Columbia Office Market Statistics(1)

	Capitol Hill	Capitol Riverfront	CBD	East End	Georgetown	NOMA	Southwest	Uptown	West End	Washington, DC Total
No. of Buildings	31	11	232	199	22	42	34	72	18	661
Inventory (SF)	4,683,182	3,713,258	38,486,683	43,033,182	2,619,104	10,883,057	11,853,498	6,417,967	2,841,021	124,530,952
Direct Vacancy Rate	13.4%	15.3%	9.5%	13.4%	7.5%	8.6%	12.1%	17.4%	12.6%	11.8%
3Q 2016 Net Absorption (SF)	(32,237)	(123,375)	161,511	(33,101)	11,523	68,069	(108,354)	10,992	(4,917)	(49,889)
YTD 2016 Net Absorption (SF)	(170,355)	(126,986)	411,630	(144,893)	12,865	117,765	90,577	(38,028)	24,954	177,529
Avg. Asking Rental Rate	$59.71	$46.81	$54.13	$57.01	$44.08	$48.88	$48.42	$41.27	$52.09	$52.68

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

The following table presents certain information relating to the primary competition for the Lafayette Centre Property:

Competitive Set(1)

	1800 M Street NW	1111 19th Street NW	1050 Connecticut Avenue NW	1150 18th Street NW	1850 M Street, NW	1200 New Hampshire Avenue NW
Class	A	B	A	A	A-	A
Stories	10	12	12	10	12	8
Year Built / Renovated	1975 / 2013	1979 / NAP	1982 / NAP	1990 / NAP	1986 / NAP	1980 / NAP
Net Rentable Area (SF)	535,253	271,251	708,753	166,518	242,375	291,253
Occupancy	90%	81%	96%	99%	100%	100%
Rental Rate per (SF)	$55.00	$54.00 – $59.00	NAV	$53.00	NAV	$38.00
Reimbursements	Full Service	Full Service + Base Year	Full Service + Base Year	Full Service + Base Year	Base Year Stop	Full Service

(1)	Source: Appraisal.

■	The Borrower. The borrower is LCPC Lafayette Property LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lafayette Centre Whole Loan. Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the Lafayette Centre Whole Loan. The borrower sponsor is DC REIT Lafayette LLC, the owner of the borrower.

The borrower is indirectly wholly-owned by a joint venture between and among affiliates of Beacon, affiliates of GIC Private Limited (“GIC”), and Korea Investment Corporation, a corporation organized under the laws of the Republic of Korea (“KIC”). Affiliates of Beacon indirectly own an approximately 2.5% interest in the borrower, affiliates of GIC indirectly own an approximately 48.75% interest in the borrower, and KIC indirectly owns an approximately 48.75% interest in the borrower. GIC is a global investment firm with over $100 billion of assets under management in more than 40 countries worldwide. KIC is a global investment firm with over $100 billion of assets under management in more than 50 countries worldwide.

■	Escrows. On the origination date, the borrower funded an unfunded obligations account in the amount of $3,572,450 in connection with tenant improvement and leasing commission obligations of the borrower and free rent attributable to various tenants. Of the unfunded obligations, approximately $2.0 million was reserved for tenant improvements for Int’l Center for Research on Women, InsideNGO and DC Chamber of Commerce tenants. Approximately $251,000 was reserved for leasing commissions, primarily related to DC Chamber of Commerce, Int’l Center for Research on Women and The Philanthropy Roundtable. In addition, approximately $1.3 million was reserved for free rent primarily for MedStar Health, InsideNGO, The Philanthropy Roundtable and DC Chamber of Commerce.

On each due date during the continuance of a Lafayette Centre Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a capital expenditure reserve in an amount equal to $16,532 and (iii) during a Lafayette Centre Trigger Period pursuant to clause (i) or (ii) of the definition thereof set forth below unless otherwise provided in the related loan documents, a tenant improvements and leasing commissions reserve in an amount equal to $99,194.

In addition, on each due date during the continuance of a Lafayette Centre Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

A “Government Lease Trigger Period” means, unless the borrower has entered into qualifying replacement leases and/or a CFTC lease renewal acceptable to the lender of at least 239,000 SF at the Lafayette Centre Property (each, a “Government Re-Leasing Condition”), the period commencing on the date that is 18 months prior to the termination of the CFTC government lease, whether at its scheduled expiration in September 2025 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account, plus (y) equity paid by the borrower pursuant to the loan documents, equals the product of (a) $50, times (b) the square footage to be vacated by the tenant under the CFTC government lease, excluding any square footage that has been re-leased by the borrower pursuant to one or more qualifying replacement leases and/or a CFTC lease renewal acceptable to the lender or (ii) the date the Government Re-Leasing Condition has been satisfied.

A “Lafayette Centre Trigger Period” means (i) commencing with the fiscal quarter ending December 2017, any period commencing as of the last day of the second of any two consecutive fiscal quarters during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 7.00%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for each such fiscal quarter is equal to or greater than 7.00%, (ii) commencing 15 business days following the borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Lafayette Centre Trigger Period is ongoing and (iii) a Government Lease Trigger Period.

■	Lockbox and Cash Management. The Lafayette Centre Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Lafayette Centre Property and all other money received by the borrower or the property manager with respect to the Lafayette Centre Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt. At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Lafayette Centre Trigger Period or event of default under the Lafayette Centre Whole Loan is continuing, the borrower’s operating account, or (b) during the continuance of a Lafayette Centre Trigger Period or event of default under the Lafayette Centre Whole Loan, the cash management account. Upon termination of a Lafayette Centre Trigger Period, so long as no event of default is continuing under the Lafayette Centre Whole Loan, all funds in the cash management account (other than any funds required to be held in reserve by the lender) are required to be transferred into a borrower-controlled operating account.

On each due date during the continuance of a Lafayette Centre Trigger Period or, at the lender’s discretion, during an event of default under the Lafayette Centre Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Lafayette Centre Trigger Period other than a Government Lease Trigger Period, and (ii) a government tenant leasing reserve with respect to a Government Lease Trigger Period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Lafayette Centre

■	Property Management. The Lafayette Centre Property is managed by LCPC Lafayette Property Manager LLC, which is an affiliate of the borrower and Laz Parking Mid-Atlantic, LLC, which is not an affiliate of the borrower, pursuant to separate management agreements. Under the related loan documents, the Lafayette Centre Property is required to remain managed by LCPC Lafayette Property Manager LLC and Laz Parking Mid-Atlantic, LLC or any other management company specified in the related loan documents or otherwise approved by the lender in accordance with the related loan documents and (in the case of replacement of LCPC Lafayette Property Manager LLC with a management company requiring the lender’s approval) with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the Lafayette Centre Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or similar subsequent statute) in an amount equal to the full replacement cost of the Lafayette Centre Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Lafayette Centre Whole Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the Lafayette Centre Property are separately allocated to the Lafayette Centre Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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PENTAGON CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

Pentagon Center
2521 South Clark Street and 2530 Crystal Drive
Arlington, VA 22202
Washington, D.C
DISTRICT OF COLUMBIA
Arlington
Alexandria
Rose Hill
VIRGINIA
Potomac River
RONALD REAGAN WASHINGTON NATIONAL AIRPORT
MedStar Georgetown University Hospital
Georgetown University
GEORGETOWN
Georgetown Shops
GEORGE WASHINGTON PKWY
DUPONT CIRCLE
CENTRAL BUSINESS DISTRICT
SHAW
Gallaudet University
George Washington University
WEST END
The White House
Verizen Center
NOMA
EAST END
CAPITOL HILL
Newseum
Lincoln Memorial
Washington Monument
US Capitol
Thomas Jefferson Memorial
MAYWOOD
ROSSLYN
CLARENDON
BALLSTON
FORT MYER
Arlington National Cemetery
VIRGINIA SQUARE
Columbia Gardens Cemetery
ASHTON HEIGHTS
ARLINGTON BLVD
Pentagon
BALLPARK DISTRICT
NAVY YARD
Nationals Park
East Potomac Golf Course
FORT LESLEY J MCNAIR
ALCOVA HEIGHTS
COLUMBIA PIKE
Fashion Centre
PENTAGON CITY
Virginia Highlands Park
Crystal City Shops
BARCROFT
Army Navy Country Club
CRYSTAL CITY
BOLLIN AIR FORCE BASE
Barcroft Park
SHIRLINGTON
Village at Shirlington
Potomac Yard Retail Center
POTOMAC YARDS
Fort Ward Park
W BRADDOCK RD
DEL RAY
Wash. Sailing Marina
Inova Alexandria Hospital
Virginia Theological Seminary
KING ST
MT VERNON AVE
S WASHINGTON ST
DUKE ST
George Washington Masonic National Memorial
Cameron Run Regional Park
OLD TOWN ALEXANDRIA
Hoffman Town Center
S PATRICK ST
Loknidge Park
66
395
50
695
295
1
400
7
420
236
495
95
611
Brookeville
Poolesville
Gaithersburg
Rockville
Laurel
Kensington
Bethesda
Potomac
College Park
Herndon
Reston
Somerset
Washington, D.C.
Vienna
Arlington
District Heights
Fairfax
Alexandria
Morningside
Clifton
Forest Heights

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Arlington, Virginia	Cut-off Date Principal Balance(2)		$80,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$230.31
Size (SF)	911,818	Percentage of Initial Pool Balance		8.3%
Total Occupancy as of 5/1/2017	100.0%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 5/1/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970, 1971 / 2002	Mortgage Rate		4.3260%
Appraised Value	$379,800,000	Original Term to Maturity (Months)		121
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		121

Underwritten Revenues	$36,292,787
Underwritten Expenses	$11,175,784	Escrows
Underwritten Net Operating Income (NOI)	$25,117,003		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$25,057,919	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	55.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	55.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.73x / 2.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.0% / 11.9%	Other(4)	$16,959,724	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$210,000,000	52.9%	Purchase Price	$379,500,000	95.7%
Principal’s New Cash Contribution	186,684,633	47.1	Reserves	16,959,724	4.3
			Closing Costs	224,909	0.1

Total Sources	$396,684,633	100.0%	Total Uses	$396,684,633	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Pentagon Center Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $80,000,000 represents the controlling note A-2 of the $210,000,000 Pentagon Center Whole Loan. See “—The Mortgage Loan” below.

(3)	The borrower sponsor for the Pentagon Center Loan is also the borrower sponsor for the Lafayette Centre Loan.

(4)	Upfront other reserve represents approximately $13,409,488 for tenant improvements obligations and approximately $3,550,236 for free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Pentagon Center Loan”) is part of a whole loan (the “Pentagon Center Whole Loan”) comprised of six pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Arlington, Virginia (the “Pentagon Center Property”). The Pentagon Center Loan, which represents a controlling interest in the Pentagon Center Whole Loan, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 8.3% of the Initial Pool Balance. The related companion loans (the “Pentagon Center Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000 and are evidenced as of the Cut-off Date by a $25,000,000 non-controlling note A-1, which was contributed to the GSMS 2017-GS5 securitization trust, a $50,000,000 non-controlling note A-3, which was contributed to the MSBAM 2017-C33 securitization trust and a $20,000,000 non-controlling note A-4, a $20,000,000 non-controlling note A-5 and a $15,000,000 non-controlling note A-6, each of which was contributed to the BANK 2017-BNK4 securitization. The Pentagon Center Whole Loan was co-originated by Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. on February 21, 2017. The Pentagon Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $210,000,000, and each note has an interest rate of 4.3260% per annum. The borrower utilized the proceeds of the Pentagon Center Whole Loan to acquire the Pentagon Center Property, fund reserves and pay origination costs.

The Pentagon Center Loan had an initial term of 121 months and has a remaining term of 118 months as of the Cut-off Date. The Pentagon Center Loan requires interest only payments on each due date through the scheduled maturity date in March 2027. Voluntary prepayment of the Pentagon Center Whole Loan is prohibited prior to the due date in November 2026. At any time after the earlier to occur of (a) the third anniversary of the origination date of the Pentagon Center Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last of the Pentagon Center Companion Loans are deposited, the Pentagon Center Whole Loan may be defeased in full (or partially defeased to cause the debt yield to equal 9.50% to avoid or end a Pentagon Center Trigger Period as described below under “—Escrows”) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

■	The Mortgaged Property. The Pentagon Center Property is comprised of two office buildings (the “Polk Building” and the “Taylor Building”) on approximately four acres in the Crystal City sub-market of Arlington, Virginia. The Polk Building was built in 1970 and the Taylor Building was built in 1971, and both buildings were most recently renovated in 2002. The Polk Building is 12 stories tall and is LEED Gold certified. The Taylor Building is 13 stories tall and is LEED Silver certified.

The Pentagon Center Property is 100% leased to the United States Government Services Administration (“GSA”) on behalf of the Department of Defense (“DoD”). The GSA has leased the property since 1993, and the DoD has been the sole occupant since 2003. The Pentagon Center Property is a Level IV secure office facility with a securable underground parking garage and dark fiber access to the Pentagon and DoD network, a key infrastructure requirement that is estimated to cost approximately $200 per SF to replicate. Approximately 5,500 employees working for several DoD agencies are based out of the Pentagon Center Property, and employees are able to move freely between buildings once entering through security at either entrance. The two buildings are connected and share amenities, including a fitness center, an on-site deli, as well as Potomac River views.

The Pentagon Center Property is located approximately one mile south of the Pentagon with a free shuttle option for employees operated by the DoD that runs every 15 minutes during the work day and stops throughout Crystal City. The Pentagon Center Property is three blocks from the Crystal City Metro Station via underground walkway, providing access to downtown Washington, D.C. and suburban Virginia and Maryland via the Blue and Yellow lines, and is four blocks from the Virginia Railway Express (“VRE”), which provides a direct commute for employees traveling from the suburbs. Additionally, the Pentagon Center Property is located directly off of US Route 1 (Jefferson Davis Highway) and adjacent to the Ronald Reagan Washington National Airport.

An affiliate of a fund sponsored by Beacon Capital Partners, LLC (“Beacon”) acquired the Pentagon Center Property in 2007 and has since managed the property. The borrower utilized the proceeds of the Pentagon Center Whole Loan to acquire the Pentagon Center Property from an affiliate of Beacon. An affiliate of Beacon retained an equity interest in the borrower and is expected to continue to manage the Pentagon Center Property. See
“—The Borrower” below.

The following table presents certain information relating to the tenants at the Pentagon Center Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSA (DoD) Pentagon II (Taylor)(2)(3)	AAA / Aaa / AA+	558,187	61.2%	$20,740,439	60.5%	$37.16	4/30/2023	1, 5-year option
GSA (DoD) Pentagon I (Polk)(2)	AAA / Aaa / AA+	353,631	38.8	13,526,386	39.5	38.25	9/14/2025	NA
Largest Tenants		911,818	100.0%	$34,266,825	100.0%	$37.58
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Tenants		911,818	100.0%	$34,266,825	100.0%	$37.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	GSA leases the space on behalf of the Department of Defense of the United States (DoD).

(3)	GSA (DoD) Pentagon II (Taylor) has one 5-year renewal option for a term beginning in May 2023 with base rent increasing to $41.66 per SF, which would require approval from Congress.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

The following table presents certain information relating to the lease rollover schedule at the Pentagon Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	558,187	61.2	61.2%	20,740,439	60.5	37.16	1
2024	0	0.0	61.2%	0	0.0	0.00	0
2025	353,631	38.8	100.0%	13,526,386	39.5	38.25	1
2026	0	0.0	100.0%	0	0.0	0.00	0
2027	0	0.0	100.0%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	911,818	100.0%		$34,266,825	100.0%	$37.58	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Pentagon Center Property:

Historical Leased %(1)

2014	2015	2016	TTM 3/31/2017	As of 5/1/2017
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pentagon Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$31,397,149	$33,528,046	$34,114,993	$34,124,945	$34,266,825	$37.58
Contractual Rent Steps(3)	0	0	0	0	874,264	0.96
Total Reimbursement Revenue	314,589	723,098	564,798	546,428	571,002	0.63
Parking Revenue	1,401,403	1,466,590	1,481,692	1,584,195	1,620,117	1.78
Tenant Service Income	1,046,401	1,012,019	5,436,695	4,704,023	870,726	0.95
Gross Revenue	$34,159,542	$36,729,753	$41,598,178	$40,959,591	$38,202,933	$41.90
Vacancy Loss	0	0	0	0	(1,910,147)	(2.09)
Effective Gross Revenue	$34,159,542	$36,729,753	$41,598,178	$40,959,591	$36,292,787	$39.80
Real Estate Taxes	3,515,367	4,215,424	4,212,030	4,248,542	4,211,479	4.62
Insurance	160,188	158,904	157,775	165,450	165,450	0.18
Utilities	1,381,034	1,244,231	1,414,302	1,740,585	1,740,585	1.91
Repairs & Maintenance	1,042,926	888,169	973,951	885,096	885,096	0.97
Cleaning	720,925	723,142	827,093	837,830	837,830	0.92
Management Fee	1,027,173	1,089,862	1,107,380	1,098,503	544,392	0.60
Security	830,261	824,172	861,417	840,109	840,109	0.92
General and Administrative	570,269	586,087	596,499	576,689	576,689	0.63
Tenant Submetered Utilities	290,138	327,570	233,129	197,664	197,664	0.22
Tenant Service Costs	527,558	862,780	5,353,926	4,415,916	802,877	0.88
Professional Fees	92,034	136,186	177,734	151,451	151,451	0.17
Other Expenses	139,114	155,959	148,116	222,162	222,162	0.24
Total Operating Expenses	$10,296,987	$11,212,486	$16,063,352	$15,379,997	$11,175,784	$12.26

Net Operating Income	$23,862,555	$25,517,267	$25,534,826	$25,579,594	$25,117,003	$27.55
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	59,084	0.06
Net Cash Flow	$23,862,555	$25,517,267	$25,534,826	$25,579,594	$25,057,919	$27.48

(1)	Certain items such as interest expense, free rent, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of January 13, 2017.

(3)	Underwritten contractual rent steps reflects the net present value of future contractual rent steps for credit rated tenants through the end of their lease terms (excluding any rent steps already captured in Underwritten Base Rental Revenue), using a discount rate of 7.0%, which includes executed renewal for GSA (DoD) Pentagon II (Taylor) in 2018.

■	Appraisal. According to the appraisal, the Pentagon Center Property had a total “as-is” appraised value of $379,800,000 as of December 22, 2016.

■	Environmental Matters. According to a Phase I environmental report dated December 29, 2016, there are no recognized environmental conditions or recommendations for further action at the Pentagon Center Property other than the continued implementation of an operations and maintenance plan for asbestos containing materials.

■	Market Overview and Competition. The Pentagon Center Property is located in the Crystal City sub-market of Arlington, Virginia, one mile south of the Pentagon. According to a third party report, for the third quarter of 2016, vacancy in the 10.8-million SF Crystal City submarket was 17.5%, up 10 basis points from the quarter prior and down 60 basis from the third quarter of 2015 and average asking rents were $40.24 per SF as of the same period. Since 1997, three office property projects have been delivered in the Crystal City submarket, totaling approximately 1.3 million square feet, and no new projects are planned.

Since 2014, there has been an increase in government spending, including specifically in the District of Columbia region, which has driven job growth in the surrounding Washington, D.C. market. The DoD accounts for $578 billion of the overall 2016 national $1.15 trillion budget, a $24 billion increase from their 2015 budget. Crystal City offers an affordable and Metro-accessible location for government agencies, contractors and nonprofits. Eighteen tenants have signed leases to relocate from Washington, D.C. to Crystal City since 2013.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

The following table presents certain information relating to comparable office sales for the Pentagon Center Property. The table presents recent single tenant office transactions in suburbs of D.C. that the appraisal identified as comparable based on quality, tenancy and location:

Comparable Office Sales(1)

Property Name	Location (City, State)	Transaction Date	Year Built / Latest Renovation	SF	Actual Sale Price	Price per SF	Overall Capitalization Rates	Occupancy
Pentagon Center	Arlington, VA	Feb-2017	1970, 1971 / 2002	911,818	$379,500,000	$416.20	6.8%	100.0%
Confidential	Confidential	Oct-2016	1992	605,897	$375,000,000	$618.92	5.5%	100.0%
4001 North Fairfax Drive	Arlington, VA	Aug-2016	1989	182,304	$72,665,000	$398.59	6.1%	95.0%
Tysons Overlook	McLean, VA	Dec-2015	2014	157,021	$92,500,000	$589.09	5.9%	100.0%
Suffolk Building	Falls Church, VA	Mar-2015	1964 / 2003	258,248	$96,712,497	$374.49	6.9%	100.0%
3 White Flint North - NRC HQ	North Bethesda, MD	Feb-2014	2012	358,440	$195,000,000	$544.02	6.3%	100.0%

(1)	Source: Appraisal.

■	The Borrower. The borrower is LCPC Pentagon Property LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pentagon Center Whole Loan. Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the Pentagon Center Whole Loan. The borrower sponsor is DC REIT Pentagon LLC, the owner of the borrower.

The borrower is indirectly wholly-owned by a joint venture between and among affiliates of Beacon, affiliates of GIC Private Limited (“GIC”), and Korea Investment Corporation, a corporation organized under the laws of the Republic of Korea (“KIC”). Affiliates of Beacon indirectly own an approximately 2.5% interest in the borrower, affiliates of GIC indirectly own an approximately 48.75% interest in the borrower, and KIC indirectly owns an approximately 48.75% interest in the borrower. GIC is a global investment firm with over $100 billion of assets under management in more than 40 countries worldwide. KIC is a global investment firm with over $100 billion of assets under management in more than 50 countries worldwide.

■	Escrows. On the origination date, the borrower funded an unfunded obligations account in the amount of $16,959,724 in connection with tenant improvement obligations of $13,409,488 and free rent of $3,550,236 applicable to the Polk Building, granted as incentive for the early extension of the lease for the Taylor Building.

On each due date during the continuance of a Pentagon Center Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a capital expenditure reserve in an amount equal to $18,996 and (iii) a tenant improvements and leasing commissions reserve in an amount equal to $151,970.

In addition, the borrower is required to deposit into the unfunded obligations account $1,800,000 within five business days following the date on which GSA (DoD) Pentagon I (Polk), the tenant under the government 2025 lease, notifies the borrower that it wishes for the borrower to commence with the tenant improvements set forth in the related lease.

In addition, on each due date during the continuance of a Pentagon Center Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

A “Pentagon Center Trigger Period” means (i) commencing with the fiscal quarter ending December 2017, any period commencing as of the last day of the second of any two consecutive fiscal quarters during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 9.50%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for each such fiscal quarter is equal to or greater than 9.50%, (ii) commencing 15 business days following the borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Pentagon Center Trigger Period is ongoing, (iii) a Government 2023 Lease Trigger Period and/or a Government 2025 Lease Trigger Period and (iv) commencing on the date the borrower fails to comply with its requirement to deposit into the unfunded obligations account $1,800,000 within five business days following notification from the tenant under the government 2025 lease that it wishes for the borrower to commence with the tenant improvements set forth in the related lease and ending on the earlier to occur of (x) the date on which the amount contained in the excess cash flow reserve account equals $1,800,000 (at which time such amount is to be transferred to the unfunded obligations account) or (y) the date on which the borrower otherwise deposits $1,800,000 into the unfunded obligations account.

A “Government 2023 Lease Trigger Period” means, unless the borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 458,000 SF at the Pentagon Center Property and escrowed any applicable free rent (if any) under such leases or renewal (each, a “Government 2023 Re-Leasing Condition”), the period commencing on the date that is 30 months prior to the termination of the government 2023 lease, whether at its scheduled expiration in 2023 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government 2023 tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding (a) all amounts deposited in and disbursed from the free rent subaccount and (b) all amounts deposited into such account that have been disbursed in respect of leases of space covered by the government 2025 lease), plus (y) equity paid by the borrower pursuant to the loan documents, equals $40 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2023 Re-Leasing Condition has been satisfied.

A “Government 2025 Lease Trigger Period” means, unless the borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 303,000 SF at the Pentagon Center Property (each, a “Government 2025 Re-Leasing Condition”), the period commencing on the date that is 18 months prior to the termination of the government 2025 lease, whether at its scheduled expiration in 2025 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government 2025 tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding all amounts deposited into such account that have been disbursed in respect of leases of space covered by the government 2023 lease), plus (y) equity paid by the borrower pursuant to the loan documents, plus (z) all amounts deposited into the government 2023 tenant leasing reserve account that has been disbursed therefrom in respect of qualifying replacement leases or a lease renewal acceptable to the lender for space covered by the government 2025 lease, equals $17.5 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2025 Re-Leasing Condition has been satisfied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

■	Lockbox and Cash Management. The Pentagon Center Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Pentagon Center Property and all other money received by the borrower or the property manager with respect to the Pentagon Center Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt. At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan is continuing, the borrower’s operating account, or (b) during the continuance of a Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan, the cash management account. Upon termination of a Pentagon Center Trigger Period, so long as no event of default is continuing under the Pentagon Center Whole Loan, all funds in the cash management account (other than any funds required to be held in reserve by the lender) are required to be transferred into a borrower-controlled operating account.

On each due date during the continuance of a Pentagon Center Trigger Period or, at the lender’s discretion, during an event of default under the Pentagon Center Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Pentagon Center Trigger Period other than a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period, and (ii) a government tenant leasing reserve with respect to a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period.

■	Property Management. The Pentagon Center Property is managed by LCPC Pentagon Property Manager LLC, which is an affiliate of the borrower and Laz Parking Mid-Atlantic, LLC, which is not an affiliate of the borrower, pursuant to separate management agreements. Under the related loan documents, the Pentagon Center Property is required to remain managed by LCPC Pentagon Property Manager LLC and Laz Parking Mid-Atlantic, LLC or any other management company specified in the related loan documents or otherwise approved by the lender in accordance with the related loan documents and (in the case of the replacement of LCPC Pentagon Property Manager LLC with a management company requiring the lender’s approval) with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the Pentagon Center Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

PENTAGON CENTER

■	Terrorism Insurance. So long as TRIPRA or a similar or similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or similar subsequent statute) in an amount equal to the full replacement cost of the Pentagon Center Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Pentagon Center Whole Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the Pentagon Center Property are separately allocated to the Pentagon Center Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Seattle
Missoula
Billings
Fargo
Bismarck
Minneapolis
Rapid City
Boise
Casper
Cheyenne
Salt Lake City
Denver
Colorado Springs
Reno
Sacramento
San Francisco
Las Vegas
St George
Los Angeles
San Diego
Phoenix
Tucson
Flagstaff
Albuquerque
Las Cruces
Omaha
Des Moines
Milwaukee
Chicago
Detroit
Cleveland
Buffalo
Albany
Boston
New York
Philadelphia
Baltimore
Washington DC
Columbus
Cincinnati
Indianapolis
St Louis
Kansas City
Wichita
Lexington
Richmond
Nashville
Charlotte
Tulsa
Oklahoma City
Memphis
Little Rock
Atlanta
Birmingham
Jackson
Dallas
Fort Worth
Shreveport
Austin
Houston
San Antonio
New Orleans
Jacksonville
Orlando
Tampa
Miami

U.S. Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Hannibal	3851 and 3855 Santa Fe Avenue and 2226, 2230, 2240, 2250 and 2332 East 38th Street	Vernon, CA	90058
2	Kraco	2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue	Compton, CA	90222
3	New WinCup - Phoenix	7980 West Buckeye Road	Tolleson, AZ	85353
4	Worlds Finest Chocolates	4825 South Lawndale Avenue	Chicago, IL	60632
5	SET - MI	36211 South Huron Road	Huron Township, MI	48164
6	Plaid - Decatur	2331 Mellon Court	Decatur, GA	30035
7	Oracle Packaging	220 Polo Road	Winston-Salem, NC	27105
8	TestAmerica - West SAC	880 Riverside Parkway	West Sacramento, CA	95605
9	TestAmerica - Arvada	4955 Yarrow Street	Arvada, CO	80002
10	Northwest Mailing Service	5401-5501 West Grand Avenue	Chicago, IL	60639
11	Lyons	11301-11401 Electron Drive	Louisville, KY	40299
12	Wilbert Plastics	2930 Greenville Highway	Easley, SC	29640
13	Angstrom Graphics	4437 East 49th Street	Cuyahoga Heights, OH	44125
14	New WinCup - Stone Mountain	4600-4680 Lewis Road	Stone Mountain, GA	30083
15	Universal Pool - Armory	300 West Armory Drive	South Holland, IL	60473
16	Jade-Sterling - IL	5100 West 73rd Street and 7201 South Leamington Avenue	Bedford Park, IL	60638
17	Plaid - Norcross	3225 Westech Drive	Norcross, GA	30092
18	Phillips and Temro	9700 West 74th Street	Eden Prairie, MN	55344
19	TestAmerica - Savannah	5102 LaRoche Avenue	Savannah, GA	31404
20	Hover-Davis	100 Paragon Drive	Rochester, NY	14624
21	Jade-Sterling - OH	200 Francis D Kenneth Drive and 2300 East Aurora Road	Twinsburg and Aurora, OH	44087 and 44202
22	Fitz Aerospace	6625 Iron Horse Boulevard	North Richland Hills, TX	76180
23	MVP Charleston	1031 LeGrand Boulevard	Charleston, SC	29492
24	Paragon Tech	5775 East Ten Mile Road	Warren, MI	48091
25	Aramsco and Bulls Eye	1480 Grandview Avenue	West Deptford Township, NJ	08066
26	Shale-Inland	9500, 9521, 9545-9555 Ainslie Street and 9550 Kelvin Lane	Schiller Park, IL	60176
27	M.P. Pumps	34800 Bennett Drive	Fraser, MI	48026
28	TestAmerica - Pensacola	3355 McLemore Drive	Pensacola, FL	32514
29	Microfinish	4001 Gratiot Avenue and 3981 Sarpy Avenue	St. Louis, MO	63110
30	MVP Mayfield	112 Industrial Road	Mayfield, KY	42066
31	Builders FirstSource	1602 Industrial Park Drive	Plant City, FL	33566
32	Banner	17382 Foltz Parkway	Strongsville, OH	44149
33	SET - IN	1 Steel Way	North Vernon, IN	47265
34	Progressive Metal	1200, 1300 & 1460 Channing Avenue	Ferndale, MI	48220
35	Universal Pool - 166th	2 West 166th Street	South Holland, IL	60473
36	SITEL	1417 North Magnolia Avenue	Ocala, FL	34475
37	TestAmerica - Tallahassee	2846 Industrial Plaza Drive	Tallahassee, FL	32301
38	Texas Die Casting	600 South Loop 485	Gladewater, TX	75647
39	TestAmerica - Corpus Christi	1733 North Padre Island Drive	Corpus Christi, TX	78408

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	39	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(5)		$72,403,880
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)		$48.68
Size (SF)	6,298,728	Percentage of Initial Pool Balance		7.5%
Total Occupancy as of 9/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927-2000 / 1960-2015	Mortgage Rate		3.9740%
Appraised Value(1)	$456,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(3)		NAP
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$38,890,017
Underwritten Expenses	$6,894,339	Escrows
Underwritten Net Operating Income (NOI)	$31,995,677		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$29,582,229	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.2%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.2%	Replacement Reserve(6)	$1,259,746	$0
DSCR Based on Underwritten NOI / NCF(2)(3)(4)	2.31x / 2.14x	TI/LC(7)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.4% / 9.6%	Other(8)	$5,816,966	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$307,640,000	100.0%	Loan Payoff	$228,343,570	74.2%
			Preferred Equity Redemption(9)	66,295,679	21.5
			Reserves	10,076,712	3.3
			Closing Costs	2,924,039	1.0

Total Sources	$307,640,000	100.0%	Total Uses	$307,640,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Properties of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.6%. See “—Appraisals” below.
(2)	Calculated based on the aggregate outstanding principal balance of the U.S. Industrial Portfolio Whole Loan. See “—The Mortgage Loan” below.
(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.
(4)	The DSCR Based on Underwritten NOI / NCF is calculated using the aggregate debt service for the 12-month period commencing on the due date in June 2017.
(5)	The Cut-off Date Principal Balance of $72,403,880 represents the non-controlling note A-4 of the $307,640,000 whole loan evidenced by four pari passu notes. See “—The Mortgage Loan” below.
(6)	Replacement reserve is capped at $1,259,746. See “—Escrows” below.
(7)	TI/LC reserve is capped at $4,500,000. See “—Escrows” below.
(8)	See “—Escrows” below.
(9)	Preferred Equity Redemption represents a partial redemption of an existing preferred equity position.

■	The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio Loan”) is part of a whole loan (the “U.S. Industrial Portfolio Whole Loan”) comprised of four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple interests in 39 industrial properties located in 17 states (the “U.S. Industrial Portfolio Properties”). The U.S. Industrial Portfolio Loan (evidenced by note A-4), which represents a non-controlling interest in the U.S. Industrial Portfolio Whole Loan, has an outstanding principal balance as of the Cut-off Date of $72,403,880 and represents approximately 7.5% of the Initial Pool Balance. The related companion loans (the “U.S. Industrial Portfolio Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $234,236,120 and are evidenced as of the Cut-off Date by a $84,723,703 controlling note A-1 that was contributed to the GSMS 2016-GS3 transaction, a $74,756,209 non-controlling note A-2 that was contributed to the GSMS 2016-GS4 transaction, and a $74,756,209 non-controlling note A-3, that was contributed to the GSMS 2017-GS5 transaction. The U.S. Industrial Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The U.S. Industrial Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $306,640,000, and each note has an interest rate of 3.9740% per annum. The borrowers utilized the proceeds of the U.S. Industrial Portfolio Whole Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The U.S. Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 112 months as of the Cut-off Date. The U.S. Industrial Portfolio Loan requires monthly payments (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the U.S. Industrial Portfolio Loan during the related interest accrual period. The scheduled maturity date of the U.S. Industrial Portfolio Loan is the due date in September 2026. Voluntary prepayment of the U.S. Industrial Portfolio Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the U.S. Industrial Portfolio Loan is continuing after the second anniversary of the securitization Closing Date, the U.S. Industrial Portfolio Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the U.S. Industrial Portfolio Properties or to increase the debt service coverage ratio to 1.25x to avoid a U.S. Industrial Portfolio Trigger Period as described below under “—Escrows” or to be entitled to proceeds in connection with a restoration) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The U.S. Industrial Portfolio Properties are comprised of 39 properties built between 1927 and 2000, located in 17 states. The U.S. Industrial Portfolio consists of 6,298,728 SF and Total and Owned Occupancy are both 100.0%.

The following table presents certain information relating to the U.S. Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Hannibal	Vernon	CA	13.1%	429,122	Various	$55,500,000	$4,114,576
Kraco	Compton	CA	9.7	364,440	Various	41,000,000	2,841,945
New WinCup - Phoenix	Tolleson	AZ	7.0	322,070	1989	29,700,000	1,596,979
Worlds Finest Chocolates	Chicago	IL	4.7	434,252	1953	20,000,000	1,309,206
SET - MI	Huron Township	MI	4.6	284,351	1988	19,400,000	1,363,101
Plaid - Decatur	Decatur	GA	4.2	282,514	1983	15,800,000	1,227,133
Oracle Packaging	Winston-Salem	NC	3.7	437,911	1962	15,675,000	964,701
TestAmerica - West SAC	West Sacramento	CA	3.4	66,203	1994	14,500,000	1,060,409
TestAmerica - Arvada	Arvada	CO	2.8	57,966	1984	12,100,000	753,638
Northwest Mailing Service	Chicago	IL	2.7	228,032	1957	11,600,000	932,907
Lyons	Louisville	KY	2.6	172,758	Various	11,150,000	730,517
Wilbert Plastics	Easley	SC	2.6	257,086	1990	10,880,000	701,696
Angstrom Graphics	Cuyahoga Heights	OH	2.5	231,505	Various	10,800,000	695,720
New WinCup - Stone Mountain	Stone Mountain	GA	2.5	220,380	1966	10,750,000	722,727
Universal Pool - Armory	South Holland	IL	2.4	240,255	1971	10,100,000	653,918
Jade-Sterling - IL	Bedford Park	IL	2.1	215,389	1954	9,000,000	834,563
Plaid - Norcross	Norcross	GA	2.1	71,620	2000	9,000,000	677,922
Phillips and Temro	Eden Prairie	MN	2.1	101,680	1974	8,850,000	528,707
TestAmerica - Savannah	Savannah	GA	2.1	54,284	1988	8,800,000	570,146
Hover-Davis	Rochester	NY	2.0	66,100	2000	8,700,000	781,819
Jade-Sterling - OH	Twinsburg and Aurora	OH	2.0	174,511	Various	8,650,000	689,994
Fitz Aerospace	North Richland Hills	TX	1.9	129,000	1976	8,000,000	544,871
MVP Charleston	Charleston	SC	1.7	108,000	2000	7,300,000	567,881
Paragon Tech	Warren	MI	1.7	88,857	1956	7,200,000	630,024
Aramsco and Bulls Eye	West Deptford Township	NJ	1.6	99,783	1970	6,900,000	434,864
Shale-Inland	Schiller Park	IL	1.5	193,789	Various	6,500,000	464,522
M.P. Pumps	Fraser	MI	1.3	81,769	1983	5,370,000	377,772
TestAmerica - Pensacola	Pensacola	FL	1.2	21,911	1995	5,200,000	402,385
Microfinish	St. Louis	MO	1.0	144,786	1976	4,350,000	252,294
MVP Mayfield	Mayfield	KY	1.0	101,244	1994	4,325,000	316,681
Builders FirstSource	Plant City	FL	0.9	116,897	1985	3,940,000	243,400
Banner	Strongsville	OH	0.9	58,450	1989	3,750,000	320,499
SET - IN	North Vernon	IN	0.8	117,376	1955	3,400,000	265,870
Progressive Metal	Ferndale	MI	0.7	58,250	1950	3,070,000	244,716
Universal Pool - 166th	South Holland	IL	0.7	109,814	1969	2,950,000	176,420
SITEL	Ocala	FL	0.6	46,812	1960	2,730,000	192,959
TestAmerica - Tallahassee	Tallahassee	FL	0.5	16,500	1989	2,150,000	165,194
Texas Die Casting	Gladewater	TX	0.5	78,177	Various	2,100,000	139,289
TestAmerica - Corpus Christi	Corpus Christi	TX	0.3	14,884	1986	1,450,000	90,264
Total / Wtd. Avg.			100.0%	6,298,728		$422,640,000	$29,582,229

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hannibal Industries, Inc(2)	NR / NR / NR	429,122	6.8%	$4,717,152	13.4%	$10.99	3/31/2028	2, 5-year options
TestAmerica Laboratories, Inc.(3)	NR / NR / NR	231,748	3.7	3,427,496	9.7	14.79	6/30/2027	NA
Kraco Enterprises, LLC(4)	NR / NR / NR	364,440	5.8	3,094,900	8.8	8.49	8/31/2028	4, 5-year options
New WinCup Holdings, Inc.(5)	NR / NR / NR	542,450	8.6	3,067,106	8.7	5.65	12/31/2026	2, 5-year options
Plaid Enterprises, Inc.(6)	NR / NR / NR	354,134	5.6	2,240,402	6.4	6.33	10/31/2024	NA
SET Enterprises, Inc.(7)	NR / NR / NR	401,727	6.4	1,909,448	5.4	4.75	6/30/2031	NA
Jade-Sterling Steel Co., Inc.(8)	NR / NR / NR	389,900	6.2	1,839,624	5.2	4.72	4/30/2023	2, 5-year options
World’s Finest Chocolate, Inc.(9)	NR / NR / NR	434,252	6.9	1,564,450	4.4	3.60	7/31/2027	2, 5-year options
Oracle Flexible Packaging, Inc.	NR / NR / NR	437,911	7.0	1,209,252	3.4	2.76	7/31/2030	NA
MVP Group International, Inc(10)	NR / NR / NR	209,244	3.3	1,094,244	3.1	5.23	4/30/2022	NA
Ten Largest Tenants		3,794,928	60.2%	$24,164,073	68.5%	$6.37
Remaining Tenants		2,503,800	39.8	11,099,535	31.5	4.43
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		6,298,728	100.0%	$35,263,608	100.0%	$5.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Hannibal Industries, Inc subleases approximately 36,108 SF of its space to LexWest, LLC.
(3)	TestAmerica Laboratories, Inc. leases space at six properties, which all expire 6/30/2027, comprised of: TestAmerica - Arvada: 57,966 SF; $14.41 underwritten base rent per SF; TestAmerica - Corpus Christi: 14,884 SF; $6.80 underwritten base rent per SF; TestAmerica - Pensacola: 21,911 SF; $20.65 underwritten base rent per SF; TestAmerica - Savannah: 54,284 SF; $12.65 underwritten base rent per SF; TestAmerica - Tallahassee: 16,500 SF; $11.12 underwritten base rent per SF; and TestAmerica - West SAC: 66,203 SF; $17.64 underwritten base rent per SF.
(4)	Kraco Enterprises, LLC subleases approximately 13,430 SF of its space to Compton Steel Co. Inc. and some of its parking lot to Morrell’s Electroplating, Inc.
(5)	New WinCup Holdings, Inc. leases space at two properties, with leases that each expire 12/31/2026, comprised of New WinCup – Phoenix: 322,070 SF; $6.64 underwritten base rent per SF and New WinCup – Stone Mountain: 220,380 SF; $4.21 underwritten base rent per SF.
(6)	Plaid Enterprises, Inc. leases space at two properties, with leases that each expire 10/31/2024, comprised of: Plaid - Decatur: 282,514 SF; $3.77 underwritten base rent per SF and Plaid - Norcross: 71,620 SF; $10.83 underwritten base rent per SF.
(7)	SET Enterprises, Inc. leases space at two properties, with leases that each expire 6/30/2031, comprised of: SET - MI: 284,351 SF; $5.49 underwritten base rent per SF and SET - IN: 117,376 SF; $2.66 underwritten base rent per SF.
(8)	Jade-Sterling Steel Co., Inc. leases space at two properties. The leases both expire 4/30/2023, and are comprised of Jade-Sterling - OH: 174,511 SF; $4.68 underwritten base rent per SF and Jade-Sterling – IL: 215,389 SF; $4.63 underwritten base rent per SF. Jade-Sterling Steel Co., Inc. subleases approximately 6,500 SF of its space to M. Block & Sons, Inc. Jade-Sterling Steel Co. also subleases approximately 22,600 SF to Soft-Lite, LLC, approximately 5,928 SF to Godfrey & Wing and approximately 2,500 SF to Automation Plastics on a month-to-month basis.
(9)	World’s Finest Chocolate, Inc. subleases approximately 64,912 SF of its space to Barry Callebaut U.S.A. LLC.
(10)	MVP Group International, Inc leases space at two properties, which both expire 4/30/2022, comprised of MVP Charleston: 108,000 SF; $6.52 underwritten base rent per SF and MVP Mayfield: 101,244 SF; $3.54 underwritten base rent per SF. MVP Charleston subleases approximately 75,000 SF of its space to CLT Air Freight Carrier, LLC.

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	116,700	1.9	1.9%	659,402	1.9	5.65	2
2021	116,897	1.9	3.7%	337,849	1.0	2.89	1
2022	209,244	3.3	7.0%	1,094,244	3.1	5.23	2
2023	959,590	15.2	22.3%	5,004,623	14.2	5.22	6
2024	644,454	10.2	32.5%	4,078,880	11.6	6.33	5
2025	0	0.0	32.5%	0	0.0	0.00	0
2026	542,450	8.6	41.1%	3,067,106	8.7	5.65	2
2027	1,235,639	19.6	60.7%	7,134,712	20.2	5.77	11
2028 & Thereafter	2,473,754	39.3	100.0%	13,886,792	39.4	5.61	10
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	6,298,728	100.0%		$35,263,608	100.0%	$5.60	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio Properties:

Historical Leased %(1)

2013	2014	2015	2016	As of 9/1/2016
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the U.S. Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$31,183,647	$31,857,526	$32,564,740	$33,503,066	$35,263,608	$5.60
Reimbursement Revenue	4,920,332	5,771,348	5,539,855	5,441,857	5,894,557	0.94
Other Revenue	149,701	78,880	0	0	0	0.00
Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,944,923	$41,158,164	$6.53
Vacancy Loss	0	0	0	0	(2,268,148)	(0.36)
Effective Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,944,923	$38,890,017	$6.17

Expenses	$5,132,150	$6,201,533	$5,737,748	$5,766,528	$6,208,245	$0.99
Management Fee	833,213	833,210	833,210	833,208	686,095	0.11
Total Operating Expenses	$5,965,363	$7,034,743	$6,570,958	$6,599,736	$6,894,339	$1.09

Net Operating Income	$30,288,317	$30,673,011	$31,533,638	$32,345,187	$31,995,677	$5.08
Tenant Improvements	0	0	0	0	1,783,576	0.28
Replacement Reserves	0	0	0	0	629,873	0.10
Net Cash Flow	$30,288,317	$30,673,011	$31,533,638	$32,345,187	$29,582,229	$4.70

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 1, 2016 and contractual rent steps through May 31, 2018.
(3)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

■	Appraisals. According to an appraisal, the U.S. Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 8.0% portfolio premium, of $456,000,000 as of December 31, 2015. The aggregate “as-is” value of the U.S. Industrial Portfolio Properties without the portfolio premium is $422,640,000.

■	Environmental Matters. According to Phase I environmental reports, dated between December 2, 2015 and December 8, 2015, there are no recognized environmental conditions or recommendations for further action at the U.S. Industrial Portfolio Properties other than (a) a recommendation for an asbestos operations and maintenance (O&M) plan at 24 properties and (b) the monitoring of the remediation of other historical environmental issues as further described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Market Overview and Competition. The U.S Industrial Portfolio Properties consist of 39 properties in 17 states. The following highlights the four largest markets by allocated loan amount:

Los Angeles, California (22.7% of Cut-off Date Allocated Loan Amount): The Los Angeles industrial market currently has approximately 935.6 million SF of industrial space, an average rent of $7.26 per SF/year with vacancy of 4.5%.

Chicago, Illinois (14.2% of Cut-off Date Allocated Loan Amount): The Chicago industrial market currently has approximately 1.2 billion SF of industrial space, an average rent of $5.64 per SF/year with vacancy of 10.6%.

Detroit, Michigan (8.3% of Cut-off Date Allocated Loan Amount): The Detroit industrial market currently has approximately 534.2 million SF of industrial space, an average rent of $4.62 per SF/year with vacancy of 9.4%.

Phoenix, Arizona (7.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market currently has approximately 291.0 million SF of industrial space, an average rent of $5.35 per SF/year with vacancy of 13.0%.

■	The Borrowers. The U.S. Industrial Portfolio Loan was made to 39, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U.S. Industrial Portfolio Whole Loan. The non-recourse carveout guarantors under the U.S. Industrial Portfolio Loan are, collectively, jointly and severally, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual.

The borrower sponsors are the seven principals of Brennan Investment Group (“BIG”): Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual. BIG is a real estate investments firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of BIG) manages industrial assets. Affiliates of BIG own a portfolio of industrial properties totaling approximately 26 million SF. Michael Brennan, the co-founder and chairman of BIG, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

■	Escrows. On the origination date, the borrowers funded (i) a replacement reserve in the amount of $1,259,746, (ii) a tenant improvement and leasing commissions reserve in the amount of $3,000,000, and (iii) an expansion reserve for the Plaid – Decatur property, in the amount of $6,374,500 (a portion of which, in the amount of $557,534, was disbursed to the borrowers resulting in $5,816,966 remaining in the respective escrow account at origination), to create additional space for manufacturing and storage space pursuant to an expansion and extension of an existing lease. The construction total cost is estimated to be $5,795,000. Construction has begun and is anticipated to be completed in the second half of 2017. We cannot assure you that the construction will be completed when expected or at all.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless (a) in the case of taxes, a tenant is obligated under its lease to pay the taxes directly to the appropriate taxing authority (or to the borrowers as landlord under a triple-net lease for payment to the appropriate taxing authority) and such amounts are actually paid and (b) in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, or, if a tenant is obligated to and actually maintains such insurance (ii) the U.S. Industrial TI/LC Amount to a tenant improvements and leasing commissions account, and (iii) beginning on the second anniversary of the origination date, a capital expenditure reserve in an amount equal to $52,489, capped at $1,259,746.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

“U.S. Industrial TI/LC Amount” means an amount, commencing on September 1, 2021 (or earlier if funds on deposit in the account are less than $1,500,000) equal to $150,000 until funds deposited into such account (which can include the $3 million deposit made at loan origination) equal $4,500,000. No additional reserves are required thereafter until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrowers will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

In addition, on each due date during the continuance of a U.S. Industrial Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “U.S. Industrial Portfolio Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.25x, or (ii) following the occurrence and during the continuance of an event of default under the related loan documents.

■	Lockbox and Cash Management. The U.S. Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the U.S. Industrial Portfolio Properties and all other money received by the borrowers or the property manager with respect to the U.S. Industrial Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a U.S. Industrial Portfolio Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account. During the continuance of an event of default under the U.S. Industrial Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the U.S. Industrial Portfolio Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the U.S. Industrial Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The U.S. Industrial Portfolio Properties are managed by Brennan Management, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the U.S. Industrial Portfolio Properties are required to remain managed by Brennan Management, LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with (a) a property manager with at least 5 years’ experience in the business of managing at least 3,000,000 leasable SF of properties comparable to the U.S. Industrial Portfolio Properties who is not subject to a bankruptcy or similar insolvency or (b) any other property manager reasonably approved by the lender and subject to receipt of Rating Agency Confirmation, and if an affiliate of the borrowers, the receipt of an additional insolvency opinion if (i) the property manager becomes bankrupt or insolvent, (ii) a material default by the property manager occurs under the management agreement and is not cured within any applicable notice and cure period thereunder and the borrowers have the right to terminate the management agreement pursuant to its terms and provisions, or (iii) following an event of default and acceleration of the U.S. Industrial Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

U.S. INDUSTRIAL PORTFOLIO

■	Release of Collateral. Provided no event of default under the U.S. Industrial Portfolio Loan has occurred and is continuing, the borrowers have the right after the second anniversary of the securitization Closing Date to obtain release of one or more of the U.S. Industrial Portfolio Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the sum of 115% of the allocated loan amount of the individual U.S. Industrial Portfolio Properties so released and (y) the portion of the outstanding principal balance of the U.S. Industrial Portfolio Whole Loan that has not been defeased as of the date of such release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the U.S. Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements. Subject to the satisfaction of certain conditions, borrowers have the right to obtain releases of vacant, non-income producing parcels for which no material value was assigned under the appraisals obtained by the lender in connection with the origination.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Preferred Equity. Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of $98,386,245.16 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the mortgaged properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and in some cases, cause a sale of the assets of the subsidiaries and/or hyper-amortize the preferred equity amount. Additionally, the parents of the borrowers are permitted to issue additional preferred equity in any upper tier parent of the borrowers so long as after giving effect to such issuance of such preferred equity a change of control of the borrowers under the loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

■	Terrorism Insurance. The insurance policies obtained by the borrowers are required under the loan documents to cover perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the individual U.S. Industrial Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity until the earlier of 6 months following restoration and the date on which income returns to the same level it was at prior to the loss) at all times during the term of the U.S. Industrial Portfolio Loan, provided, that the borrowers are not be required to spend more than two times the cost of the premiums paid by the borrowers for the property and casualty insurance required to be maintained under the U.S. Industrial Portfolio Loan documents. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the U.S. Industrial Portfolio Properties are separately allocated to the U.S. Industrial Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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GSK R&D CENTRE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

6 STORY
853 STALL
GARAGE
WING A
6 STORIES
292,552 SF
gsk
WING B
4 STORIES
184,010 SF
WING C
4 STORIES
158,496 SF
TRAVILAH ROAD
TRAVILLE GATEWAY DRIVE
SHADY GROVE ROAD
Collateral
Human Genome Sciences, Inc.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Gaithersburg
Rockville
Aspen Hill
MARYLAND
North Bethesda
Wheaton
Forest Glen
Potomac
Chevy Chase
Bethesda
Somerset
DISTRICT OF COLUMBIA
GSK R&D Centre
14200 Shady Grove Road
Rockville, MD 20850
Adventist HealthCare Shady Grove Medical Center
Traville Village Center
Montgomery College
Rockville Town Square Plaza
Wintergreen Plaza
Twinbrook Shopping Center
Montrose Crossing
Randolph Hills Shopping Center
White Flint Mall
Stoneymill Square
Cabin John Mall
Georgetown Square Shopping Center
Westfield Montgomery
Wildwood Shopping Center
Westfield Wheaton
National Institutes of Health (NIH)
Walter Reed Army Medical Center
FOREST GLEN ANNEX
SHADY GROVE
ROCKVILLE
TWINBROOK
WHITE FLINT
GROSVENOR
MEDICAL CENTER
BETHESDA
GLENMONT
WHEATON
METRO RED LINE
ICC
200
270
495
185
Needwood Golf Course
RedGate Golf Course
Lakewood Country Club
Woodmont Country Club
Falls Road Golf Course
Bethesda Country Club
Burning Tree Club
TPC Potomac at Avenel Farm
Congressional Country Club
Manor Country Club
Argyle Country Club
Leisure World
Wheaton Regional Park
Rock Creek Regional Park
Columbia Country Club
Kenwood Golf & Country Club
Chevy Chase Club
Rock Creek Park
MIDCOUNTY HIGHWAY
WOODFIELD ROAD
SHADY GROVE ROAD
MUNCASTER MILL ROAD
SOUTH FREDERICK AVENUE
MUDDY BRANCH ROAD
FREDERICK ROAD
GREAT SENECA HIGHWAY
KEY WEST AVENUE
DARNESTOWN ROAD
WEST GUDE DRIVE
EAST GUDE DRIVE
NORBECK ROAD
BEL PRE ROAD
GEORGIA AVENUE
LAYHILL ROAD
MARYLAND AVENUE
WOOTTON PARKWAY
VEIRS MILL ROAD
CONNECTICUT AVENUE
RANDOLPH ROAD
MONTROSE ROAD
FALLS ROAD
STRATHMORE AVENUE
UNIVERSITY BLVD E
DEMOCRACY BOULEVARD
RIVER ROAD
BRADLEY BOULEVARD
OLD GEORGETOWN ROAD
EAST WEST HIGHWAY
WILSON LANE
Brookeville
Poolesville
Gaithersburg
Rockville
Laurel
Kensington
Bethesda
Herndon
Potomac
College Park
Reston
Somerset
Washington, D.C.
Vienna
Arlington
District Heights
Fairfax
Alexandria
Morningside
Clifton
Forest Heights

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Rockville, Maryland	Cut-off Date Principal Balance(2)		$65,500,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$217.30
Size (SF)	635,058	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 5/1/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2016	Mortgage Rate		3.9450%
Appraised Value	$345,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$28,855,012
Underwritten Expenses	$2,256,434	Escrows
Underwritten Net Operating Income (NOI)	$26,598,577		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$26,161,975	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	39.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	39.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	4.82x / 4.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	19.3% / 19.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Sponsor Equity Contribution	$199,799,934	59.1%	Purchase Price	$337,500,000	99.9%
Loan Amount	138,000,000	40.9	Closing Costs	299,934	0.1

Total Sources	$337,799,934	100.0%	Total Uses	$337,799,934	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the GSK R&D Centre Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $65,500,000 represents the non-controlling note A-2 of a $138,000,000 whole loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “GSK R&D Centre Loan”) is part of a whole loan structure (the “GSK R&D Centre Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed use property located in Rockville, Maryland (the “GSK R&D Centre Property”). The GSK R&D Centre Loan (evidenced by note A-2), which represents a non-controlling interest in the GSK R&D Centre Whole Loan, has an outstanding principal balance as of the Cut-off Date of $65,500,000 and represents approximately 6.8% of the Initial Pool Balance. The related companion loan (the “GSK R&D Centre Companion Loan”), evidenced by controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $72,500,000 that was contributed to the GSMS 2017-GS5 transaction. The GSK R&D Centre Whole Loan was originated by Goldman Sachs Mortgage Company on December 29, 2016. The GSK R&D Centre Whole Loan has an original principal balance of $138,000,000 and each note has an interest rate of 3.9450% per annum. The borrower utilized the proceeds of the GSK R&D Centre Whole Loan to acquire the GSK R&D Centre Property and pay origination costs.

The GSK R&D Centre Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The GSK R&D Centre Loan requires interest only payments on each due date through the scheduled maturity date in January 2027. Voluntary prepayment of the GSK R&D Centre Loan is not permitted prior to the due date in June 2026. Provided that no event of default under the GSK R&D Centre Loan is continuing, at any time after the second anniversary of the securitization Closing Date, the GSK R&D Centre Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The GSK R&D Centre Property has received a credit assessment of baa3 by Moody’s and BBB+ from KBRA.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

■	The Mortgaged Property. The sole tenant of the GSK R&D Centre Property is Human Genome Science, Inc. (“HGS”) under an absolute net lease guaranteed by GlaxoSmithKline plc (“GSK”). GSK acquired HGS in 2012. The GSK R&D Centre Property is a 635,058 SF, three-building, Class A office and lab campus located in Rockville, Maryland. The GSK R&D Centre Property was originally developed by HGS. in 2003. After completing a sale-leaseback with the prior owner in 2006, the asset was 100% net leased on a long-term basis to HGS, now a wholly owned subsidiary of GSK (LSE: GSK; Fitch/MIS/S&P: A/A2/A+). As of May 1, 2017 the GSK R&D Centre Property was 100.0% leased, however the tenant only physically occupies a portion of its space and subleases a portion of its space. GSK intends to convert the GSK R&D Centre Property to a fully dedicated vaccines R&D center, and has plans to invest a total of $50.0 million on various upgrades and renovations over the next two years as it consolidates approximately 400-450 employees to the location. The planned renovations are anticipated to include upgrades to the atrium, fitness center, cafeteria, conference rooms, and new paint and carpet on various floors of each wing, as well as new sinks, showers and additional power connections in select lab areas. We cannot assure you that these renovations will be completed as expected or at all or that GSK will consolidate all employees at the GSK R&D Centre Property as announced.

The GSK R&D Centre Property consists of three, four- to six-story buildings (approximately 62% office and 38% lab/pilot plant) situated on a 28-acre site, accompanied by a six-story parking structure offering 949 parking stalls.

GSK is a healthcare company which develops and manufactures pharmaceutical products and health-related consumer products. As of January 2017, GSK had a market capitalization of approximately $95.3 billion and reported earnings before interest, tax, depreciation and amortization (“EBITDA”) of approximately $11.7 billion for the 12-month period ending December 31, 2016. The HGS lease runs through May 2026 and includes two, 10-year extension options.

The following table presents certain information relating to the sole tenant at the GSK R&D Centre Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Human Genome Sciences, Inc.(2)	A / A2 / A+	635,058	100.0%	$24,556,643	100.0%	$38.67	5/31/2026	2, 10-year options
Largest Tenant		635,058	100.0%	$24,556,643	100.0%	$38.67
Vacant Spaces		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		635,058	100.0%	$24,556,643	100.0%	$38.67

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	HGS, a wholly owned subsidiary of GSK, is the lessee under the lease. GSK has guaranteed the obligations under the lease. HGS has the right to sublease its space without landlord consent. WellStat Management Company, LLC currently subleases approximately 112,697 usable SF from HGS and currently pays annual rent of $2,014,642 under sublease that commenced May 12, 2016 and matures February 28, 2026. WellStat Management Company, LLC has the one time right to terminate the sublease with payment of a termination fee on April 30, 2022. We cannot assure you that HGS will not sublease additional space in the future or that any future subtenant will take occupancy or pay rent on schedule or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

The following table presents certain information relating to the lease rollover schedule at the GSK R&D Centre Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	635,058	100.0	100.0%	24,556,643	100.0	38.67	1
2027	0	0.0	100.0%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	635,058	100.0%		$24,556,643	100.0%	$38.67	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the GSK R&D Centre Property:

Historical Leased %(1)

2013	2014	2015	2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower. Reflects average leased space for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GSK R&D Centre Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$22,501,194	$22,951,218	$23,410,243	$23,879,254	$24,556,643	$38.67
Contractual Rent Steps(3)	0	0	0	0	2,723,949	4.29
Total Reimbursement Revenue	1,959,747	1,910,304	1,959,455	2,097,259	2,256,434	3.55
Gross Revenue	$24,460,941	$24,861,522	$25,369,697	$25,976,513	$29,537,026	$46.51
Vacancy Loss	0	0	0	0	(682,015)	(1.07)
Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$24,460,941	$24,861,522	$25,369,697	$25,976,513	$28,855,012	$45.44
Total Operating Expenses	1,959,747	1,910,304	1,959,455	2,103,344	2,256,434	3.55
Net Operating Income	$22,501,195	$22,951,218	$23,410,243	$23,873,169	$26,598,577	$41.88
TI/LC	0	0	0	0	309,591	0.49
Capital Expenditures	0	0	0	0	127,012	0.20
Net Cash Flow	$22,501,195	$22,951,218	$23,410,243	$23,873,169	$26,161,975	$41.20

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 2016 and contractual rent steps through February 2018.

(3)	Underwritten contractual rent steps reflects the net present value of future contractual rent steps for HGS through the end of its lease terms (excluding any rent steps already captured in Underwritten Base Rental Revenue), using a discount rate of 7.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

■	Appraisal. According to the appraisal dated December 1, 2016, the GSK R&D Centre Property had an “as-is” appraised value of $345,500,000 and a dark value of $196,000,000. The Cut-off Date LTV Ratio calculated utilizing the dark value is 70.4%.

■	Environmental Matters. According to a Phase I environmental report dated December 22, 2016, there are no recognized environmental conditions or recommendations for further action at the GSK R&D Centre Property.

■	Market Overview and Competition. The GSK R&D Centre Property is located in Rockville, Maryland, a suburb approximately 20 miles northwest of Washington, D.C. The GSK R&D Centre Property is located near I-270 in a corridor commonly known as “DNA Alley,” named for its concentration of life sciences companies and government organizations. According to a market research report, as of the third quarter of 2016, Class A office inventory in Rockville totaled approximately 4.0 million SF with vacancy of 19.9% and quoted gross rental rates of $33.50 per SF. In addition to office space, approximately 38% of the GSK R&D Centre Property is lab and pilot plant space offering unique features like a vivarium, bulk manufacturing capabilities and a data network.

The following table presents certain information relating to the comparable laboratory and office lease transactions for the GSK R&D Centre Property:

Comparable Laboratory and Office Lease Transactions(1)

Property	Tenant	Lease Date	Lease Term (years)	Area (SF)	Rental Rate per SF	Lease Structure
45-55 Hayden Avenue Lexington, Massachusetts	Shire Pharmaceuticals	Q3 2016	13.0	176,794	$38.50	NNN
320 Bent Street, Cambridge, Massachusetts	Momenta Pharmaceuticals	Q2 2016	10.0	105,000	$68.00	NNN
50 West Watkins Mill Road, Gaithersburg, Maryland	Saint-Gobain Performance Plastics	Q1 2016	7.4	62,000	$19.00	NNN
21 Firstfield Road, Gaithersburg, Maryland	Novavax	Q3 2015	11.0	42,000	$22.00	NNN
Landmark @ Eastview 785 Old Saw Mill River Road Tarrytown, New York	Regeneron	Q3 2015	15.0	297,000	$45.00	NNN
675 West Kendall Street Cambridge, Massachusetts	Alyylam Pharmaceuticals	Q2 2015	15.0	295,000	$67.00	NNN
11 Fan Pier Boulevard, Boston, Massachusetts	Vertex Pharmaceuticals	Q4 2013	15.0	1,132,170	$62.50	NNN
1701/1711 Research Boulevard Rockville, Maryland	Meso Scale Diagnostics	Q2 2013	15.0	105,000	$32.00	NNN
Average			12.7	276,871	$44.25

(1)	Source: Appraisal.

■	The Borrower. The borrower is GI DC Rockville LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GSK R&D Centre Loan. The non-recourse carveout guarantor under the GSK R&D Centre Loan is DataCore Fund L.P. (“DataCore”), the direct owner of the borrower.

DataCore, a joint venture between GI Partners, L.P. (“GI Partners”) and California State Teachers’ Retirement System (“CalSTRS”), was created in 2012 as a core investment vehicle to invest in technology-focused real estate in the U.S., including data centers, corporate campuses for technology tenants, and life science properties located in primary metropolitan statistical areas. As of December 31, 2016, DataCore reported total assets of $998.3 million, equity of $620.5 million and cash and equivalents of $15.6 million.

GI Partners, founded in 2001, is an alternative investment management firm with an estimated $13 billion in capital commitments. GI Partners’ Real Estate team manages four distinct real estate investment vehicles, encompassing both asset and entity level strategies. CalSTRS, established in 1913, provides retirement, disability and survivor benefits for California’s educators and their families. As of January 31, 2017, CalSTRS reported an investment portfolio valued at $198.8 billion, $25.0 billion (12.6%) of which was invested in real estate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

■	Escrows. On each due date, the borrower is required to fund (i) during a GSK R&D Centre Cash Sweep Period, a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period unless (a) in the case of taxes, the sole tenant is obligated under its lease to pay the taxes directly to the appropriate taxing authority (or to the borrower as landlord under a triple-net lease for payment to the appropriate taxing authority) and such amounts are actually paid and (b) in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan and the borrower has delivered satisfactory evidence of paid insurance coverage to the lender when and as required, (ii) during the continuance of a Specified Tenant Sweep Period or if the tenant at the GSK R&D Centre Property is not obligated under its related lease to complete all capital expenditures at the GSK R&D Centre Property, a capital expenditure reserve in the amount of $13,230 (iii) during the continuance of a GSK R&D Centre Lease Sweep Period, a leasing reserve in the amount of $79,382, and (iv) during the continuance of a GSK R&D Centre Cash Sweep Period, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower during the current interest period.

A “GSK R&D Centre Lease Sweep Period” means any of the following: (a) a continuing GSK R&D Centre Cash Sweep Period, (b) any period when Human Genome Sciences, Inc. or any successor tenant vacates, abandons, or ceases operations at, all or substantially all of the space leased under such tenant’s lease or any replacement thereof but (1) continues to pay its rent due under its lease and (2) satisfies the rating requirements set forth in the loan agreement or (3) Human Genome Sciences, Inc. or any successor tenant does not satisfy the rating requirements set forth in the loan agreement but remains in occupancy and operational in substantially all of the space leased under the tenant’s lease or any replacement thereof and continues to pay its rent due under its lease.

A “GSK R&D Centre Cash Sweep Period” means a period commencing upon any of (a) the occurrence and continuance of an event of default under the related loan documents until cured, (b) the continuance of a Specified Tenant Sweep Period, or (c) the debt yield calculated in accordance with the loan documents falls below 9.0% as of the end of any fiscal quarter until the debt yield has equaled or exceeded 9.0% for two consecutive fiscal quarters.

A “Specified Tenant Sweep Period” means a period during which to Human Genome Sciences, Inc. and any other tenant under a lease covering 50% or more of the total rentable square footage of the GSK R&D Centre Property or the gross rents (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable) (individually and collectively, the “Specified Tenant”):

(a)	vacates, abandons, goes dark or ceases operations at, all or substantially all of the space leased under the related lease unless it continues to pay rent and maintains the rating requirements set forth in the loan agreement until it resumes ordinary course business operations at substantially all of the leased space or a GSK RE-Tenanting occurs;

(b)	files for bankruptcy, is adjudged bankrupt, is insolvent, or otherwise makes a general assignment for the benefit of creditors until such Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease or a GSK RE-Tenanting occurs;

(c)	fails to extend or renew its lease for a term of at least five years by the earlier of 12 months prior to the scheduled lease expiration date or the date such Specified Tenant is required to give notice of its exercise of a renewal option under its lease (unless exercised) unless the lender receives evidence of, among other things, that it has extended for a term of at least five years, pursuant to the terms of such Specified Tenants lease or on terms and conditions reasonably acceptable to the lender and it is in occupancy of its respective space, open for business and paying full, unabated rent under such lease or a GSK RE-Tenanting occurs;

(d)	gives notice of termination of its lease until a GSK RE-Tenanting occurs; or

(e)	fails to maintain the rating requirements set forth in the loan agreement and it either stops paying rent or vacates, abandons, or ceases operations at, all or substantially all of the leased space until such Specified Tenant regains the rating requirements set forth in the loan agreement or a GSK RE-Tenanting occurs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GSK R&D CENTRE

A “GSK RE-Tenanting” means the lender receives (1) satisfactory evidence that the space has been leased to one or more acceptable replacement tenants reasonably acceptable to the lender pursuant to one or more acceptable leases, which replacement tenants (x) either (I) are in occupancy of their respective space and conducting ordinary course business operations, or (II) meet (or each of their parent companies meet) the rating requirements set forth in the loan agreement, and (y) are paying full, unabated rent under such replacement leases and (2) a tenant estoppel certificate from each such replacement tenant.

■	Lockbox and Cash Management. The GSK R&D Centre Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the GSK R&D Centre Property and all other money received by the borrower or the property manager with respect to the GSK R&D Centre Property be deposited into such lockbox account within two business days. For so long as no GSK R&D Centre Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a GSK R&D Centre Cash Sweep Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

■	Property Management. The GSK R&D Centre Property is currently managed by Goldstar Properties LLC. Under the related loan documents, the GSK R&D Centre Property is required to remain managed by Goldstar Properties LLC or any other management company approved by the lender in accordance with the loan documents and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager: (i) at any time during the continuance of an event of default under the loan documents, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager becomes insolvent or a debtor in any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or any voluntary bankruptcy or insolvency proceeding or (iv) more than 50% of the direct or indirect ownership interests in the property manager has changed or control of the property manager has changed, unless after such changes or either such change property manager continues to be a qualified property manager in accordance with the loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. If any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella policies required under the loan documents include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, the borrower will be required to obtain and maintain terrorism coverage to cover such exclusion from a carrier which otherwise satisfies the rating criteria specified in the loan documents or, in the event that such terrorism coverage is not available from a qualified carrier, the borrower is required obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. The borrower is required to obtain and maintain coverage in its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the GSK R&D Centre Property (plus 18 months of rental loss and/or business income interruption coverage); so long as such coverage is available at a cost which does not exceed two times the amount of the then-current property casualty insurance premium that is payable in respect of the GSK R&D Centre Property and business interruption/rental loss insurance required under the loan documents (the “Terrorism Premium Cap”). In the event that TRIPRA expires or is otherwise no longer in effect for any reason and such coverage with respect to terrorist acts is not included as part of the “all risk” property policy, the borrower is required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the GSK R&D Centre Property (plus 18 months of rental loss and/or business income interruption coverage); so long as such coverage is available at a cost which does not exceed the Terrorism Premium Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CH2M GLOBAL HEADQUARTERS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

NORTH BUILDING
4 STORIES
107,638 SF
WEST BUILDING
5 STORIES
155,209 SF
SOUTH BUILDING
4 STORIES
107,638 SF
SOUTH JAMAICA STREET
25
PEDESTRIAN BRIDGE
CROSSING TO LINCOLN
STATION LIGHT RAIL
Collateral
CH2M Hill, Inc.
Not Part of Collateral

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

CH2M Global Headquarters
9189, 9191 and 9193 South Jamaica Street
Englewood, CO 80112
Tamarac Square
Denver Tech Center
Greenwood Village
Centennial
Centennial Airport
Lone Tree
Foxfield
Meadow Hills
Mission Viejo
Carriage Place
Pheasant Run
Prides Crossing
Park Villas
Shenandoah
Cherry Creek Reservoir
Cherry Creek State Park
Quincy Reservoir
E Quincy Ave
E Belleview Ave
E Orchard Rd
E Arapahoe Rd
E Dry Creek Rd
E County Line Rd
Lincoln Ave
E Highlands Ranch Pkwy
E Wildcat Reserve Pkwy
E Smoky Hill Rd
S Chambers Rd
S Jordan Rd
S Peoria St
S University Blvd
S Holly St
S Quebec St
N Daniels Park Rd
Cherry Hills Country Club
Glenmoor Country Club
Cherry Hills Marketplace
The Orchards
Fiddler's Green Amphitheatre
Arapahoe Marketplace Shopping Center
Heritage Place Shopping Center
Arapahoe Village Center Shopping Center
Cherry Knolls Shopping Center
Cherry Knolls Park
The Streets at SouthGlenn
Willow Spring Open Space
Arapahoe Park
South Suburban Golf Course
Festival Shopping Center
Piazza Highlands Ranch
Promenade Shopping Center
Links At Highlands Ranch
Centennial Promenade
Park Meadows
Family Sports Center Golf Course
Dove Valley Regional Park
Pioneer Hills Shopping Mall
Valley Country Club
Arapahoe Crossings
Cornerstar Shopping Center
Cherry Creek Valley Ecological Park
Meridian Golf Club
The Crossing at Stonegate
Challenger Regional Park
Bluffs Regional Park Trail
Sky Ridge Medical Center
The Ridge at Castle Pines North
Westlands Park
Silo Park
Holly Park
Dekoevend Park
25
87
225
83
470
E470
Boulder
Broomfield
Thornton
Westminster
Arvada
Denver
Denver International Airport
Golden
Aurora
Lakewood
Englewood
Littleton
Centennial
Highlands Ranch
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Englewood, Colorado	Cut-off Date Principal Balance(2)		$60,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$215.93
Size (SF)	370,485	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 5/1/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / 2010-2013, 2015-2017	Mortgage Rate		4.8460%
Appraised Value	$122,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60

Underwritten Revenues	$7,517,376
Underwritten Expenses	$225,521	Escrows
Underwritten Net Operating Income (NOI)	$7,291,855		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,865,797	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	65.5%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	60.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.44x / 1.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.6%	Other(3)	$7,945,478	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$80,000,000	61.2%	Purchase Price(4)	$122,000,000	93.3%
Principal’s New Cash Contribution	50,789,631	38.8	Reserves	7,945,478	6.1
			Closing Costs	844,153	0.6

Total Sources	$130,789,631	100.0%	Total Uses	$130,789,631	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the CH2M Global Headquarters Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance represents the controlling note A-1 of the $80,000,000 CH2M Global Headquarters Whole Loan. See”—The Mortgage Loan” below.

(3)	Other reserve represents reserves for tenant improvements ($6,695,091) and free rent ($1,250,387) which covers a free rent period that commences in October 2017 and ends in November 2017. See “—Escrows” below.

(4)	The CH2M Global Headquarters Loan recapitalized the borrower sponsor’s September 2016 all-cash acquisition of the CH2M Global Headquarters Property for $122.0 million.

■	The Mortgage Loan. The mortgage loan (the “CH2M Global Headquarters Loan”) is part of a whole loan (the “CH2M Global Headquarters Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a general suburban office property in Englewood, Colorado (the “CH2M Global Headquarters Property”). The CH2M Global Headquarters Loan (evidenced by note A-1), which represents a controlling interest in the CH2M Global Headquarters Whole Loan, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 6.3% of the Initial Pool Balance. The related companion loan (the “CH2M Global Headquarters Companion Loan”), evidenced by non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $20,000,000. The CH2M Global Headquarters Companion Loan is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions. The CH2M Global Headquarters Whole Loan was originated by Goldman Sachs Mortgage Company on March 16, 2017. The CH2M Global Headquarters Whole Loan has an original principal balance of $80,000,000 and each note has an interest rate of 4.8460% per annum. The borrower utilized the proceeds of the CH2M Global Headquarters Loan to recapitalize the borrower sponsor’s September 2016 all-cash acquisition of the CH2M Global Headquarters Property, fund reserves and pay origination costs.

The CH2M Global Headquarters Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The CH2M Global Headquarters Loan requires interest only payments on each due date through and including the due date in April 2022 and thereafter requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the CH2M Global Headquarters Loan is the due date in April 2027. Provided that no event of default under the CH2M Global Headquarters Loan is continuing, at any time after the earlier to occur of (a) the third anniversary of the origination date of the CH2M Global Headquarters Loan and (b) the second anniversary of the closing date of the securitization into which the last CH2M Global Headquarters Companion Loan is deposited, the CH2M Global Headquarters Whole Loan may be prepaid at any time prior to the due date in December 2026, with payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being paid for any such prepayments. In addition, the CH2M Global Headquarters Loan is prepayable without penalty on or after the due date in December 2026.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

■	The Mortgaged Property. The CH2M Global Headquarters Property is a 370,485 SF general suburban office property located in Englewood, Colorado. The CH2M Global Headquarters Property is a three-building (North, South and West buildings), Class A office campus located within the Meridian International Business Center at the intersection of Interstate 25 and State Highway 470. The CH2M Global Headquarters Property was built in 2002 and has been occupied by CH2M Hill, Inc. (“CH2M”) since construction. The CH2M Global Headquarters Property serves as the global headquarters for CH2M, who had the building built to suit and subsequently sold the property to Columbia Property Trust in 2007 by way of a triple net sale leaseback. CH2M is the sole tenant with a lease expiration of September 30, 2032 with two, 5 or 10-year renewal options.

Founded in 1946, CH2M is a Fortune 500, employee-owned, global engineering firm headquartered in Englewood, Colorado. CH2M has four operating segments: (i) environmental and nuclear, (ii) energy and industrial, (iii) water and (iv) transportation. Approximately 1,300 employees (14.0% of total domestic employees) are located at the CH2M Global Headquarters Property. Since 2010, CH2M has invested approximately $13.6 million in a floor-by-floor renovation of the CH2M Global Headquarters Property (approximately $36.61 per SF). CH2M has subleased 56,853 SF of its space to the following subtenants: (i) XTO Energy Inc., 53,820 SF that commenced in April 2016 and expires in April 2018 (with two options to renew for one year each) and (ii) First Technology Federal Credit Union, 3,033 SF that commenced in March 2016 and expires in March 2022 (with options to extend for five years each (not to extend beyond the term of the CH2M lease)).

According to CH2M’s 2016 10K, the company reported revenues for the years 2016, 2015 and 2014 of approximately $5.2, $5.4 and $5.4 billion, respectively. CH2M also reported operating income (loss) and net income (loss) for 2016, 2015 and 2014 of approximately ($240.1) and $15.0, $134.8 and $80.4, and ($341.6) and ($181.5) million, respectively. Operating performance was impacted by restructuring efforts and changes in project related estimates. During the third quarter of 2016, CH2M began a process to review the structure and resources within its business segments and formulate a restructuring plan, including a simplified organization structure and streamlined delivery model in an attempt to achieve higher levels of profitable growth. See “Risk Factors—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases-A Tenant Concentration May Result in Increased Losses” in the Preliminary Prospectus.

The following table presents certain information relating to the sole tenant at the CH2M Global Headquarters Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
CH2M Hill, Inc.(2)	NR / NR / NR	370,485	100.0%	$7,687,506	100.0%	$20.75	9/30/2032	2, 5-year or 10-year options
Totals / Wtd. Avg. Tenant		370,485	100.0%	$7,687,506	100.0%	$20.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	CH2M Hill, Inc., has a one-time option to terminate the lease with respect to one of the two 107,638 SF buildings (the North or South building) effective October 1, 2028, with 12-months’ notice and payment of an approximately $2 million termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

The following table presents certain information relating to the lease rollover schedule at the CH2M Global Headquarters Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter	370,485	100.0	100.0%	7,687,506	100.0	20.75	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total/Wtd. Avg.	370,485	100.0%		$7,687,506	100.0%	$20.75	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the CH2M Global Headquarters Property:

Historical Leased %(1)(2)

2014	2015	2016	As of 5/1/2017
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The CH2M Global Headquarters Property was owner occupied from 2002-2007, and has maintained 100% occupancy since.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the CH2M Global Headquarters Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$7,687,506	$20.75
Total Reimbursement Revenue	225,521	0.61
Gross Revenue	$7,913,027	$21.36
Vacancy Loss	(395,651)	(1.07)
Effective Gross Revenue	$7,517,376	$20.29
Total Operating Expenses(4)	$225,521	$0.61
Net Operating Income	$7,291,855	$19.68
TI/LCs	351,961	0.95
Replacement Reserves	74,097	0.20
Net Cash Flow	$6,865,797	$18.53

(1)	Certain items such as free rent, bad debt, prepaid rent, termination fee income, interest income and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The CH2M Global Headquarters Property was acquired in 2016 and no historical financials are available.

(3)	Underwritten cash flow based on contractual rents as of January 1, 2017 and contractual rent steps through May 2018.

(4)	Total Operating Expenses is comprised of a management fee based on 3% of effective gross revenue. The tenant pays all other expenses associated with the CH2M Global Headquarters Property.

■	Appraisal. According to the appraisal dated March 2, 2017, the CH2M Global Headquarters Property had an “as-is” appraised value of $122,200,000 and a dark value of $98,100,000. The Cut-off Date LTV Ratio calculated utilizing the dark value is 81.5%

■	Environmental Matters. According to a Phase I environmental report, dated August 19, 2016, there are no recognized environmental conditions or recommendations for further action at the CH2M Global Headquarters Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

■	Market Overview and Competition. The CH2M Global Headquarters Property is located in the Southeast Denver office submarket within the larger Denver metro market. As of the 2016 fourth quarter, the submarket included a total of approximately 22.2 million SF of Class A office space, with current vacancy of 10.5%. Net absorption as of the 2016 fourth quarter was 327,633 SF and average gross asking rental rates for the Class A submarket were $26.22 per SF.

The CH2M Global Headquarters Property is located in the Meridian office micro-market. As of the 2016 fourth quarter, the micro-market included a total of approximately 2.4 million SF of Class A office space, with current vacancy of 7.0%. The 2016 average gross asking rental rate for the micro-market was $25.49 per SF. The Meridian micro-market has various corporate campuses such as Level 3 Communications, Nationwide, Charles Schwab, Disk Network and Western Union. The CH2M Global Headquarters Property is located within the southeast quadrant of the intersection between Loop 470 Toll Road and Interstate 25.

The following table presents certain information relating to the primary competition for the CH2M Global Headquarters Property:

Competitive Set(1)

	CH2M Global Headquarters	Legacy Cascades	Crecscent VI	Palazzo Verdi	CoBank Center	Highland Place I	8310 S. Valley Highway
Year Built	2002	1984	1998	2008	2015	1982	2001
NRA (SF)	370,485	336,919	134,113	302,246	274,287	139,142	193,815
Total Occupancy	100%	66%	78%	100%	89%	100%	95%
Lease Structure	NNN	Gross	FSG	Gross	NNN	NNN	Gross
Base Rent	$20.75	$27.50	$28.18	$37.33	$22.00	$22.21	$27.80

(1)	Source: Appraisal.

■	The Borrower. The borrower is AGNL Engineering, L.L.C., a Delaware single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CH2M Global Headquarters Whole Loan. The non-recourse carveout guarantors, who are severally liable under the CH2M Global Headquarters Whole Loan, are AG Net Lease III (SO) Corp. and AG Net Lease III Corp., the indirect owners of the borrower.

AG Net Lease Realty Fund III, the consolidation of AG Net Lease Realty Fund III, L.P. and Net Lease Realty Fund III (SO), L.P., affiliates of Angelo, Gordon & Co., L.P. and direct parents of AG Net Lease III Corp. and AG Net Lease III (SO) Corp., respectively, had 18 investments and capital commitments of approximately $1.0 billion. AG Net Lease III (SO) Corp. and AG Net Lease III Corp. collectively reported a net worth and liquidity of approximately $451 million and $13 million, respectively, as of December 31, 2016.

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve in an amount equal to $7,945,478 for tenant improvements ($6,695,091) and free rent ($1,250,387).

The borrower is not required to make deposits into reserves on account of taxes, insurance or capital expenditures for so long as no event of default or CH2M Global Headquarters Trigger Period has occurred and is continuing. Further, upon the occurrence and during the continuance of an event of default or CH2M Global Headquarters Trigger Period, the borrower is not required to reserve funds on account of taxes or capital expenditures so long as (i) the CH2M lease is in full force and effect, (ii) the CH2M tenant is current in its payment of taxes and assessments or capital expenditures, as applicable and (iii) the borrower delivers proof of payment of all taxes prior to delinquency (subject to any right of the CH2M tenant to contest taxes under its lease) or the borrower delivers evidence that all capital expenditures have been paid, as applicable. To the extent an event of default or a CH2M Global Headquarters Trigger Period has occurred and is continuing and, with regard to deposits on account of taxes and capital expenditures, the conditions of subsections (i) – (iii) above are not satisfied, on each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and the borrower has delivered satisfactory evidence of paid insurance coverage to the lender when and as required and (ii) a capital expenditure

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

reserve in an amount equal to $6,175, capped at $111,146, provided that such deposits will recommence if the amount in the capital expenditure reserve drops below $55,573. In addition, on each due date during the continuance of a CH2M Global Headquarters Trigger Period or an event of default under the CH2M Global Headquarters Loan, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “CH2M Global Headquarters Trigger Period” means any period (i) commencing as of the end of any fiscal quarter during which the debt service coverage ratio (as calculated under the related loan documents) for the trailing 12-month period is less than 1.25x, and ending at the conclusion of the first fiscal quarter for which the debt service coverage ratio for the trailing 12-month period is greater than 1.25x; (ii) after the borrower’s failure to deliver any monthly, quarterly or annual report and such failure remains uncured for 20 business days after the borrower receives written notice of such failure until such reports are delivered and they indicate that no other CH2M Global Headquarters Trigger Period is ongoing; (iii) from the occurrence of a Bankruptcy Trigger Event until, among other conditions, the related bankruptcy proceeding is dismissed, CH2M has affirmed the lease or CH2M’s lease is cancelled or rejected and all of such space is re-let under one or more approved substitute leases and (iv) from the occurrence of a Vacating Trigger Event until, among other conditions, CH2M has recommenced its business and is paying rent or the space has been relet under one or more approved substitute leases.

A “Bankruptcy Trigger Event” means the date of the filing of a bankruptcy petition by CH2M or any guarantor of CH2M’s lease or 60 days after the filing of an involuntary filing of a bankruptcy petition against CH2M or any guarantor of CH2M’s lease unless dismissed within such 60-day period.

A “Vacating Trigger Event” means the date CH2M terminates, “goes dark”, discontinues its operations or business, vacates or is otherwise not in occupancy in the entirety of one or more individual buildings (other than by reason of casualties, condemnations, renovations or alterations pursuant to the terms of the lease.

■	Lockbox and Cash Management. The CH2M Global Headquarters Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the CH2M Global Headquarters Property and all other money received by the borrower or the property manager with respect to the CH2M Global Headquarters Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no CH2M Global Headquarters Trigger Period or event of default under the CH2M Global Headquarters Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of a CH2M Global Headquarters Trigger Period or, at the lender’s discretion, during an event of default under the CH2M Global Headquarters Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The CH2M Global Headquarters Property is currently self-managed by CH2M. Under the related loan documents, if the CH2M Global Headquarters Property is no longer managed by CH2M, the CH2M Global Headquarters Property is required to be managed by the borrower or any other entity controlled by Angelo, Gordon & Co., L.P., or any other management company approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the CH2M Global Headquarters Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CH2M GLOBAL HEADQUARTERS

■	Mezzanine or Secured Subordinate Indebtedness. The loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and the Rating Agencies; (ii) the mezzanine loan together with the CH2M Global Headquarters Loan have a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 65%; (iii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the CH2M Global Headquarters Loan) is at least 1.45x; (iv) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the CH2M Global Headquarters Loan) is at least 9.49% and (v) receipt of a Rating Agency Confirmation.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or similar subsequent statute) in an amount equal to the full replacement cost of the CH2M Global Headquarters Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the CH2M Global Headquarters Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the CH2M Global Headquarters Property are separately allocated to the CH2M Global Headquarters Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MACK-CALI SHORT HILLS Office PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

101 JFK Parkway

6
The Dun & Bradstreet Corporation
34,636 SF
Exp. 3/2023
5
The Dun & Bradstreet Corporation
34,644 SF
Exp. 3/2023
4
Citibank
15,279 SF
Exp. 7/2019
Dentons US LLP
18,950 SF
Exp. 10/2020
3
Franklin Mutual Advisors
30,202 SF
Exp. 9/2020
Investors Bank
3,161 SF
Exp. 11/2019
2
Investors Bank
33,725 SF
Exp. 11/2019
1
Investors Bank
19,474 SF
Exp. 11/2019
Lobby

103 JFK Parkway

4
The Dun & Bradstreet Corporation
30,751 SF
Exp. 3/2023
3
The Dun & Bradstreet Corporation
30,750 SF
Exp. 3/2023
2
The Dun & Bradstreet Corporation
30,750 SF
Exp. 3/2023
1
The Dun & Bradstreet Corporation
30,750 SF
Exp. 3/2023

BUILDING | 2018 – 2019 | 2020 – 2021 | 2022+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
MORRISTOWN MUNICIPAL AIRPORT
Anchor Golf Land
Florham Park
Madison
Chatham
Summit
New Providence
College of St Elizabeth
Drew University
Morris County Golf Club
Fairmount Country Club
Brooklake Country Club
Pinch Brook Golf Course
Cedar Hill Country Club
Commonwealth Water Co Reservoir
Livingston Mall
East Orange Golf Course
The Mall at Short Hills
1 2 3
Great Swamp National Wildlife Refuge
South Mountain Reservation
Baltusrol Golf Club
Gate of Heaven Cemetery
Eeeland Memorial Park
COLUMBIA RD
COLUMBIA TPKE
W MT PLEASANT AVE
TROY RD
TROY HILLS RD
WHIPPANY RD
REYNOLDS AVE
FAIRFIELD RD
MADISON AVE
RIDGEDALE AVE
SOUTH ORANGE AVE
E NORTHFIELD RD
W NORTHFIELD RD
S LIVINGSTON AVE
SHREWSBURY DR
PASSAIC AVE
PARSONAGE HILL RD
JOHN F KENNEDY PKY
SHUNPIKE RD
FAIRMOUNT AVE
SPRINGFIELD AVE
SOUTH ST
SPRING VALLEY RD
LOANTAKA WAY
OLD SHORT HILLS RD
RIDGE DR
HEISEL AVE
287
24
78
Wayne
Ridgewood
Paramus
Yonkers
Fairfield
Hackensack
Clifton
BRONX
Morristown
West Orange
East Orange
Madison
New York
MANHATTAN
LAGUARDIA AIRPORT
QUEENS
Jersey City
NEWARK LIBERTY INT'L AIRPORT
Newark
Westfield
Linden
Elizabeth
BROOKLYN
JFK INT'L AIRPORT
STATEN ISLAND
Edison
Lower Bay
Atlantic Ocean
Raritan Bay
Sayreville
Keansburg

Mack-Cali Short Hills Office Portfolio

1	51 JFK Parkway	51 John F. Kennedy Parkway	Short Hills, NJ 07078
2	101 JFK Parkway	101 John F. Kennedy Parkway	Short Hills, NJ 07078
3	103 JFK Parkway	103 John F. Kennedy Parkway	Short Hills, NJ 07078

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		GSMC
Location (City/State)	Short Hills, New Jersey	Cut-off Date Principal Balance(2)		$49,800,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)(2)		$217.59
Size (SF)	572,168	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 10/27/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/27/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1980-1988 / Various	Mortgage Rate		4.0600%
Appraised Value	$276,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$25,918,065
Underwritten Expenses	$7,994,593	Escrows
Underwritten Net Operating Income (NOI)	$17,923,472		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,809,470	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	45.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	45.1%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.50x / 3.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	14.4% / 13.5%	Other(3)	$4,373,922	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$124,500,000	48.9%	Purchase Price	$245,000,000	96.3%
Principal’s New Cash Contribution	124,031,334	48.8	Closing Costs	4,971,107	2.0
Other Sources(4)	5,813,695	2.3	Reserves	4,373,922	1.7

Total Sources	$254,345,029	100.0%	Total Uses	$254,345,029	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Mack-Cali Short Hills Office Portfolio Whole Loan. See “—The Mortgage Loan” below.

(2)	The Mack-Cali Short Hills Office Portfolio Loan has an aggregate Cut-off Date Balance of $49,800,000 and represents the non-controlling note A-3 and note A-4 of the Mack-Cali Short Hills Office Portfolio Whole Loan. See “—The Mortgage Loan” below.

(3)	Upfront other reserve represents: (i) $3,520,668 for unfunded obligations for five tenants, (ii) $513,838 related to common area maintenance overcharges to Dun & Bradstreet at the 103 JFK Parkway property that occurred in 2015 and 2016, (iii) $326,011 for capital expenses to repair the parking garage at the 101 JFK Parkway and 103 JFK Parkway properties and (iv) $13,405 for deferred maintenance. See “–Escrows” below.

(4)	Other sources consists primarily of $3,520,668 of seller funds contributed to the outstanding landlord obligations reserve and other miscellaneous seller credits and rent related account transfers.

■	The Mortgage Loan. The mortgage loan (the “Mack-Cali Short Hills Office Portfolio Loan”) is part of a whole loan structure (the “Mack-Cali Short Hills Office Portfolio Whole Loan”) comprised of four pari passu notes that are secured by a first mortgage encumbering the borrowers’ fee simple interest in a portfolio of office properties located in Short Hills, New Jersey (the “Mack-Cali Short Hills Office Portfolio Properties”). The Mack-Cali Short Hills Office Portfolio Loan (evidenced by note A-3 and note A-4), represents a non-controlling interest in the Mack-Cali Short Hills Office Portfolio Whole Loan, has an outstanding principal balance as of the Cut-off Date of $49,800,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loans (the “Mack-Cali Short Hills Office Portfolio Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $74,700,000 and are evidenced by the controlling note A-1 and note A-2, which were contributed to the CGCMT 2017-P7 securitization.

The Mack-Cali Short Hills Office Portfolio Whole Loan was co-originated by Goldman Sachs Mortgage Company and Citi Real Estate Funding Inc. on March 6, 2017. The Mack-Cali Short Hills Office Portfolio Whole Loan has an original principal balance of $124,500,000 and each note has an interest rate of 4.0600% per annum. The borrowers utilized the proceeds of the Mack-Cali Short Hills Office Portfolio Whole Loan to acquire the Mack-Cali Short Hills Office Portfolio Properties, fund reserves and pay origination costs.

The Mack-Cali Short Hills Office Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Mack-Cali Short Hills Office Portfolio Loan requires interest only payments on each due date through the scheduled maturity date in April 2027. Voluntary prepayment of the Mack-Cali Short Hills Office Portfolio Loan is not permitted prior to the due date in January 2027. At any time after the second anniversary of the securitization Closing Date, the Mack-Cali Short Hills Office Portfolio Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

■	The Mortgaged Properties. The Mack-Cali Short Hills Office Portfolio Properties are a 572,168 SF portfolio of three office buildings located in Short Hills, New Jersey. The 101 JFK Parkway property and 103 JFK Parkway property were built in 1980 and the 51 JFK Parkway property was built in 1988. One of the Mack-Cali Short Hills Office Portfolio Properties is subject to a condominium regime as discussed under “—Condominium Structure” below. The Mack-Cali Short Hills Office Portfolio Properties are located immediately off of Route 24, on John F. Kennedy Parkway. Each of the Mack-Cali Short Hills Office Portfolio Properties feature on-site management, a glass atrium lobby, conferencing facilities, shuttle services, dry cleaning, a fitness center and a food court.

The Mack-Cali Short Hills Office Portfolio Properties are located approximately 0.3 miles from The Mall at Short Hills, which includes over 150 stores and restaurants, and are adjacent to the Hilton Short Hills hotel, which is not part of the collateral. Additionally, the Mack-Cali Short Hills Office Portfolio Properties are located approximately 25 miles west of midtown Manhattan and within five miles of the Short Hills train station, which has direct access into New York Penn Station.

The largest tenant at the Mack-Cali Short Hills Office Portfolio Properties is Dun & Bradstreet which occupies 192,281 SF of space in the 101 JFK Parkway and 103 JFK Parkway properties on leases running through March 2023. Dun & Bradstreet is a business services company, headquartered at the Mack-Cali Short Hills Office Portfolio Properties that transforms commercial data into insight and analytics for their customers to rely on in order to make business decisions. Dun & Bradstreet initially executed a 10-year lease to occupy 100% of the 103 JFK Parkway property from October 2002 through September 2012. Since executing its initial lease at the 103 JFK Parkway property, Dun & Bradstreet has extended that lease twice through March 2023 and executed an additional lease for 69,280 SF at the 101 JFK Parkway property, also through March 2023.

As of October 27, 2016, Total Occupancy and Owned Occupancy for each of the Mack-Cali Short Hills Office Portfolio Properties were both 100.0%, and from 2006-2016, the Mack-Cali Short Hills Office Portfolio Properties has had a weighted average occupancy rate of approximately 96%.

The following table presents certain information relating to the Mack-Cali Short Hills Office Portfolio Properties:

Property Name	Year Built / Renovated	Total GLA	Occupancy	Floors	Parking Spaces	% of Allocated Loan Amount	“As-Is” Appraised Value	UW NCF
51 JFK Parkway	1988 / NAP	259,096	100.0%	5	995	56.2%	$150,000,000	$8,964,662
101 JFK Parkway	1980 / 2003	190,071	100.0%	6	760	43.8%	76,000,000	4,559,847
103 JFK Parkway	1980 / 2003	123,001	100.0%	4	533	(1)	50,000,000	3,284,961
Total		572,168	100.0%		2,288	100.0%	$276,000,000	$16,809,470

(1)	The 101 JFK Parkway property % of Allocated Loan Amount also includes the 103 JFK Parkway property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

The following table presents certain information relating to the major tenants at the Mack-Cali Short Hills Office Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Dun & Bradstreet(2)	NR / NR / NR	192,281	33.6%	$7,412,320	29.4%	$38.55	3/31/2023	2, 5-year options
KPMG(3)	NR / NR / NR	66,606	11.6	3,243,304	12.9	48.69	3/31/2024	2, 5-year options
Investors Bank	NR / NR / NR	56,360	9.9	1,895,307	7.5	33.63	11/30/2019	2, 5-year options
Merrill Lynch	A / Baa1 / NR	33,363	5.8	1,878,741	7.4	56.31	10/31/2021	2, 5-year options
Wells Fargo Advisors(4)	AA- / A2/ A	32,108	5.6	1,660,701	6.6	51.72	7/31/2024	2, 5-year options
Franklin Mutual Advisors	NR / NR / NR	30,202	5.3	1,238,282	4.9	41.00	9/30/2020	1, 5-year option
RGN Short Hills LLC	NR / NR / NR	20,395	3.6	1,121,725	4.4	55.00	8/31/2026	1, 5-year option
DLA Piper(5)	NR / NR / NR	21,164	3.7	1,058,200	4.2	50.00	8/31/2024	1, 5-year option
Energy Capital	NR / NR / NR	19,791	3.5	1,019,237	4.0	51.50	4/30/2021	1, 5-year option
Dentons US LLP	NR / NR / NR	18,950	3.3	739,050	2.9	39.00	10/31/2020	1, 5-year option
Ten Largest Owned Tenants		491,220	85.9%	$21,266,867	84.3%	$43.29
Remaining Owned Tenants		80,948	14.1	3,962,591	15.7	48.95
Vacant Spaces		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		572,168	100.0%	$25,229,458	100.0%	$44.09

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Dun & Bradstreet leases space at the 101 JFK Parkway property (69,280 SF, $37.75 underwritten base rent per SF) and the 103 JFK Parkway property (123,001 SF, $39.00 underwritten base rent per SF).

(3)	KPMG has the right to reduce up to 20.0% of their space any time after September 30, 2018 upon 12 months’ notice.

(4)	Wells Fargo Advisors has a one-time right on July 31, 2023 to terminate their lease with payment of a termination fee.

(5)	DLA Piper has a one-time right on October 17, 2020 to terminate their lease with payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Mack-Cali Short Hills Office Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	7,942	1.4	1.4%	433,589	1.7	54.59	3
2019	73,230	12.8	14.2%	2,587,535	10.3	35.33	3
2020	63,363	11.1	25.3%	2,704,939	10.7	42.69	4
2021	71,064	12.4	37.7%	3,802,166	15.1	53.50	4
2022	13,934	2.4	40.1%	695,889	2.8	49.94	1
2023	192,281	33.6	73.7%	7,412,320	29.4	38.55	1
2024	129,959	22.7	96.4%	6,471,296	25.6	49.79	4
2025	0	0.0	96.4%	0	0.0	0.00	0
2026	20,395	3.6	100.0%	1,121,725	4.4	55.00	1
2027	0	0.0	100.0%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	572,168	100.0%		$25,229,458	100.0%	$44.09	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Mack-Cali Short Hills Office Portfolio Properties:

Historical Leased %(1)

	2013	2014	2015	2016
51 JFK Parkway	97.7%	100.0%	100.0%	100.0%
101 JFK Parkway	100.0%	100.0%	100.0%	100.0%
103 JFK Parkway	100.0%	100.0%	100.0%	100.0%
Weighted Average	99.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and represents occupancy as of December 31 for the indicated year.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mack-Cali Short Hills Office Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(3)	$17,759,035	$19,611,859	$21,031,088	$22,110,079	$24,359,928	$42.57
Credit Rent Steps(4)	0	0	0	0	869,530	1.52
Gross Up Vacancy	0	0	0	0	0	0.00
Reimbursements	931,150	1,190,005	1,068,338	1,192,973	1,052,986	1.84
Other Income	821,456	1,001,738	1,010,542	965,470	915,097	1.60
Gross Revenue	$19,511,641	$21,803,602	$23,109,968	$24,268,522	$27,197,541	$47.53
Vacancy & Credit Loss	(315)	(61,571)	(91,111)	0	(1,279,476)	(2.24)
Effective Gross Income	$19,511,326	$21,742,031	$23,018,857	$24,268,522	$25,918,065	$45.30

Real Estate Taxes	$2,035,750	$2,076,666	$2,158,121	$2,185,167	$2,213,474	$3.87
Insurance	155,934	165,678	167,553	152,109	246,156	0.43
Management Fee	621,482	662,436	750,174	752,117	777,542	1.36
Other Operating Expenses	4,342,007	4,827,305	4,864,277	4,638,448	4,757,421	8.31
Total Operating Expenses	$7,155,173	$7,732,085	$7,940,125	$7,727,841	$7,994,593	$13.97

Net Operating Income	$12,356,153	$14,009,946	$15,078,732	$16,540,681	$17,923,472	$31.33
TI/LC	0	0	0	0	999,568	1.75
Capital Expenditures	0	0	0	0	114,434	0.20
Net Cash Flow	$12,356,153	$14,009,946	$15,078,732	$16,540,681	$16,809,470	$29.38

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 27, 2016 and contractual rent steps through November 1, 2017 for 51 JFK Parkway, January 1, 2018 for 101 JFK Parkway and April 1, 2018 for 103 JFK Parkway.

(3)	The increase in underwritten base rent from 2016 is primarily due to (i) $1,093,081 of free rent related to the KPMG lease and RGN Short Hills LLC lease not being included in 2016 collections, (ii) $837,133 of free rent related to Dun & Bradstreet leases not being included in 2016 collections and (iii) various tenants’ annual rent increases taking effect during 2016.

(4)	The credit rent steps line item represents the net present value of rent steps for credit rated tenants, discounted at 8%.

■	Appraisals. According to the appraisals, the Mack-Cali Short Hills Office Portfolio Properties had an aggregate “as-is” appraised value of $276,000,000 as of February 2, 2017.

■	Environmental Matters. According to three separate Phase I environmental reports each dated December 29, 2016, there are no recognized environmental conditions or recommendations for further action at the Mack-Cali Short Hills Office Portfolio Properties other than (i) the continued implementation of an existing asbestos operations and maintenance plan and (ii) prior to the performance of any renovations, remodeling, demolition, or repairs by the in-house maintenance or engineering staff or outside contractors, suspect materials at the Mack-Cali Short Hills Office Portfolio Properties should be sampled and their asbestos content evaluated.

■	Market Overview and Competition. The Mack-Cali Short Hills Office Portfolio Properties are located within the Short Hills community of Millburn Township, Essex County, New Jersey, approximately 25 miles west of midtown Manhattan. The Short Hills community was named the “Richest Town in America” in 2014 by TIME Magazine.

As of 2016, the population within a 1-, 3- and 5-mile radius of the Mack-Cali Short Hills Office Portfolio Properties was 5,223, 73,258 and 192,051, respectively, and the average annual household income within a 1-, 3- and 5-mile radius of the Mack-Cali Short Hills Office Portfolio Properties was $207,696, $186,704 and $172,628, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

The following tables present certain information relating to the primary competition for the Mack-Cali Short Hills Office Portfolio Properties:

51 JFK Parkway Competitive Set(1)

	51 JFK Parkway (Subject Property)	Waterfront Corporate Center II	Waterfront Corporate Center III	1 DeForest Avenue	25 DeForest Avenue	Summit Executive Center
Location	Short Hills, NJ	Hoboken, NJ	Hoboken, NJ	Summit, NJ	Summit, NJ	Summit, NJ
Year Built	1988	2003	2014	2012	1958	2012
SF	259,096	579,341	507,781	65,670	125,000	256,009
% Occupied	100.0%	93.0%	98.0%	100.0%	100.0%	100.0%
Asking Rent	$42.00 – $57.72	$42.00 – $45.00	$45.00 – $50.00	$46.00 – $48.00	$46.00 – $48.00	$46.00 – $48.00

(1)	Source: Appraisal.

101 JFK Parkway and 103 JFK Parkway Competitive Set(1)

	101 JFK Parkway (Subject Property)	103 JFK Parkway (Subject Property)	150 JFK Parkway	7 Giralda Farms	25 DeForest Avenue
Location	Short Hills, NJ	Short Hills, NJ	Short Hills, NJ	Morristown, NJ	Summit, NJ
Year Built	1980	1980	1985	2000	1958
SF	190,071	123,001	247,476	203,000	125,000
% Occupied	100.0%	100.0%	96.9%	53.0%	100.0%
Asking Rent	$35.60 – $43.35	$40.18	$42.00	$34.00 – $38.00	$46.00 – $48.00

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are 51 JFK Unit L.L.C. (the “51 Borrower”) and 101-103 JFK Realty, L.L.C. (the “101-103 Borrower”), each a single-purpose, single-asset entity. The 51 Borrower owns the portion of the Mack-Cali Short Hills Office Portfolio Properties located at 51 JFK Parkway and the 101-103 Borrower owns the portion of the Mack-Cali Short Hills Office Portfolio Properties located at 101 JFK Parkway and 103 JFK Parkway. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mack-Cali Short Hills Office Portfolio Loan. The non-recourse carveout guarantor under the Mack-Cali Short Hills Office Portfolio Loan is Mack-Cali Realty, L.P., the indirect owner of each borrower.

■	Escrows. On the origination date, the borrowers funded (i) an immediate repairs account in an amount equal to $13,405, (ii) an unfunded obligations reserve in an amount equal to $3,520,668 with respect to outstanding free rent and tenant improvements and leasing commissions related to five tenants (KPMG, Dun & Bradstreet, Wells Fargo, Pharma Link and Investors Bank), (iii) a garage reserve in an amount equal to $326,011 in connection with required repairs to the deteriorated concrete of the garage parking deck, installation of new joint sealant and expansion joints as needed, and the installation of a new traffic bearing membrane at the 101-103 parcel of garage repair work and (iv) a D&B reserve in an amount equal to $513,838 with respect to the D&B tenant’s share of common area maintenance expenses overcharges to Dun & Bradstreet at the 103 JFK Parkway building that occurred in 2015 and 2016.

On each due date, the borrowers are required to fund (i) during a Short Hills Reserve Period, a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan and the borrowers have delivered satisfactory evidence of paid insurance coverage to the lender when and as required, (ii) during a Short Hills Reserve Period, a replacement reserve account in the amount of $9,536, (iii) during a Short Hills Reserve Period, a leasing reserve account in the amount of $125,000 and (iv) during the occurrence of a Short Hills Office Portfolio Trigger Period, an amount equal to the aggregate operating expenses and any extraordinary operating expenses to be incurred during the then current interest accrual period.

In addition, upon the adoption of ongoing general assessments against the 51 Borrower, the 51 Borrower will be required to fund a condo assessment account in an amount (as reasonably determined by the lender) anticipated to equal six months of general assessments and maintain such minimum amount, which may be applied, at the lender’s discretion, to pay any delinquent assessments. Pursuant to the related condominium documents, the 51 Borrower has agreed to notify the lender promptly of (i) the adoption of or any changes to the amounts, schedules and instructions for payment of any assessments of which it has or obtains knowledge and authorizes the lender or its agent to obtain the invoices for assessments directly from the appropriate parties and (ii) agrees to notify the lender immediately of any delinquent assessment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

A “Short Hills Reserve Period” means any period (i) where a Short Hills Office Portfolio Trigger Period is then in existence or (ii) commencing when the debt yield (as calculated under the related loan documents) is less than 10.5%.

A “Short Hills Office Portfolio Trigger Period” means a period commencing upon (a) the occurrence and continuance of an event of default under the related loan documents until cured, (b) the debt yield (as calculated in accordance with the related loan documents) falling below 8.25% as of the end of any fiscal quarter until the debt yield has equaled or exceeded 8.50% for two consecutive fiscal quarters or (c) a Specified Tenant Trigger Period until no longer in existence.

A “Specified Tenant Trigger Period” means a period (a) commencing upon the first to occur of (i) Dun & Bradstreet, any future tenant of the premises occupied by Dun & Bradstreet comprising more than 15.0% of the total SF of the Mack-Cali Short Hills Office Portfolio Properties, or any tenant with a lease that contains an option, offer, or right of first refusal to acquire or encumber all or any portion of the Mack-Cali Short Hills Office Portfolio Properties (collectively, a “Specified Tenant”) being in monetary default of the payment of base rent, material monetary default in the payment of any additional rent and/or material non-monetary default under its lease beyond applicable notice and cure periods and ending when the applicable Specified Tenant has cured all defaults under the lease, (ii) unless the Specified Tenant has a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other national statistical rating agencies which rate such tenant, the Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in its space (or applicable portion thereof) and ending when the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in its space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof) and ending when the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect and ending when the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) any bankruptcy or similar insolvency of the Specified Tenant and (vi) the Specified Tenant failing to extend or renew its lease on or prior the date 12 months prior to the expiration of the then applicable term of the Specified Tenant lease and ending when the Specified Tenant has renewed or extended its lease in accordance with the terms of such lease and the loan documents and ending when the applicable Specified Tenant is open for business, paying full, unabated rent.

In addition, on each due date during the continuance of a Short Hills Office Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Mack-Cali Short Hills Office Portfolio Loan is structured with two hard lockboxes (each borrower opened a separate lockbox for its respective property) and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to the applicable lender-controlled lockbox account and all cash revenues relating to the Mack-Cali Short Hills Office Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Mack-Cali Short Hills Office Portfolio Properties be deposited into such lockbox account within one business day of receipt. For so long as no Short Hills Office Portfolio Trigger Period is continuing, all funds in the lockbox accounts are to be disbursed pursuant to the borrowers’ instructions. During the continuance of a Short Hills Office Portfolio Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

■	Property Management. The Mack-Cali Short Hills Office Portfolio Properties are managed by Mack-Cali Realty, L.P., which is 89.7% owned by Mack-Cali Realty Corporation (and 10.3% owned by certain limited partners). The lender has the right to, or to direct the borrowers to, terminate the property management agreement and replace the property manager if: (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy action or proceeding that is not dismissed within 90 days or any voluntary bankruptcy proceeding; (ii) a Mack-Cali Short Hills Office Portfolio Trigger Period has occurred and is continuing under the Mack-Cali Short Hills Office Portfolio Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrowers have the right to replace the property manager, provided no event of default is continuing under the Mack-Cali Short Hills Office Portfolio Loan documents, with a property manager approved by the lender in writing (which may be conditioned upon receipt of a Rating Agency Confirmation) upon notice to the lender and provided that the replacement does not cause any termination or purchase option or similar right or material adverse effect under certain property documents to occur.

■	Condominium Structure. The portion of the Mack-Cali Short Hills Office Portfolio property located at 51 JFK Parkway constitutes the office unit of a two-unit condominium property. The 51 Borrower has a 50% percentage interest in the common elements of the condominium. The condominium board consists of four members, of which two members are designated by the 51 Borrower as owner of the office unit. Each board member is entitled to one vote in all matters that require a vote of the entire condominium board. The presence of all the members of the board constitutes a quorum, and all determinations of the board require a majority vote of the board unless a unit owner’s right to vote has been suspending pursuant to the condominium documents.

■	Release of Collateral. Provided no event of default under the Mack-Cali Short Hills Office Portfolio Loan has occurred and is continuing, the borrowers have the right after the second anniversary of the securitization Closing Date to obtain release of one or more of the Mack-Cali Short Hills Office Portfolio Properties subject to the satisfaction of certain conditions, including, among others: (a) the 51 JFK Parkway building cannot be released prior to the renewal of Dun & Bradstreet’s lease for an additional term that expires no less than five years after the Mack-Cali Short Hills Office Portfolio Loan maturity; (b) the 101 JFK Parkway building and the 103 JFK Parkway building are required to be released together; (c) the borrowers defease the loan in an amount equal to 115% of the allocated loan amount the applicable property(s) being released; (d) after giving effect to such release, the debt yield (calculated in accordance with the related loan documents) for portion of the Mack-Cali Short Hills Office Portfolio Properties remaining after the contemplated release is greater than the greater of (x) the debt yield immediately prior to such release and (y) 13.50%; (e) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the portion of the Mack-Cali Short Hills Office Portfolio Properties remaining after the contemplated release is equal greater than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 3.39x; (f) after giving effect to such release, the loan-to-value ratio (calculated in accordance with the related loan documents) for the portion of the Mack-Cali Short Hills Office Portfolio Properties remaining after the contemplated release is no greater than the lesser of (x) 45.1% and (y) the loan-to-value ratio immediately prior to such release; (g) receipt of a Rating Agency Confirmation (vi) delivery of a REMIC opinion; and (h) all legal requirements are satisfied for the remaining Mack-Cali Short Hills Office Portfolio Properties. In addition to the conditions stated above, with respect to any release of the 51 JFK Parkway property, such property may only be released if the Dun & Bradstreet tenant has renewed its lease pursuant to the related loan documents.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MACK-CALI SHORT HILLS Office PORTFOLIO

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Mack-Cali Short Hills Office Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Mack-Cali Short Hills Office Portfolio Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy or pursuant to the insurance policy maintained by the condominium board, so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the Mack-Cali Short Hills Office Portfolio Properties are separately allocated to the Mack-Cali Short Hills Office Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

JCPenney
Payless
Anchor
Non-Anchor / In-line
Vacant
Signed Not Open
N
WEST LUGONIA AVENUE
ALMOND AVENUE
ALABAMA STREET
GNC
BUFFET STAR
Tuesday Morning
TOYS R US
BABIES R US
Chili's

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

NORTH NORTON
SAN BERNARDINO INTERNATIONAL AIRPORT
San Bernardino
MARIGOLD
Redlands Town Center
9900-10060 Alabama Street
Redlands, CA 92374
Mountain Grove Shopping Center
Citrus Plaza
Redlands
Tri-City Shopping Center
NORTH CENTRAL
DOWNTOWN REDLANDS
Redlands Mall
University of Redlands
Redlands High School
Loma Linda
Veterans Administration Hospital Loma Linda
Mountain View Plaza
Los Angeles
Pacific Ocean
MAP © 2016 CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Redlands, California	Cut-off Date Principal Balance		$46,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$184.80
Size (SF)	251,621	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 4/17/2017(1)	99.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/17/2017(1)	99.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.6500%
Appraised Value	$74,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$5,752,794
Underwritten Expenses	$1,392,040	Escrows
Underwritten Net Operating Income (NOI)	$4,360,754		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,213,968	Taxes	$45,333	$22,667
Cut-off Date LTV Ratio	62.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	62.0%	Replacement Reserves(3)	$0	$3,452
DSCR Based on Underwritten NOI / NCF	1.99x / 1.92x	TI/LC(4)	$500,000	$20,968
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.1%	Other(5)	$504,599	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,500,000	100.0%	Loan Payoff	$42,090,355	90.5%
			Principal Equity Distribution	2,912,569	6.3
			Reserves	1,049,932	2.3
			Closing Cost	447,144	1.0

Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	Total Occupancy and Owned Occupancy include Tuesday Morning (13,206 SF) which has executed a lease, but has not taken occupancy or begun paying rent. Tuesday Morning is expected to take occupancy in June 2017 and begin paying rent in July 2017. We cannot assure you that this tenant will open for business or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are both 94.5%.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $75,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $74,000,000 is 62.8%. See “—Appraisal” below.
(3)	Replacement reserves are capped at $124,272. See “—Escrows” below.
(4)	TI/LC reserves are capped at $750,000. See “—Escrows” below.
(5)	Other reserve represents $446,375 for tenant improvement, leasing commissions and capital expenditures and $58,224 gap rent for Tuesday Morning, assuming Tuesday Morning takes occupancy at the end of June 2017. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Redlands Town Center Loan”) is evidenced by a note in the original principal amount of $46,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Redlands, California (the “Redlands Town Center Property”). The Redlands Town Center Loan was originated by Goldman Sachs Mortgage Company on April 28, 2017 and represents approximately 4.8% of the Initial Pool Balance. The Redlands Town Center Loan has an outstanding principal balance as of the Cut-off Date of $46,500,000, and an interest rate of 4.6500% per annum. The borrower utilized the proceeds of the Redlands Town Center Loan to refinance existing debt on the Redlands Town Center Property, fund reserves and pay origination costs.

The Redlands Town Center Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Redlands Town Center Loan requires interest only payments on each due date through the scheduled maturity date in May 2027. Voluntary prepayment of the Redlands Town Center Loan is prohibited prior to the due date in February 2027. At any time after the second anniversary of the securitization Closing Date, the Redlands Town Center Loan may be defeased in full with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The Redlands Town Center Property is a 251,621 SF anchored retail property located in Redlands, California. The Redlands Town Center Property was built in 2007, and was purchased by the borrower sponsor in September 2008 for $65 million. The Redlands Town Center Property is 99.7% leased as of April 17, 2017 by a mix of national and local tenants, including Babies/Toys “R” Us (64,000 SF), JCPenney (98,840 SF) and Tuesday Morning (13,206 SF). Recent leasing at the Redlands Town Center Property has included nine renewals being signed since January 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

The Redlands Town Center Property is located at the intersection of West Lugonia Ave and Alabama Street, approximately 0.25 miles from the I-10 freeway. The Redlands Town Center Property is located in a regional retail corridor, across the street from Citrus Plaza and Mountain Grove Shopping Center, which are power centers, each with approximately 500,000 SF. Citrus Plaza is an approximately 91% occupied regional power center that was built in 2005, and is anchored by Target and Kohl’s. Mountain Grove at Citrus Plaza is 100% occupied, was built in 2014 and is anchored by Hawkins Theatre, Ross Dress for Less, and 24 Hour Fitness.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Redlands Town Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Babies/Toys “R” Us	CC / Caa2 / B-	64,000	25.4%	Yes	$1,724,006	$26.94	1/31/2023	NA	NA	6, 5-year options
JCPenney(3)	NR / NR / B+	98,840	39.3	Yes	$694,683	$7.03	7/31/2026	NA	NA	6, 5-year options
Total Anchors		162,840	64.7%

Jr. Anchor
Tuesday Morning(4)	NR / NR / NR	13,206	5.2%	Yes	$337,330	$25.54	8/31/2027	NA	NA	3, 5-year options
Total Jr. Anchor		13,206	5.2%

Occupied In-line		67,444	26.8%		$3,110,015	$46.11
Occupied Outparcel		7,456	3.0%		$317,638	$42.60
Vacant Spaces		675	0.3%		$0	$0.00

Total Owned SF		251,621	100.0%
Total SF		251,621	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are based on the year end 2016 as provided by the borrower.
(3)	JCPenney is a ground leased tenant. The tenant owns the improvements and the borrower owns the land.
(4)	Tuesday Morning has the right to terminate its lease if the landlord fails to deliver its space by August 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Redlands Town Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Babies/Toys “R” Us	CC / Caa2 / B-	64,000	25.4%	$1,345,520	27.7%	$21.02	NA	NA	1/31/2023	6, 5-year options
JCPenney(3)	NR / NR / B+	98,840	39.3	460,728	9.5	4.66	NA	NA	7/31/2026	6, 5-year options
Tuesday Morning(4)	NR / NR / NR	13,206	5.2	237,708	4.9	18.00	NA	NA	8/31/2027	3, 5-year options
Sleep Train	NR / NR / NR	5,000	2.0	230,000	4.7	46.00	NA	NA	6/30/2019	2, 5-year options
Wescom Credit Union	NR / NR / NR	5,300	2.1	220,896	4.5	41.68	NA	NA	10/31/2019	2, 5-year options
Aaron Brothers	NR / NR / NR	6,102	2.4	201,366	4.1	33.00	NA	NA	6/30/2018	3, 5-year options
Buffet Star Restaurant	NR / NR / NR	6,000	2.4	182,332	3.8	30.39	$436	9.7%	2/28/2022	2, 5-year options
Men’s Wearhouse	NR / B3 / B	5,211	2.1	177,070	3.6	33.98	NA	NA	7/31/2022	2, 5-year options
Leroy’s Board Shop	NR / NR / NR	5,291	2.1	174,603	3.6	33.00	$125	33.4%	11/30/2017	NA
Massage Envy	NR / NR / NR	4,000	1.6	146,400	3.0	36.60	$272	16.7%	4/30/2024	2, 5-year options
Ten Largest Tenants		212,950	84.6%	$3,376,623	69.5%	$15.86
Remaining Owned Tenants		37,996	15.1	1,479,256	30.5	38.93
Vacant Spaces (Owned Space)		675	0.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants		251,621	100.0%	$4,855,880	100.0%	$19.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are based on the year end 2016 as provided by the borrower.
(3)	JCPenney is a ground leased tenant. The tenant owns the improvements and the borrower owns the land.
(4)	Tuesday Morning has the right to terminate its lease if the landlord fails to deliver its space by August 2017.

The following table presents certain information relating to the lease rollover schedule at the Redlands Town Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	12,027	4.8	4.8%	474,359	9.8	39.44	6
2018	7,989	3.2	8.0%	287,053	5.9	35.93	3
2019	16,778	6.7	14.6%	727,223	15.0	43.34	5
2020	5,188	2.1	16.7%	227,345	4.7	43.82	3
2021	2,322	0.9	17.6%	78,368	1.6	33.75	1
2022	23,301	9.3	26.9%	748,756	15.4	32.13	5
2023	65,760	26.1	53.0%	1,413,601	29.1	21.50	2
2024	4,000	1.6	54.6%	146,400	3.0	36.60	1
2025	0	0.0	54.6%	0	0.0	0.00	0
2026	100,375	39.9	94.5%	515,067	10.6	5.13	2
2027	13,206	5.2	99.7%	237,708	4.9	18.00	1
2028 & Thereafter	0	0.0	99.7%	0	0.0	0.00	0
Vacant	675	0.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg. Tenants	251,621	100.0%		$4,855,880	100.0%	$19.35	29

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

The following table presents certain information relating to historical occupancy at the Redlands Town Center Property:

Historical Leased % & In-line Sales%(1)

	2014	2015	2016
Occupancy(2)	98.7%	99.1%	96.0%
In-Line Tenant (<10,000 SF) Sales per SF(3)	$384	$430	$416

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(3)	For periods 2014, 2015 and 2016, represents sales for in-line tenants with less than 10,000 SF reported by the tenants to the borrower sponsor.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redlands Town Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 2/28/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,500,482	$4,621,164	$4,465,414	$4,411,179	$4,855,880	$19.30
Total Reimbursables	1,148,687	1,175,534	1,228,177	1,221,201	1,169,419	4.65
Other Income	41,879	42,369	32,052	29,528	28,852	0.11
Less Vacancy & Credit Loss	0	0	0	0	(301,357)	(1.20)
Effective Gross Income	$5,691,049	$5,839,067	$5,725,644	$5,661,908	$5,752,794	$22.86

Total Operating Expenses	$1,322,533	$1,372,805	$1,358,290	$1,435,196	$1,392,040	$5.53

Net Operating Income	$4,368,515	$4,466,263	$4,367,354	$4,226,712	$4,360,754	$17.33
TI/LC	0	0	0	0	105,362	0.42
Capital Expenditures	0	0	0	0	41,424	0.16
Net Cash Flow	$4,368,515	$4,466,263	$4,367,354	$4,226,712	$4,213,968	$16.75

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of April 17, 2017 and contractual rent steps through May 2018.

■	Appraisal. According to the appraisal, the Redlands Town Center Property had an “as-is” appraised value of $74,000,000 as of March 16, 2017 and a total “as stabilized” value of $75,000,000 as of July 1, 2017, which assumes that the Redlands Town Center Property has a stabilized occupancy of 96% as of July 1, 2017.

■	Environmental Matters. According to a Phase I environmental report, dated April 7, 2017, there are no recognized environmental conditions or recommendations for further action at the Redlands Town Center Property other than the immediate repair of the roof leak over the northern building security office maintenance room and cleanup of all observed mold growth.

■	Market Overview and Competition. The Redlands Town Center Property is located in Redlands, California. As of 2016, within a 3-mile radius of the property there are 26,047 households, with an average household income of $76,995.

According to the appraisal, as of the fourth quarter 2016, within a 3-mile radius of the Redlands Town Center Property there is a total of 5,652,142 SF of retail space, with a current vacancy of approximately 344,780 SF or 6.1%. Average rental rates within the same 3-mile radius were $18.15 per SF as of 4Q 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

The following table presents certain information relating to the primary competition for the Redlands Town Center Property:

Competitive Set(1)

	Redlands Town Center	Citrus Plaza	Mountain Grove at Citrus Plaza	Pavilion at Redlands	Orange Tree Marketplace
Distance from Subject	-	0.3 miles	0.6 miles	1.5 miles	0.1 miles
Property Type	Retail	Power Center	Power Center	Retail	Retail
Year Built	2007	2005	2014	1993	2005
Total GLA	251,621	523,037	460,699	253,508	85,789
Total Occupancy	99.7%	91%	100%	94%	100%
Anchors & Jr. Anchors	Babies/Toys “R” Us, JCPenney, Tuesday Morning	Target, Kohl’s	Hawkins Theatre, Ross Dress for Less, 24 Hour Fitness	NA	Marshalls, Jo-Ann

(1)	Source: Appraisal.

■	The Borrower. The borrower is Redlands Town Center Retail III, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redlands Town Center Loan. The non-recourse carveout guarantors under the Redlands Town Center Loan are Hugo F. Aviles, Gary C. Otto, the Aviles Family Trust Dated 11/7/2003 and The Otto Family Inter Vivos Trust dated 10/24/2002; each guarantor is an indirect owner of the borrower.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in the amount of $45,333, (ii) a tenant improvements and leasing commissions reserve in the amount of $500,000 and (iii) an unfunded obligations reserve in the amount of $504,599 in connection with tenant improvement, leasing commission and capital expenditures obligations of the borrower ($446,375) and free rent ($58,244) attributable to the Tuesday Morning tenant.

On each due date during the continuance of a Redlands Town Center Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless (x) in the case of taxes, any applicable lease requires the related tenants to pay all taxes due, such tenants timely pay all related taxes, the borrower provides evidence of such tax payments, there is no continuing event of default and no default exists under the applicable leases and (y) in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $20,968, capped at $750,000, (iii) a capital expenditure reserve in an amount equal to $3,452, capped at $124,272 and (iv) during the continuation of a Redlands Town Center Trigger Period caused by a Rollover Trigger Event attributable to the Babies/Toys “R” Us tenant, the rollover reserve is capped at $3,000,000.

In addition, on each due date during the continuance of a Redlands Town Center Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

A “Redlands Town Center Trigger Period” means any period (i) commencing when the trailing 12-month debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x until the trailing 12-month debt service coverage ratio is greater than 1.25x for two consecutive fiscal quarters; (ii) after the borrower’s failure after 10 business days’ notice to deliver any monthly, quarterly or annual report until such reports are delivered; (iii) from the occurrence of a Non-Renewal Trigger Event until either, among other conditions, the applicable Rollover Tenant renews or extends its lease and is in occupancy of all its space or there is an approved substitute lease for its space; (iv) from the occurrence of a Vacating Trigger Event, until either, among other conditions, the lender is provided with evidence reasonably satisfactory that such Rollover Tenant is in operation of its space and is paying rent or the space has been relet under one or more approved substitute leases; (v) from the occurrence of a Bankruptcy Trigger Event until (1) the case is dismissed within 60 days and the Rollover Tenant is paying normal monthly rent, (2) the Rollover Tenant has affirmed its lease and is paying normal monthly rent, or (3) the lease is terminated and the space relet pursuant to one or more approved substitute leases; or (vi) commencing upon the earlier to occur of (x) Tuesday Morning terminating or giving notice to terminate its lease prior to taking occupancy at the Mortgaged Property or (y) September 1, 2017, if Tuesday Morning is not occupying its space, open for business and paying full unabated rent until either (x) Tuesday Morning is occupying its space, open for business and paying full unabated rent or (y) an amount equal to $446,375 has accumulated in the excess cash flow reserve.

A “Rollover Trigger Event” means the earliest of any of the following: (w) the date that any of Babies/Toys “R” Us, JCPenney, and any successor tenant which takes occupancy of all or a portion of a space pursuant to an approved substitute lease (each a “Rollover Tenant”) gives notice to terminate or vacate all or a material portion of its space, (x) the Rollover Tenant has not given notice to renew its lease as of the date that is the earlier of (a) the date required pursuant to the lease, or (for Babies/Toys “R” Us, nine months prior to expiration and JCPenney, six months prior to expiration (either of clauses (w) or (x), a “Non-Renewal Trigger Event”), (y) the date that any Rollover Tenant goes dark, discontinues its operations or business in all or substantially all of its space, vacates or is otherwise not in occupancy of all or substantially all of its space for a period of 30 consecutive days or more(other than for casualties, condemnations, renovations or alterations in accordance with its lease) (a “Vacating Trigger Event”) or (z) the date of the filing of a bankruptcy petition by or against any Rollover Tenant or its guarantor under the lease under the bankruptcy code (a “Bankruptcy Trigger Event”).

■	Lockbox and Cash Management. The Redlands Town Center Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Redlands Town Center Property and all other money received by the borrower or the property manager with respect to the Redlands Town Center Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt. At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Redlands Town Center Trigger Period or event of default under the Redlands Town Center Loan is continuing, the borrower’s operating account, or (b) during the continuance of a Redlands Town Center Trigger Period or event of default under the Redlands Town Center Loan, the cash management account.

On each due date during the continuance of a Redlands Town Center Trigger Period or, at the lender’s discretion, during an event of default under the Redlands Town Center Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Redlands Town Center Trigger Period other than a Redlands Town Center Trigger Period due to a Rollover Trigger Event, and (ii) a rollover reserve with respect to a Rollover Trigger Event.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDLANDS TOWN CENTER

■	Property Management. The Redlands Town Center Property is managed by Athena Management, Inc., pursuant to a management agreement. Under the related loan documents, the Redlands Town Center Property is required to remain managed by Athena Management, Inc. or any other management company specified in the related loan documents or otherwise approved by the lender in accordance with the related loan documents and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the Redlands Town Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar subsequent statute) in an amount equal to the full replacement cost of the Redlands Town Center Property (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Redlands Town Center Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy so long as the borrower provides evidence satisfactory to the lender that the insurance premiums for the Redlands Town Center Property are separately allocated to the Redlands Town Center Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Ericsson North American HQ
6300 Legacy Drive
Plano, TX 75024
Frisco
Plano
The Colony
Lewisville
Hebron
Allen
Addison
Carrollton
Coppell
Richardson
Garland
Farmers Branch
University Park
Dallas
Irving
Grand Prairie
Oak Cliff
Mesquite
CBD
NORTH DALLAS
LAKE HIGHLANDS
PRESTON HOLLOW
WEST DALLAS
DALLAS/FORT WORTH INTERNATIONAL AIRPORT
DALLAS LOVE FIELD AIRPORT
ADDISON AIRPORT
DALLAS NORTH TOLLWAY
PRESIDENT GEORGE BUSH TURNPIKE
Frisco Soccer Complex
The Hospital At Craig Ranch
Collin Community College-Frisco
Allen Premium Outlets
The Village At Allen
Stonebriar Centre
Headquarters Village
Children's Medical Center Plano
Watters Creek At Montgomery Farm
John Clark Stadium
Collin College
Windhaven Plaza
Texas Health Presbyterian Hospital
The Shops At Willow Bend
Preston Towne Crossing
Park West Plaza
Preston Shepard
Preston Park Village
The Medical Center Of Plano
Baylor Scott & White Medical Center - Plano
Collin Creek Mall
Vista Ridge Mall
University Of Texas At Dallas
Pavilion North Shopping Center
Sandy Lake Amusement Park
Brookhaven College
Galleria Dallas
Valley View Center
Richardson Square
Richland College
Baylor Scott & White Medical Center - Garland
Texas Health Presbyterian Hospital Dallas
Timber Creek Crossing
Northpark Center
Medallion Center
Southern Methodist University
White Rock Town Center
Casa Linda Plaza
North Lake College
University Of Dallas
Metroplex Plaza
Plymouth Park Shopping Center
UT Southwestern Medical Center
Dallas Market Center
Baylor University Medical Center At Dallas
Cotton Bowl Stadium
Gexa Energy Pavilion
Eastfield College
Lone Star Park
Fort Worth
Arlington
Mansfield
Duncanville
Lancaster
Grand Prairie
Oak Cliff
Haslet
Watauga
Benbrook
Flower Mound
Carrollton
Garland
Mesquite
University Park
Dallas Love Field

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Plano, Texas	Cut-off Date Principal Balance(2)		$45,600,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$210.62
Size (SF)	491,891	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 5/1/2017	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001 / NAP	Mortgage Rate		4.4580%
Appraised Value	$150,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36

Underwritten Revenues	$13,067,185
Underwritten Expenses	$261,344	Escrows
Underwritten Net Operating Income (NOI)	$12,805,841		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,408,961	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	69.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	60.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.04x / 1.98x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.4% / 12.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$103,600,000	70.0%	Purchase Price	$147,500,000	99.7%
Principal’s New Cash Contribution	44,324,692	30.0	Closing Costs	424,692	0.3

Total Sources	$147,924,692	100.0%	Total Uses	$147,924,692	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Ericsson North American HQ Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance of $45,600,000 represents the non-controlling note A-2 of a $103,600,000 whole loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “Ericsson North American HQ Loan”) is part of a whole loan structure (the “Ericsson North American HQ Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Plano, Texas (the “Ericsson North American HQ Property”). The Ericsson North American HQ Loan (evidenced by note A-2), which represents a non-controlling interest in the Ericsson North American HQ Whole Loan, has an outstanding principal balance as of the Cut-off Date of $45,600,000 and represents approximately 4.8% of the Initial Pool Balance. The related companion loan (the “Ericsson North American HQ Companion Loan”) evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $58,000,000 and was contributed to the GSMS 2017-GS5 transaction. The Ericsson North American HQ Whole Loan was originated by Goldman Sachs Mortgage Company on December 16, 2016. The Ericsson North American HQ Whole Loan has an outstanding principal balance as of the Cut-off Date of $103,600,000 and each note has an interest rate of 4.4580% per annum. The borrower utilized the proceeds of the Ericsson North American HQ Whole Loan to acquire the Ericsson North American HQ Property and pay origination costs.

The Ericsson North American HQ Loan had an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Ericsson North American HQ Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Ericsson North American HQ Loan is the due date in January 2027. Voluntary prepayment of the Ericsson North American HQ Loan is not permitted prior to the due date in October 2026. Provided that no event of default under the Ericsson North American HQ Loan is continuing, at any time after the second anniversary of the securitization Closing Date the Ericsson North American HQ Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

■	The Mortgaged Property. The Ericsson North American HQ Property is a 491,891 SF Class A office building located in Legacy Business Park, a master planned mixed-use community in Plano, Texas. The Ericsson North American HQ Property has served as the North America headquarters for Ericsson, Inc. (the “Ericsson Tenant”) since 2001, and it is 100.0% leased to the Ericsson Tenant. Ericsson, Inc. (Fitch/MIS/S&P: BBB+/Baa3/BBB) is a provider of communication technology, equipment and software to telecom operators, telecommunications companies and businesses in the media sector.

The Ericsson North American HQ Property has office space in the north and south wings that are connected by a building that houses the common area amenities, including a cafeteria, meeting rooms, an auditorium and an experience center for client presentations. The Ericsson North American HQ Property is located within 30 miles of both of Dallas’ major airports and is home to corporations including Frito Lay, EDS, PepsiCo, Cadbury Schweppes, Capital One and Computer Associates.

The following table presents certain information relating to the sole tenant at the Ericsson North American HQ Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Ericsson, Inc.	BBB+ / Baa3 / BBB	491,891	100.0%	$9,981,575	100.0%	$20.29	12/31/2031	(2)
Largest Tenant		491,891	100.0%	$9,981,575	100.0%	$20.29
Vacant Spaces		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenant		491,891	100.0%	$9,981,575	100.0%	$20.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Ericsson, Inc. has one, 10-year option followed by two, five-year options.

The following table presents certain information relating to the lease rollover schedule at the Ericsson North American HQ Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter(2)	491,891	100.0	100.0%	9,981,575	100.0	20.29	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	491,891	100.0%		$9,981,575	100.0%	$20.29	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Ericsson, Inc.’s lease expires on December 31, 2031.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

The following table presents certain information relating to historical occupancy at the Ericsson North American HQ Property:

Historical Leased %(1)

2013	2014	2015	As of 5/1/2017
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ericsson North American HQ Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$9,981,575	$20.29
Contractual Rent Steps(3)	2,956,960	6.01
Total Reimbursement Revenue	261,344	0.53
Gross Revenue	$13,199,879	$26.83
Vacancy Loss	(132,694)	(0.27)
Effective Gross Revenue	$13,067,185	$26.57
Management Fee(4)	261,344	0.53
Total Operating Expenses	261,344	0.53
Net Operating Income	$12,805,841	$26.03
Tenant Improvements	136,954	0.28
Leasing Commissions	136,954	0.28
Capital Expenditures	122,973	0.25
Net Cash Flow	$12,408,961	$25.23

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of January 1, 2017 and contractual rent steps through February 28, 2018.

(3)	Underwritten contractual rent steps reflects the net present value of future contractual rent steps for Ericsson, Inc. through the end of its lease terms (excluding any rent steps already captured in Underwritten Base Rental Revenue), using a discount rate of 7.0%.

(4)	Management fee is based on 2% of effective gross revenue. The tenant pays all other expenses associated with the Ericsson North American HQ Property.

■	Appraisal. According to the appraisal, dated December 2, 2016, the Ericsson North American HQ Property had an “as-is” appraised value of $150,000,000 and a dark value of $100,800,000. The Cut-off Date LTV Ratio calculated utilizing the dark value is 102.8%.

■	Environmental Matters. According to a Phase I environmental report, dated December 5, 2016, there are no recognized environmental conditions or recommendations for further action at the Ericsson North American HQ Property.

■	Market Overview and Competition. The Ericsson North American HQ Property is located in the Legacy/Frisco office submarket. As of the third quarter of 2016, the Legacy/Frisco submarket contained approximately 18.5 million SF of total office space and approximately 12.0 million SF of Class A office space.

Dallas Office Market(1)

	CBD	Suburban	Legacy / Frisco	Dallas Total
Inventory (SF)	26,593,111	167,177,175	18,482,510	193,770,286
Direct Vacancy Rate	24.0%	15.4%	13.5%	16.6%
YTD Leasing Activity (SF)	NAV	NAV	1,824,572	9,800,000
YTD Overall Net Absorption (SF)	(90,149)	3,432,040	853,494	3,341,891
Direct Average Rent All Classes	$27.86	$25.16	$30.89	$25.69
Direct Average Class A Rent	$33.00	$31.29	$34.80	$31.69

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

According to a market research report, there are 22 projects totaling over 7.0 million SF under construction in the Legacy/Frisco submarket. Together, JPMorgan Chase and Liberty Mutual are building approximately 4.6 million SF in two towers on the west side of the tollway at Headquarters Drive. Toyota’s campus at Legacy Drive and S.H. 121 will contain over 2.0 million SF.

The following table presents certain information relating to the primary competition for the Ericsson North American HQ Property:

Competitive Set(1)

	Ericsson North American HQ (Subject)	Liberty Mutual Headquarters	JCPenney Headquarters	Ericsson Village	Campus at Legacy	Verizon Headquarters	CityLine	Tollway Office Center II
Class	A	A	B	A	B	A	A	B
Stories	4	20	4	4	3	4	21	2
Year Built / Renovated	2001 / NAP	2017 / NAP	1992 / NAP	2013 / NAP	1985 / 2012	1991 / NAP	2015 / NAP	1999 / NAP
Size (SF)	491,891	900,000	1,142,557	260,000	714,263	1,238,764	2,262,902	160,000
Rental Rate per SF	$20.29	$26.63	$16.00	$23.36	$17.00	$16.00	$20.66	$21.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is LCN ERC Plano (TX) LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ericsson North American HQ Loan. The non-recourse carveout guarantor under the Ericsson North American HQ Loan is LCN North American Fund II REIT, the direct owner of the borrower.

LCN North American Fund II REIT, a Maryland real estate investment trust, is controlled by Edward V. LaPuma and Bryan York Colwell, the founders of LCN Capital Partners. LCN Capital Partners is a real estate private equity firm that pursues a strategy of corporate credit-focused, commercial real estate sale-leaseback and build-to-suit investments. LCN Capital Partners manages over $1.0 billion in equity capital as of year-end 2016.

■	Escrows. On each due date, the borrower will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, reserve deposits for insurance premiums and tax deposits are not required with respect to any taxes and insurance premiums paid directly to the taxing authority or insurance company by the Ericsson Tenant or an approved replacement tenant, so long as (i) no event of default under the Ericsson North American HQ Loan has occurred and is continuing, (ii) the borrower either provides proof of payment by the applicable tenant directly to the taxing authority or insurance company, or deposits the applicable amount into the tax and insurance reserve within 10 days prior to the delinquency date for such taxes or the due date for the insurance premiums, as applicable, and (iii) the lease with the applicable tenant remains in effect and not in default.

On each due date during the continuance of an Ericsson North American HQ Trigger Period, the related loan documents require: (i) the borrower to fund a capital expenditure reserve in an amount equal to $10,248, (ii) if resulting solely due to an Ericsson Tenant Trigger Period pursuant to clause (A) thereof, all excess cash flow be swept into the tenant reserve up to an amount equal to the Ericsson Tenant Reserve Threshold Amount and (iii) if resulting solely due to an Ericsson Tenant Trigger Period pursuant to clause (B) thereof, all excess cash flow be swept into the tenant reserve.

Additionally, on each due date during the continuance of an Ericsson Tenant Downgrade Reserve Period, the related loan documents require the borrower to fund a tenant reserve in the amount of $102,477, capped at the Ericsson Tenant Reserve Threshold Amount.

If any amounts are required to be deposited into any of the reserves described above (other than the excess cash flow reserve), the borrower has a continuing option to deposit or cause to be deposited cash or a letter of credit into such reserve within 10 business days of the lender’s request, in an amount equal to the estimated amounts required to be deposited into such reserve for the immediately subsequent 12-month period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

An “Ericsson North American HQ Trigger Period” means any period from (i) the conclusion of any 12-month period ending on the last day of a fiscal quarter during which net operating income (as calculated under the loan documents) is less than the $7,944,040, to (ii) the conclusion of any 12-month period ending on the last day of a fiscal quarter thereafter during which the net operating income is equal to or greater than $7,944,040, (ii) commencing upon the borrower’s failure to deliver quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Ericsson North American HQ Trigger Period is ongoing, (iii) any period during the continuance of a Ericsson Tenant Trigger Period and the failure to deposit the cash or letter of credit, and (iv) the period during which the borrower sponsor fails to maintain its covenants under the guaranty, until such failure is cured.

An “Ericsson Tenant Trigger Period” means in any period during which (A) the Ericsson Tenant’s long term debt rating becomes less than any of (a) Ba2 by Moody’s, (b) BB by Fitch, or (c) BB by S&P, until such ratings becomes at least (a) Ba2 by Moody’s, (b) BB by Fitch, or (c) BB by S&P or (B) Ericsson, Inc. (1) gives notice of its intention not to extend or renew its lease until the lease is extended or a Re-Tenanting occurs; (2) doesn’t renew its lease until the lease is extended or a Re-Tenanting occurs, (3) defaults under its lease beyond any cure or grace period, which default (in the sole but reasonable discretion of the lender) could result in the termination of the lease until the default is cured or a Re-Tenanting occurs; (4) becomes a debtor in any state or federal bankruptcy, insolvency or similar proceeding until the lease is affirmed and the Ericsson Tenant is actually paying rent or a Re-Tenanting occurs; or (5) does, or gives notice that it intends to, “go dark”, vacate, surrender or cease normal business operations for more than (a) 90 consecutive days, or (a) 150 days in any 12-month period, for any reason (other than certain temporary cessations generally related to repair or renovation of the space in the ordinary course of business or due to casualty or condemnation or required under the Ericsson lease) until the Ericsson Tenant recommences operations, is paying rent and provides an estoppel certificate reasonably satisfactory to the lender or a Re-Tenanting occurs.

“Re-Tenanting” means the space under the Ericsson Tenant’s lease is (1) re-let to a third party tenant(s) reasonably acceptable to the lender or (2) subject to a market level of occupancy pursuant to one or more approved substitute leases with a tenant(s) reasonably acceptable to the lender and (a) with tenant(s) that have a long-term credit rating equal to or better than the Ericsson Tenant as of the origination date, (b) the expiration of each such lease is at least five years after the maturity date of the Ericsson North American HQ Loan and (c) the leases, evaluated as a whole, are on equal or better economic terms as the Ericsson Tenant’s lease.

An “Ericsson Tenant Downgrade Reserve Period” means the period during which the long term debt rating of Telefonaktiebolaget LM Ericsson becomes less than investment grade, as determined by any of S&P, Moody’s or Fitch, until such debt becomes investment grade.

The “Ericsson Tenant Reserve Threshold Amount” means (a) during a continuing Ericsson North American HQ Trigger Period, the amount equal to the base rent payable by the Ericsson Tenant pursuant to its lease for the 12-month period immediately following the commencement of such Ericsson North American HQ Trigger Period, and (b) during a continuing Ericsson Tenant Downgrade Reserve Period (and provided there is no continuing Ericsson North American HQ Trigger Period or event of default under the Ericsson North American HQ Loan), the amount equal to the base rent payable by the Ericsson Tenant pursuant to its lease for the six-month period immediately following the commencement of such Ericsson Tenant Downgrade Reserve Period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ERICSSON NORTH AMERICAN HQ

■	Lockbox and Cash Management. The Ericsson North American HQ Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Ericsson North American HQ Property and all other money received by the borrower or any property manager with respect to the Ericsson North American HQ Property be deposited into such lockbox account or the cash management account on each business day. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. If at any time after the origination date the lease with Ericsson, Inc. is amended in accordance with the terms of the related loan agreement to provide for quarterly advanced rental payments, once every calendar quarter, an amount equivalent to three months of rent will be required to be deposited into the cash management account. So long as there is no continuing event of default under the Ericsson North American HQ Loan, the lender will be required to retain in the cash management account from such rental amounts the aggregate amount of all scheduled debt service payments plus the lender’s reasonable estimate of required payments to the reserve accounts for the subsequent three due dates. For so long as no Ericsson North American HQ Trigger Period or event of default under the Ericsson North American HQ Loan is continuing, on each due date, the lender will be required to remit to a borrower-controlled operating account all amounts in the cash management account in excess of the amount required to pay monthly reserves and debt service on the next due date. On each due date during the continuance of an Ericsson Tenant Downgrade Reserve Period or Ericsson North American HQ Trigger Period or, at the lender’s discretion, during an event of default under the Ericsson North American HQ Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves budgeted operating expenses and, if approved by the lender, capital expenditures or any obligations due in relation to the lease with Ericsson, Inc., and that all remaining amounts be reserved in an excess cash flow reserve account as and to the extent described above under “Escrows.”

■	Property Management. The Ericsson North American HQ Property is self-managed by the borrower who has net leased the Ericsson North American HQ Property to the Ericsson Tenant. Under the related loan documents, the Ericsson North American HQ Property is required to remain self-managed by the borrower or any management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, any property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Ericsson North American HQ Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Ericsson North American HQ Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Ericsson North American HQ Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $150,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Ericsson North American HQ Property are separately allocated to the Ericsson North American HQ Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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ONE WEST 34TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
TIMES SQUARE
MIDTOWN
NOMAD
FASHION DISTRICT
FLATIRON
One West 34th Street
1 West 34th Street
New York, NY 10001
Macy's Herald Square
Empire State Building
Madison Square Garden
Bryant Park
New York Public Library
Grand Central Terminal
Madison Square Park
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Hoboken
Jersey City
New York
MANHATTAN
Financial District
SoHo
BROOKLYN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$40,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$713.07
Size (SF)	210,358	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 5/1/2017	93.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	93.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1906, 1920 / NAP	Mortgage Rate		4.3100%
Appraised Value	$280,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$16,051,512
Underwritten Expenses	$7,421,269	Escrows
Underwritten Net Operating Income (NOI)	$8,630,243		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,111,601	Taxes	$315,500	$315,500
Cut-off Date LTV Ratio(1)	53.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	53.6%	Replacement Reserves(3)	$0	$7,390
DSCR Based on Underwritten NOI / NCF(1)	1.32x / 1.24x	TI/LC(4)	$0	$52,785
Debt Yield Based on Underwritten NOI / NCF(1)	5.8% / 5.4%	Other(5)	$366,740	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$150,000,000	100.0%	Loan Payoff(6)	$101,727,466	67.8%
			Principal Equity Distribution	45,978,197	30.7
			Closing Costs	1,612,097	1.1
			Reserves	682,240	0.5

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	Calculated based on the aggregate outstanding balance of the One West 34th Street Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Principal Balance represents the non-controlling note A-3 of the $150,000,000 One West 34th Street Whole Loan. See “—The Mortgage Loan” below.

(3)	Replacement reserves are capped at $266,036. See “—Escrows” below.

(4)	TI/LC reserves are capped at $1,900,260. See “—Escrows” below.

(5)	Upfront other reserve represents a $366,740 deferred maintenance escrow. See “—Escrows” below.

(6)	Inclusive of principal, unpaid interest and other fees.

■	The Mortgage Loan. The mortgage loan (the “One West 34th Street Loan”) is part of a whole loan structure (the “One West 34th Street Whole Loan”) comprised of four pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in an office and retail property located in New York, New York (the “One West 34th Street Property”). The One West 34th Street Loan (evidenced by note A-3), which represents a non-controlling interest in the One West 34th Street Whole Loan, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 4.2% of the Initial Pool Balance. The related companion loans (the “One West 34th Street Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000 and are evidenced as of the Cut-off Date by a $60,000,000 controlling note A-1, which was contributed to the BANK 2017-BNK4 transaction, a $30,000,000 non-controlling note A-2, which is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time and a $20,000,000 non-controlling note A-4, which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The One West 34th Street Whole Loan was co-originated by Goldman Sachs Mortgage Company and Wells Fargo Bank, National Association on March 15, 2017. The One West 34th Street Whole Loan has an original principal balance of $150,000,000 and each note has an interest rate of 4.3100% per annum. The borrower utilized the proceeds of the One West 34th Street Whole Loan to refinance existing debt, return equity to the borrower sponsor, pay origination costs and fund reserves. The One West 34th Street Whole Loan is being serviced under the BANK 2017-BNK4 securitization transaction.

The One West 34th Street Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The One West 34th Street Loan requires interest only payments on each due date through the scheduled maturity date in April 2027. Voluntary prepayment of the One West 34th Street Loan is not permitted prior to the due date in January 2027. At any time after the earlier to occur of (a) the third anniversary of the origination date of the One West 34th Street Loan and (b) the second anniversary of the closing date of the securitization into which the last One West 34th Street Companion Loan is deposited, the One West 34th Street Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

■	The Mortgaged Property. The One West 34th Street Property consists of three adjoining Class B office buildings totaling approximately 210,358 SF located in New York, New York. The One West 34th Street Property is situated in Midtown Manhattan at the northwest corner of Fifth Avenue and 34th Street. Constructed in 1906 and 1920, the One West 34th Street Property comprises 189,083 SF of office space (89.9% of net rentable area; 62.4% of underwritten base rent) and 21,275 SF of retail space (10.1% of net rentable area; 37.6% of underwritten base rent) within three buildings ranging from 12 to 15 floors. The One West 34th Street Property is situated on an approximately 0.4-acre site, situated directly across the street from the Empire State Building and has approximately 150 feet of frontage along West 34th Street and 112 feet along Fifth Avenue.

The ground floor of the One West 34th Street Property is occupied by two retail tenants, which account for 37.6% of the underwritten base rent. Bank of America, National Association (“Bank of America”; rated A/Baa1/BBB+ by Fitch, Moody’s and S&P) represents 2.5% of the net rentable area and 24.6% of the underwritten base rent and Duane Reade represents 5.3% of the net rentable area and 13.9% of the underwritten base rent. On April 18, 2017, Bebe Stores filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of May 1, 2017, Bebe Stores is in occupancy at the One West 34th Street Property but excluded from underwritten occupancy and underwritten net cash flow. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Preliminary Prospectus. The remainder of the rent roll is comprised of office tenants, with no one tenant representing more than 6.3% of net rentable area or 4.2% of underwritten base rent.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One West 34th Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America, National Association	A / Baa1 / BBB+	5,200	2.5%	$3,457,469	24.6%	$664.90	11/30/2030	3, 5-year options
Duane Reade	NR / NR / NR	11,075	5.3	1,950,000	13.9	176.07	11/30/2021	1, 5-year option
Olivia Miller, Inc.	NR / NR / NR	13,222	6.3	584,718	4.2	44.22	7/31/2024	1, 5-year option
Hop Lun	NR / NR / NR	6,441	3.1	380,083	2.7	59.01	7/31/2018	NA
International Inspirations, Ltd	NR / NR / NR	7,754	3.7	365,000	2.6	47.07	11/30/2026	NA
L M Cohen & Co. LLP	NR / NR / NR	7,104	3.4	351,030	2.5	49.41	1/31/2024	NA
American Essentials, Inc	NR / NR / NR	6,441	3.1	320,440	2.3	49.75	9/30/2020	1, 5-year option
Courtaulds Textiles America, Inc.	NR / NR / NR	6,441	3.1	314,128	2.2	48.77	6/30/2021	1, 5-year option
Facade Maintenance Design Architecture And Engineering, P.C.	NR / NR / NR	4,835	2.3	293,049	2.1	60.61	11/30/2017	1, 5-year option
TMX Group Us, Inc.	NR / NR / NR	5,300	2.5	251,141	1.8	47.39	6/30/2021	NA
Largest Tenants		73,813	35.1%	$8,267,058	58.9%	$112.00
Remaining Owned Tenants		123,734	58.8	5,768,348	41.1	46.62
Vacant Spaces (Owned Space)		12,811	6.1	0	0.0	0.00
Totals / Wtd. Avg. Tenants		210,358	100.0%	$14,035,406	100.0%	$71.05

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

The following table presents certain information relating to the lease rollover schedule at the One West 34th Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	3,526	1.7%	1.7%	$143,213	1.0%	$40.62	2
2017	7,180	3.4	5.1%	418,181	3.0	58.24	3
2018	25,556	12.1	17.2%	1,278,295	9.1	50.02	15
2019	27,806	13.2	30.5%	1,282,044	9.1	46.11	11
2020	42,925	20.4	50.9%	2,002,263	14.3	46.65	21
2021	40,771	19.4	70.2%	3,388,111	24.1	83.10	15
2022	884	0.4	70.7%	40,973	0.3	46.35	1
2023	4,716	2.2	72.9%	230,583	1.6	48.89	2
2024	20,326	9.7	82.6%	935,748	6.7	46.04	2
2025	6,230	3.0	85.5%	283,152	2.0	45.45	2
2026	12,127	5.8	91.3%	575,374	4.1	47.45	3
2027	0	0.0	91.3%	0	0.0	0.00	0
2028 & Thereafter	5,500	2.6	93.9%	3,457,469	24.6	628.63	2
Vacant	12,811	6.1	100.0%	0	0.0	0.00	0
Totals /Wtd. Avg. Tenants	210,358	100.0%		$14,035,406	100.0%	$71.05	79

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the One West 34th Street Property:

Historical Leased %(1)

2013	2014	2015	2016
96.7%	97.1%	95.6%	96.1%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One West 34th Street Property:

Cash Flow Analysis(1)

	2014	2015	2016	Underwritten In-Place(2)	Underwritten As-Stabilized(3)	Underwritten $ per SF(4)
Base Rental Revenue	$13,514,993	$13,170,627	$16,156,656	$14,035,404	$19,246,704	$66.72
Grossed Up Vacant Space	0	0	0	3,750,350	1,012,984	17.83
Total Reimbursement Revenue	1,635,334	1,738,708	1,835,796	1,943,343	1,943,343	9.24
Other Income	308,414	50,225	72,765	72,765	72,765	0.35
Less Vacancy & Credit Loss	0	0	0	(3,750,350)	(1,012,984)	(17.83)
Effective Gross Income	$15,458,741	$14,959,560	$18,065,217	$16,051,512	$21,262,812	$76.31

Total Operating Expenses(5)	$6,368,441	$7,137,535	$7,217,026	$7,421,269	$7,577,608	$35.28

Net Operating Income	$9,090,300	$7,822,025	$10,848,191	$8,630,243	$13,685,204	$41.03
TI/LC	0	0	0	430,291	430,291	2.05
Capital Expenditures	0	0	0	88,350	88,350	0.42
Net Cash Flow	$9,090,300	$7,822,025	$10,848,191	$8,111,601	$13,166,563	$38.56

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten In-Place cash flow based on contractual rents as of May 2017 and contractual rent steps through March 2018, except that Bebe Stores is assumed to be vacant.

(3)	Underwritten As-Stabilized cash flow based on contractual rent as of May 2017 and contractual rent steps through March 2018, except that the boxes for Bebe Stores and Duane Reade are assumed to be leased up at market rents.

(4)	Underwritten $ per SF is based on the Underwritten In-Place cash flows.

(5)	Total Operating Expenses are comprised of payroll, professional fees, utilities, repairs and maintenance, a management fee based on 3% of effective gross income and other variable expenses.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

■	Appraisal. According to the appraisal, the One West 34th Street Property had an “as-is” appraised value of $280,000,000 as of January 5, 2017.

■	Environmental Matters. According to a Phase I environmental report dated December 16, 2016, there are no recognized environmental conditions or recommendations for further action at the One West 34th Street Property other than implementing operations and maintenance programs to address asbestos-containing material.

■	Market Overview and Competition. Per the appraisal, the following set of properties is considered directly competitive to the One West 34th Street Property in terms of building classification, asking rents, rentable office area and current occupancy. The asking rents for the buildings directly competitive with the One West 34th Street Property range from $49.00 to $62.00 per square foot. The average direct occupancy rates for these buildings is 93.6% compared to 93.9% for all the competitive buildings compared with the One West 34th Street Property and 91.9% for Class B space within Midtown as a whole.

The following table presents certain information relating to the primary competition for the One West 34th Street Property:

Competitive Set(1)

Property	Office Area (NRA)	Available SF (Direct)	Available SF (Sublease)	% Occupied (Direct)	% Occupied (Total)	Asking Rent (Low)	Asking Rent (High)
16 East 34th Street	336,500	65,305	0	80.6%	80.6%	$56.00	$62.00
10 West 33rd Street	409,000	3,607	0	99.1	99.1	$49.00	$49.00
19 West 34th Street	150,000	12,600	9,527	91.6	85.3	$59.00	$59.00
320 Fifth Avenue	120,000	4,065	0	96.6	96.6	$56.00	$56.00
330 Fifth Avenue	112,200	0	0	100.0	100.0	NA	NA
347 Fifth Avenue	99,200	3,325	0	96.7	96.7	$58.00	$62.00
385 Fifth Avenue	137,500	0	0	100.0	100.0	NA	NA
389 Fifth Avenue	105,000	5,677	0	94.6	94.6	$53.00	$54.00
Total	1,469,400	94,579	9,527
Average	183,675	11,822	1,191	93.6%	92.9%

(1)	Source: Appraisal

■	The Borrower. The borrower is Jacob’s First, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One West 34th Street Loan. The non-recourse carveout guarantors under the One West 34th Street Loan are Lloyd Goldman and Stanley Chera, each an indirect owner of the borrower.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $315,500 and (ii) a deferred maintenance reserve in an amount equal to $366,740.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period unless in the case of insurance premiums, no event of default is continuing under the loan documents, the borrower is maintaining a blanket policy in accordance with the related loan documents and the borrower has delivered satisfactory evidence of paid insurance coverage to the lender when and as required, (ii) a replacement reserve in an amount equal to $7,390, capped at $266,036 and (iii) a leasing reserve in an amount equal to $52,785, capped at $1,900,260.

In addition, on each due date during the continuance of an One West 34th Street Cash Trap Event Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “One West 34th Street Cash Trap Event Period” means (i) following the occurrence and during the continuance of an event of default under the related loan documents and ending upon the acceptance by the lender of cure (if applicable) of such event of default under the related loan documents or (ii) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.35x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is at least 1.35x.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ONE WEST 34TH STREET

■	Lockbox and Cash Management. The One West 34th Street Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all other money received by the borrower or any property manager with respect to the One West 34th Street Property be deposited into such lockbox account within two business days of receipt. Provided that no One West 34th Street Cash Trap Event Period is continuing, all funds in the lockbox account will be swept into the borrower’s operating account on a daily basis. Upon the occurrence of a One West 34th Street Cash Trap Event Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account. On each due date during the continuance of a One West 34th Street Cash Trap Event Period, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves, budgeted operating expenses and other expenses approved by the lender or required to be paid under the related loan documents and that all remaining amounts be reserved in an excess cash flow reserve account as additional collateral.

■	Property Management. The One West 34th Street Property is currently managed by BLDG Management Co., Inc., an affiliate of the borrower. Under the related loan documents, the One West 34th Street Property is required to remain managed by BLDG Management Co., Inc. or any other management company approved by the lender in accordance with the loan documents and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager: (i) at any time during the continuance of an event of default under the loan documents, (ii) if the property manager is in material default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager becomes insolvent or a debtor in any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or any voluntary bankruptcy or insolvency proceeding, (iv) control of the property manager has changed, or (v) if the property manager is found to have committed fraud, gross negligence, willful misconduct or misappropriation of funds.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The property, loss of rents/business interruption, general liability and umbrella liability insurance policies required under the loan documents may not exclude acts of terror or similar acts of sabotage (“Terrorism Coverage”); provided, that, for so long as TRIPRA (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA will determine what is deemed to be included within this definition of “Terrorism Coverage.” Such Terrorism Coverage is required to comply with each of the applicable requirements for policies set forth under the loan documents (including, without limitation, those relating to deductibles); in an amount equal to the full replacement cost of the One West 34th Street Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 6 months following restoration); provided that, the lender, at the lender’s option, may reasonably require the borrower to obtain or cause to be obtained the Terrorism Coverage with higher deductibles than set forth under the loan documents. Notwithstanding the foregoing, whether or not TRIPRA or subsequent statute, extension, or reauthorization is in effect, the borrower will be required to carry terrorism insurance throughout the term of the One West 34th Street Loan as required by the preceding sentence; provided, however, if TRIPRA (or such subsequent statute, extension or reauthorization) is not in effect the borrower will not be required to pay annual premiums in excess of two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (the “TC Cap”) in order to obtain the Terrorism Coverage (but the borrower will be obligated to purchase the maximum amount of Terrorism Coverage available with funds equal to the TC Cap). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE GRAMERCY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance		$37,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$197.85
Size (SF)	187,008	Percentage of Initial Pool Balance		3.9%
Total Occupancy as of 1/31/2017(1)	96.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2017(1)	96.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / 2014	Mortgage Rate		4.1670%
Appraised Value	$61,750,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(2)		Estein Holdings, Ltd.
Underwritten Revenues	$5,200,521
Underwritten Expenses	$915,716	Escrows
Underwritten Net Operating Income (NOI)	$4,284,805		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,072,250	Taxes	$28,570	$9,523
Cut-off Date LTV Ratio	59.9%	Insurance	$0	$5,296
Maturity Date LTV Ratio	54.5%	Replacement Reserves	$0	$3,136
DSCR Based on Underwritten NOI / NCF	1.98x / 1.88x	TI/LC	$0	$15,584
Debt Yield Based on Underwritten NOI / NCF	11.6% / 11.0%	Other(3)	$1,129,722	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,000,000	58.5%	Purchase Price	$61,750,000	97.6%
Principal’s New Cash Contribution	26,288,964	41.5	Reserves	1,158,293	1.8
			Closing Costs	380,672	0.6

Total Sources	$63,288,964	100.0%	Total Uses	$63,288,964	100.0%

(1)	Total Occupancy and Owned Occupancy include two tenants totaling 4,574 SF (FDM4 America, Inc. 2,513 SF (expansion space) and Kitchen Table 2,061 SF) that have executed leases but have not taken occupancy and/or begun paying rent. FDM4 America, Inc. is paying rent and expected to take occupancy in June 2017 and Kitchen Table is expected to take occupancy and begin paying rent in August 2017. We cannot assure you that these tenants will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these tenants are both 93.5%.

(2)	Estein Holdings, Ltd. is the non-recourse carveout guarantor under The Gramercy Loan.

(3)	Upfront other reserve represents approximately $663,538 for tenant improvements and leasing commissions and $466,184 for free rent for five tenants.

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
HMS Holdings Corp(2)(3)	NR / NR / NR	63,593	34.0%	$1,549,761	31.2%	$24.37	9/30/2024	2, 5-year options
B of I Federal Bank(4)	NR / NR / NR	24,178	12.9	698,986	14.1	28.91	5/31/2023	2, 5-year options
CalAtlantic(5)	BB / Ba2 / BB	18,273	9.8	530,831	10.7	29.05	7/31/2022	1, 5-year option
Regus	NR / NR / NR	14,872	8.0	414,036	8.3	27.84	6/30/2026	2, 5-year options
FDM4 America, Inc.(6)	NR / NR / NR	7,766	4.2	233,018	4.7	30.00	7/31/2023	NA
Touchstone Living(7)	NR / NR / NR	7,834	4.2	231,260	4.7	29.52	1/31/2026	NA
Liberty Mutual Insurance Company	NR / NR / A	7,727	4.1	229,183	4.6	29.66	5/31/2022	1, 5-year option
DW Bistro	NR / NR / NR	4,624	2.5	174,787	3.5	37.80	11/30/2024	1, 5-year option
Ten Lifestyle	NR / NR / NR	5,702	3.0	168,950	3.4	29.63	9/30/2021	2, 3-year options
Pinches Tacos	NR / NR / NR	3,554	1.9	154,741	3.1	43.54	3/31/2026	NA
Largest Tenants		158,123	84.6%	$4,385,553	88.2%	$27.74
Remaining Owned Tenants		21,373	11.4	584,195	11.8	27.33
Vacant Spaces (Owned Space)		7,512	4.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		187,008	100.0%	$4,969,748	100.0%	$27.69

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	HMS Holdings Corp has the option to terminate its lease on either (i) November 30, 2020 or (ii) November 30, 2022 with 9-months’ written notice and payment of a termination fee.

(3)	HMS Holdings Corp subleases approximately 5,842 SF to three tenants (The Hartford 3,384 SF, TNG Models 1,474 SF and SKR Real Estate Services 984 SF).

(4)	B of I Federal Bank and certain of its officers are currently reportedly under investigation by United States Department of Justice and subject litigation with shareholders and a former employee, all relating to an alleged money laundering scheme purported to have been undertaken by Bank of the Internet. We cannot assure that the investigation or lawsuits will not have a material adverse effect on the operation of Bank of the Internet or on its ability to pay rent when due.

(5)	CalAtlantic has a one-time option to terminate its lease effective in November 2019 with 9-months’ written notice and payment of a termination fee.

(6)	FDM4 America, Inc. has a one-time option to terminate both of its leases effective in December 2020 with 12-months’ written notice and payment of a termination fee.

(7)	Touchstone Living has a one-time option to terminate its lease effective in March 2022 with 6-months’ written notice and payment of a termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE GRAMERCY

The following table presents certain information relating to the lease rollover schedule at The Gramercy Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	4,706	2.5	2.5%	36,000	0.7	7.65	1
2020	0	0.0	2.5%	0	0.0	0.00	0
2021	12,950	6.9	9.4%	385,091	7.7	29.74	3
2022	28,285	15.1	24.5%	827,809	16.7	29.27	3
2023	31,944	17.1	41.6%	932,004	18.8	29.18	2
2024	71,766	38.4	80.0%	1,846,950	37.2	25.74	4
2025	0	0.0	80.0%	0	0.0	0.00	0
2026	29,845	16.0	96.0%	941,894	19.0	31.56	5
2027	0	0.0	96.0%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	96.0%	0	0.0	0.00	0
Vacant	7,512	4.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	187,008	100.0%		$4,969,748	100.0%	$27.69	18

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at The Gramercy Property:

Historical Leased %(1)

As of 1/31/2017
96.0%

(1)	The Gramercy Property was developed between 2013-2014 and was leased up during 2014-2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Gramercy Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$4,969,748	$26.58
Contractual Rent Steps	16,012	0.09
Total Reimbursement Revenue	129,877	0.69
Market Revenue from Vacant Units	294,611	1.58
Parking Revenue	46,505	0.25
Other Revenue	38,379	0.21
Gross Revenue	$5,495,132	$29.38
Vacancy Loss	(294,611)	(1.58)
Effective Gross Revenue	$5,200,521	$27.81

Total Operating Expenses(4)	$915,716	$4.90

Net Operating Income	$4,284,805	$22.91
TI/LC	175,154	0.94
Capital Expenditures	37,402	0.20
Net Cash Flow	$4,072,250	$21.78

(1)	The Gramercy Property was developed between 2013-2014 and was leased up during 2014-2016.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Underwritten cash flow based on contractual rents as of January 31, 2017 and contractual rent steps through May 31, 2018.

(4)	Total Operating Expenses are based on borrower sponsor estimates, including a management fee equal to 3% of effective gross rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

634 SECOND STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance		$30,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$641.68
Size (SF)	46,752	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 7/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927 / 2008	Mortgage Rate		4.9095%
Appraised Value	$40,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(1)		Joseph J. Sitt
Underwritten Revenues	$3,552,055
Underwritten Expenses	$1,072,817	Escrows
Underwritten Net Operating Income (NOI)	$2,479,238		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,425,473	Taxes	$0	$17,999
Cut-off Date LTV Ratio	74.1%	Insurance	$0	$0
Maturity Date LTV Ratio	68.2%	Replacement Reserves	$0	$779
DSCR Based on Underwritten NOI / NCF	1.30x / 1.27x	TI/LC	$0	$5,844
Debt Yield Based on Underwritten NOI / NCF	8.3% / 8.1%	Other(2)	$32,670	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	74.6%	Purchase Price	$40,000,000	99.4%
Principal’s New Cash Contribution	10,236,864	25.4	Closing Costs	204,194	0.5
			Reserves	32,670	0.1

Total Sources	$40,236,864	100.0%	Total Uses	$40,236,864	100.0%

(1)	Joseph J. Sitt is the non-recourse carveout guarantor under the 634 Second Street Loan.

(2)	Upfront other reserve represents a $32,670 deferred maintenance escrow.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 634 Second Street Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Okta	NR / NR / NR	45,032	96.3%	$2,597,446	97.4%	$57.68	9/30/2024	1, 5-year option
Sajj Mediterranean	NR/ NR / NR	1,720	3.7	68,742	2.6	39.97	11/13/2023	NA
Largest Tenants		46,752	100.0%	$2,666,188	100.0%	$57.03
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		46,752	100.0%	$2,666,188	100.0%	$57.03

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

634 SECOND STREET

The following table presents certain information relating to the lease rollover schedule at the 634 Second Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	1,720	3.7	3.7%	68,742	2.6	39.97	1
2024	45,032	96.3	100.0%	2,597,446	97.4	57.68	1
2025	0	0.0	100.0%	0	0.0	0.00	0
2026	0	0.0	100.0%	0	0.0	0.00	0
2027	0	0.0	100.0%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	46,752	100.0%		$2,666,188	100.0%	$57.03	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 634 Second Street Property:

Historical Leased %(1)

2014	2015	2016	As of 7/1/2016
100.0%	83.3%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 634 Second Street Property:

Cash Flow Analysis(1)

	2014	2015	2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$1,793,724	$1,542,633	$2,614,224	$2,666,188	$57.03
Total Reimbursement Revenue	680,793	582,593	962,601	1,072,817	22.95
Gross Revenue	$2,474,516	$2,125,226	$3,576,824	$3,739,005	$79.98
Vacancy Loss	0	0	0	(186,950)	(4.00)
Rent Abatement	0	(535,542)	(311,601)	0	0.00
Effective Gross Revenue	$2,474,516	$1,589,684	$3,265,224	$3,552,055	$75.98

Total Operating Expenses	$692,434	$693,262	$693,279	$1,072,817	$22.95

Net Operating Income	$1,782,083	$896,423	$2,571,944	$2,479,238	$53.03
TI/LC	0	0	0	44,414	0.95
Capital Expenditures	0	0	0	9,350	0.20
Net Cash Flow	$1,782,083	$896,423	$2,571,944	$2,425,473	$51.88

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of July 1, 2016 and contractual rent steps through January 31, 2017.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Buford, Georgia	Cut-off Date Principal Balance		$24,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$252.68
Size (SF)	96,960	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 2/1/2017(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2017(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate		4.4000%
Appraised Value	$34,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(2)		Ernest W. Livingston, Jr.
Underwritten Revenues	$2,960,303
Underwritten Expenses	$570,317	Escrows
Underwritten Net Operating Income (NOI)	$2,389,986		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,278,482	Taxes	$99,918	$14,274
Cut-off Date LTV Ratio	71.2%	Insurance	$0	$0
Maturity Date LTV Ratio	62.2%	Replacement Reserves	$0	$1,616
DSCR Based on Underwritten NOI / NCF	1.62x / 1.55x	TI/LC	$0	$6,667
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.3%	Other(3)	$200,181	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,500,000	75.3%	Purchase Price	$32,000,000	98.3%
Principal’s New Cash Contribution	8,045,501	24.7	Reserves	300,099	0.9
			Closing Costs	245,401	0.8

Total Sources	$32,545,501	100.0%	Total Uses	$32,545,501	100.0%

(1)	Total Occupancy and Owned Occupancy include two tenants (Sage Dental: 3,000 SF and Amazing Lash: 2,009 SF) which have executed a lease but have not taken occupancy or begun paying rent. Sage Dental is anticipated to take occupancy and begin paying rent in July 2017. Amazing Lash is anticipated to take occupancy and begin paying rent in October 2017. We cannot assure you that these tenants will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these tenant are both 94.8%.

(2)	Ernest W. Livingston, Jr. is the non-recourse carveout guarantor under The Plaza Loan.

(3)	Upfront other reserve represents reserve for unfunded obligations (approximately $152,180 for tenant improvements and approximately $48,001 for gap rent for Sage Dental and Amazing Lash). See “—Escrows” below.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at The Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Anchors
LA Fitness	NR / NR / NR	45,000	46.4%	Yes	$1,283,568	$28.52	9/1/2022	NA	NA	3, 5-year options
Total Anchors		45,000	46.4%

Occupied In-line		51,960	53.6%	Yes	$1,811,541	$34.86
Vacant Spaces		0	0.0%	NA	$0	$0.00

Total Owned SF		96,960	100.0%
Total SF		96,960	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
LA Fitness	NR / NR / NR	45,000	46.4%	$1,062,000	41.0%	$23.60	NA	NA	9/1/2022	3, 5-year options
Provina’s Italian Restaurant	NR / NR / NR	6,894	7.1	225,158	8.7	32.66	$281	13.4%	10/31/2022	1, 5-year option
Shogun Japanese Steakhouse	NR / NR / NR	6,600	6.8	209,088	8.1	31.68	$196	19.3%	9/30/2017	2, 5-year options
Einstein Bros. Bagels	NR / NR / NR	3,200	3.3	124,096	4.8	38.78	NA	NA	11/14/2017	2, 5-year options
Dxl Men’s Apparel	NR / NR / NR	6,600	6.8	123,750	4.8	18.75	NA	NA	12/31/2024	3, 5-year options
Bonefish Grill	NR / NR / BB	5,000	5.2	121,000	4.7	24.20	$538	5.4%	11/30/2017	4, 5-year options
Massage Envy	NR / NR / NR	3,200	3.3	116,128	4.5	36.29	$568	7.5%	7/2/2027	NA
Jos. A Bank	NR / B3 / B	4,151	4.3	112,326	4.3	27.06	$321	10.0%	4/30/2021	2, 5-year options
Panda Express	NR / NR / NR	2,200	2.3	91,960	3.5	41.80	$757	6.2%	11/30/2017	4, 5-year options
Sage Dental(3)	NR / NR / NR	3,000	3.1	81,885	3.2	27.30	NA	NA	2/28/2027	2, 5-year options
Largest Tenants		85,845	88.5%	$2,267,391	87.5%	$26.41
Remaining Owned Tenants(4)		11,115	11.5	323,741	12.5	29.13
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		96,960	100.0%	$2,591,132	100.0%	$26.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant sales are as of December 31, 2016.

(3)	Sage Dental has an executed lease but has not taken occupancy or begun paying rent. Sage Dental is anticipated to take occupancy and begin paying rent in July 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

(4)	Remaining Owned Tenants includes one tenant Amazing Lash totaling 2,009 SF that has an executed lease but has not taken occupancy or begun paying rent. Amazing Lash is anticipated to take occupancy and begin paying rent in October 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at The Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	17,000	17.5	17.5%	546,144	21.1	32.13	4
2018	1,400	1.4	19.0%	34,666	1.3	24.76	1
2019	3,506	3.6	22.6%	100,687	3.9	28.72	2
2020	1,200	1.2	23.8%	39,849	1.5	33.21	1
2021	5,551	5.7	29.6%	150,126	5.8	27.04	2
2022	55,503	57.2	86.8%	1,397,898	53.9	25.19	4
2023	0	0.0	86.8%	0	0.0	0.00	0
2024	6,600	6.8	93.6%	123,750	4.8	18.75	1
2025	0	0.0	93.6%	0	0.0	0.00	0
2026	0	0.0	93.6%	0	0.0	0.00	0
2027	6,200	6.4	100.0%	198,013	7.6	31.94	2
2028 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	96,960	100.0%		$2,591,132	100.0%	$26.72	17

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at The Plaza Property:

Historical Leased %(1)

2014	2015	2016
100.0%	100.0%	97.9%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Plaza Property:

Cash Flow Analysis(1)

	2014	2015	2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,268,748	$2,402,990	$2,377,199	$2,591,132	$26.72
Total Reimbursement Revenue	460,952	448,777	474,102	503,977	5.20
Other Revenue	21,000	22,142	21,000	21,000	0.22
Gross Revenue	$2,750,699	$2,873,909	$2,872,300	$3,116,109	$32.14
Vacancy Loss	0	0	0	(155,805)	(1.61)
Effective Gross Income	$2,750,699	$2,873,909	$2,872,300	$2,960,303	$30.53

Total Operating Expenses	$521,274	$520,966	$526,796	$570,317	$5.88

Net Operating Income	$2,229,426	$2,352,943	$2,345,504	$2,389,986	$24.65
TI/LC	0	0	0	92,112	0.95
Capital Expenditures	0	0	0	19,392	0.20
Net Cash Flow	$2,229,426	$2,352,943	$2,345,504	$2,278,482	$23.50

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of February 1, 2017 and contractual rent steps through May 31, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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RIVER RANCH

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Lafayette, Louisiana	Cut-off Date Principal Balance		$18,681,450
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$132.77
Size (SF)	140,701	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 1/1/2017	93.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/1/2017	93.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001-2006 / NAP	Mortgage Rate		4.8800%
Appraised Value	$26,550,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsors(1)	Rodney L. Savoy and Robert Gagnard
Underwritten Revenues	$2,716,636
Underwritten Expenses	$816,806	Escrows
Underwritten Net Operating Income (NOI)	$1,899,830		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,807,112	Taxes	$71,272	$17,818
Cut-off Date LTV Ratio	70.4%	Insurance	$77,554	$12,926
Maturity Date LTV Ratio	57.8%	Replacement Reserves	$0	$1,993
DSCR Based on Underwritten NOI / NCF	1.60x / 1.52x	TI/LC	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.7%	Other(2)	$21,950	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,725,000	62.5%	Loan Payoff	$28,874,122	96.4%
Principal’s New Cash Contribution	11,216,110	37.5	Reserves	670,776	2.2
			Closing Costs	396,213	1.3

Total Sources	$29,941,110	100.0%	Total Uses	$29,941,110	100.0%

(1)	Rodney L. Savoy and Robert Gagnard are the non-recourse carveout guarantors under the River Ranch Loan.

(2)	Upfront other reserve includes a $21,950 deferred maintenance escrow.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the River Ranch Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $per SF	Occupancy Cost	Renewal / Extension Options
Anchors
Paul Michael Company	NR / NR / NR	33,130	23.5%	Yes	$369,165	$11.14	9/30/2022	$101	11.0%	3, 5-year options
The Fresh Market	NR / B3 / B	22,100	15.7	Yes	$390,340	$17.66	11/30/2022	$551	3.2%	5, 5-year options
Total Anchors		55,230	39.2%

Occupied In-line		55,635	39.5%	Yes	$1,561,074	$28.06
Occupied Outparcel		11,593	8.2%	Yes	$271,257	$23.40
Occupied Other		8,801	6.3%	Yes	$124,500	$14.15
Vacant Spaces		9,442	6.7%	Yes	$194,064	$20.55

Total Owned SF		140,701	100.0%
Total SF		140,701	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

RIVER RANCH

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the River Ranch Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	Tenant Sales $per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Paul Michael Company	NR / NR / NR	33,130	23.5%	$339,250	14.7%	$10.24	$101	11.0%	9/30/2022	3, 5-year options
The Fresh Market	NR / B3 / B	22,100	15.7	298,350	12.9	13.50	$551	3.2%	11/30/2022	5, 5-year options
Ann Taylor	NR / NR / NR	6,000	4.3	168,000	7.3	28.00	NA	NA	1/31/2022	NA
Backpacker	NR / NR / NR	7,304	5.2	165,260	7.2	22.63	NA	NA	10/31/2017	1, 5-year option
Bonefish Grill	NR / NR / NR	5,240	3.7	114,127	5.0	21.78	$625	4.4%	11/30/2020	2, 5-year options
Kiki	NR / NR / NR	4,326	3.1	108,150	4.7	25.00	NA	NA	11/30/2021	NA
Lafayette Health Ventures	NR / NR / NR	3,594	2.6	95,097	4.1	26.46	NA	NA	1/15/2019	1, 5-year option
Jos A. Bank	NR / NR / NR	4,011	2.9	88,242	3.8	22.00	$283	9.7%	2/28/2022	2, 5-year options
Another Broken Egg	NR / NR / NR	4,228	3.0	86,087	3.7	20.36	NA	NA	12/31/2017	1, 5-year option
LeMarche Antiques	NR / NR / NR	3,899	2.8	83,282	3.6	21.36	NA	NA	10/31/2018	1, 5-year option
Ten Largest Tenants		93,832	66.7%	$1,545,845	67.1%	$16.47
Remaining Owned Tenants		37,427	26.6	759,072	32.9	20.28
Vacant Spaces (Owned Space)		9,442	6.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		140,701	100.0%	$2,304,917	100.0%	$17.56

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the River Ranch Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	# of Expiring Leases
MTM	3,209	2.3%	2.3%	$53,100	2.3%	$16.55	2
2017	21,378	15.2	17.5%	441,153	19.1	20.64	8
2018	7,397	5.3	22.7%	163,991	7.1	22.17	4
2019	8,570	6.1	28.8%	198,441	8.6	23.16	3
2020	11,596	8.2	37.1%	255,271	11.1	22.01	6
2021	6,904	4.9	42.0%	168,836	7.3	24.45	2
2022	68,105	48.4	90.4%	953,254	41.4	14.00	5
2023	0	0.0	90.4%	0	0.0	0.00	0
2024	0	0.0	90.4%	0	0.0	0.00	0
2025	4,100	2.9	93.3%	70,872	3.1	17.29	1
2026	0	0.0	93.3%	0	0.0	0.00	0
2027	0	0.0	93.3%	0	0.0	0.00	0
2028 & Thereafter	0	0.0	93.3%	0	0.0	0.00	0
Vacant	9,442	6.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	140,701	100.0%		$2,304,917	100.0%	$17.56	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the River Ranch Property:

Historical Leased % (1)

2014	2015	2016
97.0%	98.0%	95.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

RIVER RANCH

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the River Ranch Property:

Cash Flow Analysis(1)

	2014	2015	2016	Underwritten(2)	Underwritten $per SF
Base Rent	$2,368,240	$2,315,097	$2,279,566	$2,304,917	$16.38
Overage / Percentage Rent	0	0	0	29,915	0.21
Total Reimbursement Revenue	292,207	319,843	348,918	381,504	2.71
Market Revenue from Vacant Units	0	0	0	194,064	1.38
Other Revenue	1,881	0	300	300	0.00
Gross Revenue	$2,662,328	$2,634,939	$2,628,784	$2,910,700	$20.69
Vacancy Loss	0	0	0	(194,064)	(1.38)
Credit Loss	0	0	0	0	0.00
Effective Gross Income	$2,662,328	$2,634,939	$2,628,784	$2,716,636	$19.31

Total Operating Expenses	$768,539	$778,933	$785,865	$816,806	$5.81

Net Operating Income	$1,893,789	$1,856,007	$1,842,919	$1,899,830	$13.50
TI/LC	0	0		68,799	0.49
Capital Expenditures	0	0		23,919	0.17
Net Cash Flow	$1,893,789	$1,856,007	$1,842,919	$1,807,112	$12.84

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of January 1, 2017 and contractual rent steps through May 31, 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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HOLIDAY INN CHARLESTON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Charleston, South Carolina	Cut-off Date Principal Balance	$17,477,195
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$145,643.29
Size (Rooms)	120	Percentage of Initial Pool Balance	1.8%
Total TTM Occupancy as of 2/28/2017	80.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 2/28/2017	80.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate	4.5575%
Appraised Value	$30,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsors(1)	Various
Underwritten Revenues	$6,760,423
Underwritten Expenses	$4,003,421	Escrows
Underwritten Net Operating Income (NOI)	$2,757,002	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,486,585	Taxes	$98,800	$24,700
Cut-off Date LTV Ratio	58.1%	Insurance	$0	$0
Maturity Date LTV Ratio	47.1%	Replacement Reserves	$0	$22,535
DSCR Based on Underwritten NOI / NCF	2.57x / 2.32x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.8% / 14.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,500,000	100.0%	Loan Payoff	$15,213,051	86.9%
Principal Equity Distribution	1,917,707	11.0
Closing Costs	270,442	1.5
Reserves	98,800	0.6

Total Sources	$17,500,000	100.0%	Total Uses	$17,500,000	100.0%

(1)	Pratapkumar B. Patel, Yogendrakumar H. Patel, Jayshree Patel, Rashmi Patel, Urvashi H. Patel, Urvashi H. Patel, as Trustee of The Hasmukh Patel Revocable Living Trust Dated September 24, 2015, Yogendrakumar H. Patel, as Trustee of The Yogendrakumar Patel Revocable Living Trust Dated December 16, 2015, Jayshree Patel, as Trustee of The Jayshree Patel Revocable Living Trust Dated December 16, 2015, Pratapkumar Patel, as Trustee of The Pratapkumar Patel Revocable Living Trust Dated December 21, 2015, Rashmi Patel, as Trustee of The Rashmi Patel Revocable Living Trust Dated December 21, 2015 and Urvashi H. Patel, as Trustee of The Urvashi Patel Revocable Living Trust Dated October 8, 2015 are the non-recourse carveout guarantors under the Holiday Inn Charleston Loan.

2016 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial	Extended-Stay
Holiday Inn Charleston	19%	39%	36%	6%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Holiday Inn Charleston Property and various market segments, as provided in the February 2017 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM February 2015	93.9%	90.2%	84.7%
TTM February 2016	98.4%	90.5%	89.0%
TTM February 2017	98.6%	89.9%	88.6%

(1)	Source: February 2017 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Holiday Inn Charleston Property:

Holiday Inn Charleston(1)

	2014	2015	2016	TTM 2/28/2017
Occupancy	79.8%	78.6%	78.3%	80.1%
ADR	$163.64	$172.66	$169.12	$168.18
RevPAR	$130.57	$135.70	$132.45	$134.76

(1)	As provided by the borrower and represents averages for the indicated periods.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

HOLIDAY INN CHARLESTON

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Holiday Inn Charleston Property:

Cash Flow Analysis(1)

	2014	2015	2016 (2)	TTM 2/28/2017	Underwritten	Underwritten $ per Room
Rooms Revenue	$5,718,812	$5,943,459	$5,817,281	$5,918,714	$5,902,542	$49,188
Food & Beverage Revenue	475,390	455,900	425,499	462,129	460,866	3,841
Other Operating Departments Revenue(3)	364,867	369,913	403,872	398,102	397,014	3,308
Total Revenue	$6,559,069	$6,769,272	$6,646,652	$6,778,944	$6,760,423	$56,337

Room Expense	$886,360	$815,022	$762,706	$778,818	$776,690	$6,472
Food & Beverage Expense	670,235	615,696	596,161	608,981	607,317	5,061
Other Operating Departments Expense	228,655	212,162	236,970	240,358	239,702	1,998
Total Departmental Expense	$1,785,250	$1,642,881	$1,595,837	$1,628,158	$1,623,709	$13,531
Total Undistributed Expense	1,983,043	2,052,375	2,050,214	2,049,658	2,043,917	17,033
Total Fixed Expense	310,499	333,513	353,731	356,853	335,795	2,798
Total Operating Expenses	$4,078,793	$4,028,769	$3,999,782	$4,034,669	$4,003,421	$33,362

Net Operating Income	$2,480,276	$2,740,504	$2,646,871	$2,744,275	$2,757,002	$22,975
FF&E	262,363	270,771	271,158	271,158	270,417	2,253
Net Cash Flow	$2,217,913	$2,469,733	$2,375,713	$2,473,118	$2,486,585	$20,722

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In 2016, performance at the property was disrupted by Hurricane Matthew which made landfall in October. The borrower sponsors estimates the hurricane disruption resulted in the loss of $80,000 of revenue.

(3)	Other Operating Departments Revenue includes revenue primarily from valet parking, meeting room, market sales, sundry services, baggage handling and dry cleaning.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsor, the depositor, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

—	On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of the European Union (the “Council”) has also published compromise proposals concerning the Securitization Regulation. On the December 8, 2016, The Economic and Monetary Affairs Committee of the European Parliament (“ECON”) agreed a number of compromise amendments to the Securitization Regulation (the “ECON Amendments”) which were adopted by the European Parliament on December 19, 2016. The current step in the legislative process is the trilogue discussions among the European Commission, the Council and representatives of the European Parliament which are taking place on a periodic basis, with sessions scheduled to be held until at least mid-June 2017. It is unclear at this time when the Securitization Regulation will become effective and which, if any, of the ECON Amendments will be included in the final regulation. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements, the European Commission’s proposal for the Securitization Regulation, and the ECON Amendments. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsor, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

“covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the sponsor or the retaining third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	The sponsor is the sole warranting party in respect of the mortgage loans sold by the sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the retained interest owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.
—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.
—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, the Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, the sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsor, Underwriters, the Master Servicer, the Special Servicers, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsor, the underwriters, the master servicer, the special servicers, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsor will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, the sponsor, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	In addition, GSMC, the sponsor, or its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) is expected to hold the retained interest as the retained interest owner, and GSMC is expected to be appointed as the initial risk retention consultation party by the retained interest owner. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected retained interest owner and the party expected to be designated to consult with the special servicer on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207677) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.